As filed with the Securities and Exchange Commission on July 1, 2022

1940 Act File No. 811- 22466

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 8	[X]

Agility Multi-Asset Income Fund
(Exact Name of Registrant as Specified in Charter)

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

(Address of Principal Executive Offices)

414-299-2000

(Registrant’s Telephone Number)

Ann Maurer

235 West Galena Street

Milwaukee, WI 53212

(Name and Address of Agent for Service)

Copy to:

Joshua B. Deringer, Esq.

Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

215-988-2700

Check each box that appropriately characterizes the Registrant:

[X]	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

[ ]	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

[ ]	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

[ ]	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

[ ]	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).

[ ]	Emerging Growth Company (as defined by Rule 12b-2 under the Securities and Exchange Act of 1934).

[ ]	If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

[ ]	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

DO NOT COPY OR CIRCULATE	COPY NO. _____

Agility Multi-Asset Income Fund

Private Placement Memorandum

Class A Shares and Class I Shares of Beneficial Ownership

(“Shares”)

Class A Shares are generally subject to a Placement Fee as described herein.

Class I Shares are not subject to a Placement Fee.

Effective July 1, 2022

THE SHARES of Agility MULTI-ASSET Income Fund (the “fund”) ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), IN RELIANCE ON THE PROVISIONS OF REGULATION D UNDER THE 1933 ACT. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND GENERALLY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM, AND AS PERMITTED IN THE Fund’S AMENDED AND RESTATED AGREEMENT AND declaration of trust (the “declaration of Trust”).

The Shares are speculative, illiquid, involve significant risk and are suitable only for a limited portion of a portfolio. investors could lose all or substantially all of their investment in the FUND. see “Risk factors” herein.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN SHAREs FOR AN INDEFINITE PERIOD OF TIME. To provide a limited degree of liquidity to holders of SHARES (“SHAREholders”), the Fund may from time to time offer to repurchase SHARES pursuant to written tenders by SHAREholders. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Fund’s Board of Trustees, in its sole discretion. However, SHAREholders do not have the right to require the Fund to REDEEM any or all of their SHARES in the Fund.

PROSPECTIVE INVESTORS IN THE Fund SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES of THE ACQUISITION, HOLDING AND DISPOSAL OF SHARES. IF YOU ARE IN DOUBT ABOUT THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM (“MEMORANDUM”), YOU SHOULD CONSULT YOUR ATTORNEY, ACCOUNTANT OR OTHER FINANCIAL aDVISER.

The fund is REGISTERED AS an INVESTMENT COMPANy UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF THE Fund AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. although SHARES are not registered under the 1933 act, THIS MEMORANDUM HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). HoWEVER, NONE OF THE SEC, ANY OTHER STATE OR FEDERAL GOVERNMENTAL AGENCY OR ANY NATIONAL SECURITIES EXCHANGE OR ANY GOVERNMENTAL AGENCY OR EXCHANGE OF ANY OTHER JURISDICTION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR THE MERITS OF AN INVESTMENT IN THE SHARES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENsE.

SHARES ARE SUITABLE ONLY FOR SOPHISTICATED INVESTORS FOR WHOM AN INVESTMENT IN the Fund DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM AND WHO FULLY UNDERSTAND AND ARE WILLING TO ASSUME THE RISKS INVOLVED IN the Fund’S INVESTMENT STRATEGY. The fund’s INVESTMENT PRACTICES, BY THEIR NATURE, MAY BE CONSIDERED TO INVOLVE A HIGH DEGREE OF RISK. IT IS POSSIBLE THAT A SHAREHOLDER MAY LOSE SOME OR ALL OF ITS INVESTMENT AND THAT the FUND MAY NOT ACHIEVE its INVESTMENT OBJECTIVES. SHORT-TERM PROSPECTIVE SHAREHOLDERS, PROSPECTIVE SHAREHOLDERS WITH IMMEDIATE LIQUIDITY NEEDS AND PROSPECTIVE SHAREHOLDERS WHO CANNOT BEAR THE LOSS OF SOME OR ALL OF THEIR INVESTMENT OR THE RISKS ASSOCIATED WITH THE LIMITED LIQUIDITY OF AN INVESTMENT IN the FUND SHOULD NOT INVEST IN the Fund. SEE “INVESTMENT PROGRAM OF THE FUND” AND “RISK FACTORS” FOR MORE INFORMATION.

THE CONTENTS OF THIS MEMORANDUM SHOULD NOT BE CONSIDERED LEGAL OR TAX ADVICE, AND PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL AND financial advisErs AS TO ALL MATTERS CONCERNING AN INVESTMENT IN SHARES. THE TERMS OF THIS MEMORANDUM ARE QUALIFIED IN THEIR ENTIRETY BY the Fund’S declaration of trust.

NO PERSON OTHER THAN perella weinberg partners capital management, LP (the “ADVISER” OR “AGILITY”) HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION, OR GIVE ANY INFORMATION, WITH RESPECT TO THE Fund, EXCEPT THE INFORMATION CONTAINED HEREIN AND IN OTHER DOCUMENTS DISTRIBUTED BY THE ADVISER AND ANY SUCH REPRESENTATIONS OR INFORMATION, IF GIVEN, MAY NOT BE RELIED UPON.

THIS MEMORANDUM, INCLUDING ALL EXHIBITS, IS CONFIDENTIAL AND MAY NOT BE DUPLICATED OR REPRODUCED IN ANY FASHION.

EACH PROSPECTIVE INVESTOR IS INVITED TO MEET WITH REPRESENTATIVES OF THE Fund OR the ADVISER TO DISCUSS WITH THEM, AND TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THEM, CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING OF SHARES, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT ANY OF THOSE PERSONS POSSESSES THAT INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE INFORMATION CONTAINED HEREIN.

THERE WILL BE NO PUBLIC OFFERING OF THE SHARES. NO OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SHARES IS BEING MADE IN ANY JURISDICTION IN WHICH THAT OFFER OR SOLICITATION WOULD BE UNLAWFUL.

i

INVESTMENT PROGRAM OF THE FUND	27
The Fund’s Investment Objectives and Principal Strategies	27
The Fund’s Investment Program	28
Fundamental Investment Policies	32
Leverage	33
RISK FACTORS	33
Principal Risks Relating to the Fund’s Structure	34
Principal Risks Relating to Investment Funds and Direct Investments	50
Limits of Risk Disclosures	71
MANAGEMENT	71
The Board of Trustees of the Fund	71
Trustees	72
Principal Officers who are not Trustees	73
Leadership Structure and the Board	74
Trustee Qualifications	75
Committees	75
Compensation	76
THE ADVISER	77
General	77
Adviser Manager Compensation	80
Adviser Manager Ownership	80
OUTSTANDING SECURITIES	81
FEES AND EXPENSES	81
The Advisory Agreement	81
Administrative, Accounting, Custody, Transfer Agent and Registrar Services	82
Investor Distribution and Servicing Fee	83
Investment Fund Fees	84
Other Expenses of the Fund	84
Expense Limitation Agreement	85
CONTROL PERSONS and Principal holders of securities	85
PRINCIPAL FUND HOLDERS	86
SUBSCRIPTIONS FOR SHARES	86
Subscription Terms	86
Shareholder Qualifications	87
Repurchases and Transfers of Shares	88

No Right of Redemption	88
Repurchases of Shares	88
Repurchase Procedures	89
Mandatory Repurchase by the Fund	90
Transfers of Shares	91
DISTRIBUTION POLICY	91
CALCULATION OF NET ASSET VALUE	93
VOTING	96
PARTICIPATION IN INVESTMENT OPPORTUNITIES	96
The Adviser	96
OTHER MATTERS	97
TAXES	98
Taxation of the Fund	98
Distributions to Shareholders	100
Gain from Repurchases and Transfers of Shares	101
Investments in Passive Foreign Investment Companies	102
Certain Withholding Taxes	103
Consequences of Failure to Satisfy RIC Requirements	103
State and Local Taxes	103
Information Reporting and Backup Withholding	104
Other Taxes	105
EMPLOYEE BENEFIT PLAN CONSIDERATIONS	105
PROXY VOTING	106
CODE OF ETHICS	107
BROKERAGE	108
The Fund	108
The Investment Funds	108
DISTRIBUTION ARRANGEMENTS	109
General	109
Purchase Terms	110
REGULATORY DISCLOSURE MATTERS	112
SUMMARY OF AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST	116
Liability; Indemnification	116
Amendment	116

Term, Dissolution and Liquidation	116
Reports to Shareholders	117
Fiscal Year	117
ACCOUNTANTS AND LEGAL COUNSEL	117
GENERAL INFORMATION	117
FINANCIAL STATEMENTS	117
APPENDIX A - FORM OF SUBSCRIPTION AGREEMENT	A-1
APPENDIX B - FORM OF SUBSCRIPTION AGREEMENT - WELLS FARGO CLIENTS ONLY	B-1
APPENDIX C - PRIVACY NOTICE	C-1

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MEMORANDUM SUMMARY

The following is only a summary of this private placement memorandum (the “Memorandum”) and does not contain all of the information that you should consider before investing in Agility Multi-Asset Income Fund (the “Fund”). You should review the more detailed information contained in this Memorandum.

The Fund

The Fund is a Delaware statutory trust that was formed on July 29, 2010 and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. Perella Weinberg Partners Capital Management, LP, a limited partnership organized under the laws of the State of Delaware, is the investment adviser to the Fund and provides the services described herein (the “Adviser” or “Agility”). Prior to July 1, 2019, the name of the Fund was GIA Agility Income Fund.

The Fund offers and sells two separate classes of shares of beneficial interest (the “Shares”) designated as Class A (“Class A Shares”) and Class I (“Class I Shares”) in larger minimum denominations (compared to open-end mutual funds) to investors eligible to invest in the Fund (“Eligible Investors”). All Shares issued prior to December 1, 2011 have been designated Class I Shares in terms of rights accorded and expenses borne.

Unlike many private investment funds, the Fund is able to offer Shares to Eligible Investors without limiting the number of investors who may participate in its investment program. Eligible Investors must be “accredited investors” as set forth in a subscription agreement (the “Subscription Agreement”) that must be completed by each prospective Shareholder. Class A Shares and Class I Shares are subject to different fees and expenses. Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent (defined below), may purchase Class I Shares. Eligible Investors who purchase Shares of the Fund and other persons who acquire Shares and are admitted to the Fund by the Fund’s Board of Trustees (the “Board”) will become shareholders of the Fund (“Shareholders”). The Board has overall responsibility for the management and supervision of the operations of the Fund.

The Fund’s Investment Program

Investment Objectives and Principal Strategies

The principal investment objective of the Fund is to seek positive investment returns over various market cycles, with a majority of such returns derived from income. The Fund also seeks, over time, to preserve the “real purchasing power” of an investment in the Fund through capital appreciation of the Fund’s investments in an amount that is equal to or exceeds the rate of inflation (as measured by the consumer price index).

The Fund intends to invest primarily in pooled investment vehicles, including, but not limited to, mutual funds, private investment funds structured as, without limitation, corporations (domestic or offshore) or partnerships and exchange traded products (collectively, “Investment Funds”). Exchange traded products may include exchange traded funds (“ETFs”) as well as commodity pools and other commodity-based vehicles that seek to track a commodity index or benchmark and are traded on an exchange. The Fund may also invest in exchange traded notes (“ETNs”). The number of Investment Funds will vary over time. Many factors will affect the performance of the Investment Funds. There is no assurance that the Fund will achieve its investment objectives.

Investment Funds will be managed by investment advisers or investment managers (collectively, “Investment Managers”) who are not expected to be affiliated with the Adviser. Investment Funds generally have their own investment objectives, strategies and restrictions, over which the Adviser is not expected to have any control or influence.

The Adviser intends to select Investment Funds with the expectation that a majority of such Investment Funds have an objective of generating income or invest broadly in securities and other investments that are expected to generate income. There is no assurance, however, that such Investment Funds will distribute income to the Fund regularly or at all.

Investment Funds may invest in developed and emerging economies, and certain Investment Funds may also invest in non-income generating assets and/or pursue non-income oriented strategies, sometimes referred to as “absolute return strategies.” “Absolute return strategies” generally are those that seek to provide a positive rate of return regardless of market direction and may include sub-strategies, including, but not limited to, global macro, long/short equity, event-driven, relative value, managed futures, and other arbitrage-oriented investment strategies. A material portion of the Investment Funds are private funds, which include funds that are not registered as investment companies under the 1940 Act, and whose shares are not registered under the 1933 Act.

The Fund may also invest its assets directly. Direct investments may include, among others, equity securities, other securities and other investments that are expected to generate income, as well as non-income oriented securities and investments. Further examples of income-oriented securities are provided below in “—Types of Investments.” The Fund may invest in swaps, options or other types of derivatives generally for investment, hedging, risk management or other purposes.

The Fund generally expects to invest in direct investments in order to efficiently gain exposure to an asset class, geographic region or index (or group of indices), to employ portfolio hedging strategies or techniques, for defensive purposes and to implement investment views. The Fund’s process for selecting direct investments may include, among others, an analysis of valuations and liquidity, the availability and attractiveness of direct investments relative to, and alongside, other investments (such as Investment Funds), the anticipated market environment, and the direct investment’s consistency with the Fund’s investment objective. Any decision to sell a direct investment may be based on the Fund’s ability to invest in Investment Funds in a timely and efficient manner and other desirable uses of the Fund’s assets, among other considerations. See “INVESTMENT PROGRAM OF THE FUND – The Fund’s Investment Objectives and Principal Strategies – Selection of Investment Funds.”

Under normal market circumstances, the Fund intends to invest at least 80% of its assets in investments that are expected to generate income. Such investments may include, among others, investments in Investment Funds that invest in fixed-income securities or income-oriented equity securities, direct investments in fixed-income securities or income-oriented equity securities, and other direct or indirect investments that are expected to generate income. Further examples of investments are provided below in “— Types of Investments.”

The Fund’s Investment Program

The investment objectives of the Fund are non-fundamental and may be changed by the Board upon sixty (60) days’ notice to Shareholders. Except as otherwise stated in this Memorandum, the investment policies and restrictions of the Fund also are not fundamental. The Fund’s fundamental investment policies are listed in “Investment Program of the Fund—Fundamental Investment Policies” below. The Fund’s investment objectives and principal investment strategies are discussed below.

The Adviser has been engaged by the Fund to formulate and implement the Fund’s investment program. The Adviser expects the Fund to invest in multiple different income-oriented investment strategies and asset classes. The Adviser may seek to manage the Fund’s expected risk and return profile through its selection of traditional and alternative investments that the Adviser expects to help the Fund achieve its investment objectives.

The Adviser selects and monitors the Investment Funds and direct investments in which the Fund invests. The Fund is expected to obtain most of its investment exposure through its investments in Investment Funds. Investment Funds are sometimes referred to as “externally managed,” because they are managed by Investment Managers that are external to and not affiliated with the Adviser. Direct investments of the Fund are sometimes referred to as “internally managed” because they are managed directly by the Adviser, but it is not expected that direct investments will be affiliated with the Adviser.

The Adviser intends for the Fund’s investment program to follow a flexible and opportunistic investment approach in which externally managed Investment Funds, internally managed direct investments (including investments for hedging purposes), and tactical capital allocations are combined with a risk-management and investment monitoring framework.

Externally Managed Investment Funds. The Adviser has developed and maintains a broad network of contacts with experienced Investment Managers and Investment Funds. The Adviser intends to leverage this network and its relationships along with its selection criteria to create the Fund’s portfolio of Investment Funds.

Internally Managed Direct Investments. The Adviser may use these types of investments for reasons including, but not limited to, a risk and return profile that the Adviser believes will help the Fund meet its investment objectives, an opportunity to access a particular investment opportunity, and access to and/or an efficient and cost-effective method for the Fund to capture the returns of a particular investment opportunity. The Adviser also may utilize various portfolio-hedging techniques (which may include the use of derivatives) in seeking to protect the Fund against potential market events such as, but not limited to, changes in interest rates, credit spreads or equity prices that could adversely affect the value of investments in the Fund and correspondingly its performance.

Tactical Capital Allocations. The Adviser is experienced in making tactical capital allocation and investment decisions. The Adviser seeks to employ a rigorous framework for making relative value judgments across the Fund’s investable universe with the goal of allocating to those areas that it believes offer the Fund the potential for attractive, risk-adjusted returns with an income focus. For example, the Fund’s asset allocation weightings may vary between fixed income, equity, and absolute return-oriented investments, as well as between the sub-strategies within those categories, across a market cycle. Similarly, the weighting between externally managed Investment Funds and internally managed direct investments may also vary. The Adviser’s objective in the allocation process is to identify and allocate capital to investments that are appropriate for the Fund and where the Adviser has a high level of conviction.

The Adviser allocates, and may reallocate, as it believes necessary and appropriate, the Fund’s assets among various externally managed and internally managed investments. The number of Investment Funds may increase or decrease and no assurance can be provided that the number of Investment Funds will remain at any particular level, or that the Fund will invest in any particular Investment Fund or direct investment or in any investment strategy. The Fund also has the ability to focus investments in particular Investment Funds or direct investments within a certain type of strategy. See “Types of Investments” below.

The Adviser seeks to develop an investment program for the Fund that will achieve the Fund’s investment objectives, but cannot guarantee that a successful investment program will be achieved or that the Fund’s investment objectives will be met. Investors are urged to consult with their financial professionals in connection with any investment in the Fund and to understand fully the risks associated with an investment in the Fund, including, but not limited to, those risks associated with the Fund’s investments in the Investment Funds.

See “Investment Program of the Fund” and “RISK FACTORS” for more information.

Direct Investments by the Fund and Investments of Investment Funds

Generally, the Fund and the Investment Funds may invest in, hold, sell and trade any investment instrument. Investments in which the Fund and Investment Funds may invest include, among others, stocks, bonds, bank loans, warrants, notes, debentures (whether subordinated, convertible, or otherwise), money market funds, commercial paper, certificates of deposit, and governmental obligations (or the obligations of any instrumentality thereof), whether offered publicly or pursuant to private placement. The Fund and Investment Funds also may invest in options, futures contracts, forward contracts, swaps, and other over-the-counter (“OTC”) derivatives of any kind. Investing in derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments and, in a down market, derivative instruments could become harder to value or sell at a fair price.

The Fund expects that certain of the Investment Funds in which it invests may engage in speculative investment practices extensively, such as using a high degree of leverage, short selling, trading regulated or unregulated commodities contracts, currency speculation, trading listed and OTC options, writing uncovered options, trading complex derivative instruments, participating in workouts and startups, trading distressed and illiquid investments, obtaining control positions, or trading foreign securities and taking concentrated positions, among others.

The Fund may invest all or any portion of its assets in fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or the Fund may hold its assets as cash. Such investments may be for temporary purposes, such as maintaining adequate liquidity for distributions in connection with Share repurchases by the Fund, or for any other purposes, including, but not limited to, defensive investments in times of market volatility.

The Fund may invest in Investment Funds that purchase and sell futures contracts and options on futures contracts or engage in swap transactions, or may purchase and sell such instruments and engage in such transactions directly. The Adviser currently relies on the no-action relief afforded by CFTC Staff Letter No. 12-38. Therefore, the Adviser will not be required to deliver a Commodity Futures Trading Commission (“CFTC”) disclosure document to Shareholders, nor will it be required to provide Shareholders certified annual reports that satisfy the requirements of CFTC regulations generally applicable to registered commodity pool operators (“CPOs”).  Although the Adviser is registered as a “commodity trading advisor” (“CTA”) with the CFTC, it will operate the Fund as if it were relying on the exemption from registration as a CTA pursuant to CFTC Rule 4.14(a)(8). As of the date of this Memorandum, there is no certainty that the Adviser or other parties will be able to rely on these exclusions and any other exemptions in the future. Additional CFTC regulation (or a choice to no longer use strategies that trigger additional regulation) may cause the Fund to change its investment strategies or to incur additional expenses.

Types of Investments

The following summaries describe certain types of income-oriented securities and other investments that the Fund and/or Investment Funds may make. The Fund may obtain exposure to these types of investments through Investment Funds or through direct investment. These summaries are intended solely as examples and should not be construed or understood to characterize or limit the types of investments in which the Fund and/or Investment Funds may invest, or the types of instruments that may be considered income-oriented. At any time, the Investment Funds in which the Fund invests or the direct investments of the Fund may include or exclude, or be focused in, any of these types of investments, or other investments, strategies or asset classes that are not described herein.

Treasury Securities. Treasury securities are government debt instruments issued by the United States Treasury to provide financing for government-related spending initiatives.

Agency and Non-Agency Securities. Agency securities are fixed-income securities issued by government sponsored entities such as the Government National Mortgage Association (“Ginnie Mae”), Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Federal Home Loan Bank and may carry with them various degrees of implicit or explicit guarantees from the U.S. federal government. Non-Agency securities are fixed-income securities that are not issued by government sponsored entities and may carry a higher level of risk than agency securities.

Corporate Debt Securities. Corporate fixed-income securities, or bonds, are debt instruments issued by corporations in order to fund their businesses. Coupons can be fixed or floating, or any combination thereof.

High Yield Debt Securities. High yield fixed-income securities are bonds issued by corporations that are below investment-grade. These debt instruments typically have higher default rates, making them riskier investments than investment grade securities. As a result of the increased level of risk, coupon rates on high yield issuances generally are higher, and at times significantly higher, than those of investment grade credits.

REIT Securities. Real estate investment trusts (“REITs”) are companies that own or operate income-producing real estate. In complying with certain tax rules, REITs generally distribute 90% of their taxable income to shareholders, making them an attractive income-producing option.

Utility Securities. Utility stocks, like other types of common equity, represent ownership interests in the underlying company. Typically, utility stocks have lower volatility and pay higher dividends than most other sectors due to the slower growth and income-producing characteristics of their underlying businesses.

Master Limited Partnerships. Master limited partnerships are companies that have a special tax designation which allows them to pass through their income, gains, losses, deductions and credits to their unit holders. They generally must invest in energy infrastructure, financial services or real estate and buy assets that are designed to produce income for their investors.

High Dividend Securities. High dividend equities can generally be defined as a subset of equities (excluding REITs) that typically pay higher dividends than the broader market.

Bank Loans. Bank loans generally are senior loans made to a variety of corporate borrowers by banks or other financial institutions. Many of these loans offer coupon payments that can vary in magnitude based on the fluctuations of a reference rate, such as the Secured Overnight Funding Rate (“SOFR”), and are made to relatively low credit quality borrowers. The risk of default in this asset class is typically higher than many other fixed-income investments. Direct investments in loans may be illiquid and holding a loan could expose the Fund to the risks of being a direct lender.

Emerging Market Debt. Emerging market debt refers to bond issuances from sovereign governments and corporations in emerging and developing countries. Typically, most emerging market debt is considered below investment grade due to the increased risks associated with the generally weaker governance of emerging market countries and the relatively high economic and political risks.

Preferred Stock and Convertible Securities. Preferred stock is generally an equity security that has priority over common equity securities but is subordinate to debt and pays a dividend that may or may not be cumulative but is generally senior to the rights of common equity holders to receive dividends. Convertible securities are generally debt securities or preferred stocks that may be converted into common stock. Convertible securities entitle the holder to receive interest that generally is paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. The market value of convertible securities tends to fall as interest rates rise and rise as interest rates fall.

Structured Credit. This category may include various pooled investment structures and securitizations, including, but not limited to, Collateralized Loan Obligations (“CLOs”), Collateralized Debt Obligations (“CDOs”), Residential Mortgage-Backed Securities (“RMBS”), and Commercial Mortgage-Backed Securities (“CMBS”). Such investments may be in the form of credit, which may be rated or unrated, and equity, and can be highly variable in terms of their risk profiles and expected liquidity.

•	Collateralized Loan Obligations. CLOs are debt instruments typically backed by a pool of loans. The risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the CLO in which the Fund and/or Investment Funds invest. Some CLOs have credit ratings, but are typically issued in various classes with various priorities. Normally, CLOs are privately offered and sold (that is, they are not registered under the securities laws) and may be characterized as illiquid securities.

•	Collateralized Debt Obligations. A CDO is a security backed by a pool of bonds, loans and other debt obligations. CDOs are not limited to investing in one type of debt and a CDO may own corporate bonds, commercial loans, asset-backed securities, RMBS, CMBS, and emerging market debt. A CDO’s securities are typically divided into several classes, or bond tranches, that have differing levels of investment grade or credit tolerances.

•	Residential Mortgage-Backed Securities. RMBS are fixed income instruments that may be secured by interests in a single residential mortgage loan or a pool of mortgage loans secured by residential property. The credit quality of any RMBS issue depends primarily on the credit quality of the underlying mortgage loans. The investment characteristics of RMBS differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying residential mortgage loans or other assets generally may be prepaid at any time.

•	Commercial Mortgage-Backed Securities. CMBS are fixed income instruments that are secured by mortgage loans on commercial real property. CMBS typically take the form of multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. They generally are structured to provide protection to investors in senior tranches against potential losses on the underlying mortgage loans.

The foregoing list is not intended to reflect the priority of the types of income-oriented investments the Fund and/or any Investment Fund may make. The investments of the Fund may focus on any one or several of these types of investments. The foregoing list is not intended to be a complete explanation of the potential investments or strategies that may be utilized by the Fund and/or any Investment Fund. The Fund and/or Investment Funds may employ a wide range of investment techniques, including but not limited to long and short transactions in investments, such as securities and commodities, including through derivative investments such as futures and forward contracts, options and swaps, among others. Not all of the Investment Funds will focus on income-generating investment or invest in income-oriented securities. In addition, the Investment Funds may not distribute income.

Selection of Investment Funds

The Adviser’s process for selecting Investment Funds and evaluating Investment Managers typically involves reviewing investment performance, processes and talent, performing reference checks, conducting operational due diligence (which may include onsite visits), and evaluating the terms and conditions of the proposed relationship. Valuation policies and methods are typically also reviewed for consistency with industry practices, and the Adviser seeks to track the timeliness of information reporting and investigates delays in such reporting. In certain circumstances the Adviser may engage outside legal counsel to review relevant Investment Fund legal documentation or engage third parties to conduct background checks on Investment Managers and/or their principals.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the investment objectives of the Fund will be achieved or that its investment program will be successful. In particular, use of leverage, short sales and derivative transactions, by Investment Funds or by the Fund in connection with direct investments, as well as limited diversification can, in certain circumstances, result in significant losses to the Fund. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors in the Fund could lose some or all of their investment.

See “Investment Program of the Fund” and “RISK FACTORS” for more information.

Borrowing and Use of Leverage

The Fund does not intend to borrow money for investment purposes. The Fund, however, is authorized to borrow money on a temporary basis (e.g., to meet repurchase requests or to facilitate reallocation of assets among the Investment Funds). Borrowing may also be used by the Fund for cash management purposes, such as to pay miscellaneous expenses as they arise. Borrowings by the Fund other than for temporary purposes are generally subject to a 300% asset coverage requirement under the 1940 Act; however, economic leverage obtained indirectly through certain types of derivative instruments, such as futures trading or short sales, may not be subject to a 300% asset coverage requirement but is subject under SEC staff positions to other asset coverage requirements. Certain Investment Funds may borrow money, trade securities or futures on margin or leverage their investments through various means and such Investment Funds may not be subject to the limits of the 1940 Act. See “Investment Program of the Fund — Leverage” for more information.

The Adviser

The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

The Adviser also serves, or may serve, as investment adviser or subadviser to private investment funds, other registered investment companies, and managed accounts, some of which utilize a multi-manager and/or multi-strategy investment approach. Although the Adviser is registered as a CTA, it will operate the Fund as if it were subject to the exemption from registration as CTA under CFTC Rule 4.14(a)(8). The Adviser currently relies on the no-action relief afforded by CFTC Staff Letter No. 12-38 with respect to the Fund. Therefore, the Adviser will not be required to deliver a CFTC disclosure document to Shareholders, nor will it be required to provide Shareholders certified annual reports that satisfy the requirements of CFTC regulations generally applicable to registered CPOs. As of the date of this Memorandum, there is no certainty that the Adviser or other parties will be able to rely on these exclusions and any other exemptions in the future. Additional CFTC regulation (or a choice to no longer use strategies that trigger additional regulation) may cause the Fund to change its investment strategies or to incur additional expenses.

Pursuant to an advisory agreement with the Adviser and the Fund, the Adviser is responsible for the selection and monitoring of Investment Funds as well as direct investments of the Fund, and for day-to-day management of the Fund’s investment activities and holdings. The Adviser also provides personnel, office space, office facilities, and reports to the Fund. These services are provided as part of the Management Fee (as defined below); provided, however, that reports furnished at the request of the Fund are paid for by the Fund. See “THE ADVISER” for more information.

Management Fee

Pursuant to the advisory agreement between the Fund and the Adviser, the Fund pays the Adviser each month a fee (“Management Fee”) equal to one-twelfth of 0.75% of the aggregate net asset value of outstanding Shares (borne by Class A and Class I Shares on a pro rata basis) determined as of the last Business Day of that month (before any repurchases of Shares). “Business Day” means a day on which banks are ordinarily open for normal banking business in New York or such other day or days as the Board may determine in its sole and absolute discretion.

Notwithstanding the foregoing, the Adviser has contractually agreed to waive a portion of its Management Fee to the extent necessary to limit the total annualized expenses of each Class of Shares of the Fund to 2.00% annually of the Fund’s average net assets attributable to such Class of Shares, including the Management Fee. This contractual fee waiver remains in effect through June 30, 2023. During the periods covered by the contractual fee waiver, the fee waiver arrangement set forth above for the Fund may only be modified by a majority vote of the trustees of the Fund who are not “interested persons” (as defined under the 1940 Act). See “FEES AND EXPENSES” for more information.

Investment Fund Fees

The Fund also indirectly bears fees and expenses as an investor in Investment Funds, which includes a management fee and, with respect to certain Investment Funds, incentive compensation to the Investment Manager equal to a percentage of the appreciation of the applicable Investment Fund as of the end of each performance period for which such incentive compensation is determined.

Each Investment Fund will also incur transactional expenses, including brokerage costs and margin interest costs, and fees and expenses of service providers, such as a custodian and administrator. Because the fees and expenses of Investment Funds reduce the net return to the Fund, a Shareholder indirectly bears these expenses and fees. Such indirect fees and expenses are borne by the Fund and are allocated to Class A and Class I Shares on a pro rata basis. See “FEES AND EXPENSES” for more information.

Investor Distribution and Servicing Fee

Under the terms of the wholesaling and placement agent agreement between the Fund and UMB Distribution Services, LLC (the “Placement Agent”) (the “Wholesaling and Placement Agent Agreement”), the Placement Agent is authorized to retain brokers, dealers and certain financial advisors for distribution services and to provide ongoing investor services and account maintenance services to Shareholders purchasing Shares that are their customers (“Investor Service Providers”). These services include, but are not limited to, handling Shareholder inquiries regarding the Fund (e.g. responding to questions concerning investments in the Fund, Capital Account balances, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between Shareholders and the Fund; assisting in the establishment and maintenance of Shareholder accounts with the Fund; assisting in the maintenance of Fund records containing Shareholder information; and providing such other information and Shareholder liaison services as the Fund or the Placement Agent may reasonably request.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly (the “Investor Distribution and Servicing Fee”). The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis, and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares. The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, which may include affiliates of the Adviser. Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Shareholders that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months. Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Shares.

Class I Shares are not subject to the Investor Distribution and Servicing Fee.

In addition, the Placement Agent (or one of its affiliates) may, from its own resources, make payments to brokers, dealers and Investor Service Providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services with respect to Shares. See “FEES AND EXPENSES – Investor Distribution and Servicing Fee.”

Administrator

UMB Fund Services, Inc. (“Administrator”) serves as the administrator for the Fund. The Administrator performs certain administration, accounting and investor services for the Fund. In consideration for these services, the Fund pays the Administrator a fee (the “Administration Fee”), which is based on a minimum monthly fee and a percentage of the net assets of the Fund, plus transaction charges for certain transactions and reimbursement for certain of its out-of-pocket expenses.

Custodian

UMB Bank, N.A. (“Custodian”) serves as the custodian for the Fund. Pursuant to a custodian agreement, in consideration for these services, the Fund pays the Custodian a fee (the “Custodian Fee”), which is based on the month-end net asset value of the Fund, subject to a minimum fee. The Custodian maintains custody of the Fund’s assets and is paid a fee for such services. The Custodian also charges for transaction-related costs and is entitled to reimbursement of certain expenses.

Other Expenses

In addition to the foregoing, the Fund will be responsible for its investment and operating expenses (including expenses incurred by the Adviser related to third-party research and due diligence of Investment Funds and their Investment Managers), accounting and other professional fees and expenses, legal expenses, extraordinary expenses, federal, state and local taxes payable by the Fund in connection with its business, overhead expenses and other expenses, including, without limitation, the Administration Fee and Custodian Fee. See “Fees and Expenses” for more information.

Expense Limitation Agreement

The Fund has entered into an expense limitation agreement that limits the Fund's annualized ordinary fund-wide operating expenses to 2.00% through June 30, 2023 (the “Expense Limitation Agreement”) and which may or may not be renewed annually thereafter. Class I Shares have no class-specific expenses. Shareholders holding Class A Shares will pay (in addition to up to 2.00% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 2.75%. Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments, other extraordinary expenses not incurred in the ordinary course of the Fund's business, and the Investor Distribution and Servicing Fee charged to Class A Shareholders. Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee and the Fund's start-up, offering and organizational expenses. In addition, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its management fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses (exclusive of the Investor Distribution and Servicing Fee charged to Class A Shareholders) fall below the annualized rate of 2.00% per year. The Fund, however, is not obligated to pay any such amount more than three years after the Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above.

Investor Eligibility

Each investor in the Fund must certify that the Shares subscribed for are being acquired for the account of an Eligible Investor. To be an Eligible Investor, an investor must, among other things, be an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). After initial purchase, existing Shareholders subscribing for additional Shares in the Fund will be required to verify their status as Eligible Investors (including, as applicable, the qualifications to invest in Class I Shares) at the time of the additional subscription.

Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent, may purchase Class I Shares.

The qualifications required to invest in the Fund (including, as applicable, the qualifications to invest in Class I Shares) appear in a Subscription Agreement that must be completed by each prospective Shareholder. The Subscription Agreement is attached to this Memorandum. See “Subscriptions for SHAREs — Shareholder Qualifications.”

Shareholder Suitability

An investment in the Fund involves substantial risks. It is possible that a Shareholder may lose some or all of the Shareholder’s investment. Before making an investment decision, a prospective Shareholder and/or a prospective Shareholder’s adviser must (i) consider the suitability of this investment with respect to the prospective Shareholder’s personal investment objectives and individual situation and (ii) consider factors, such as the prospective Shareholder’s personal net worth, income, age, risk tolerance and liquidity needs. See “Risk Factors” for more information.

Short-term prospective Shareholders, prospective Shareholders with immediate liquidity needs and prospective Shareholders who cannot bear the loss of some or all of their investment or the risks associated with the limited liquidity of an investment in the Fund should not invest in the Fund.

ERISA Plans and Other Tax-Exempt Shareholders

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an “IRA”), and 401(k) and Keogh Plans (collectively, “ERISA Plans”) may purchase Shares. Because the Fund is an investment company registered under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of an ERISA Plan investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund. See “EMPLOYEE BENEFIT PLAN CONSIDERATIONS.”

The Offering

The Placement Agent serves as the placement agent and wholesaling agent for the Fund. The Placement Agent may appoint other broker dealers as sub-placement agents. The Placement Agent also acts primarily as a “wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of Shares. The sub-placement agents or other Investor Service Providers that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Shareholder accounts. Such a fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense. Shareholders should direct any questions regarding any such fees to the relevant intermediary. The Fund in the future may engage additional placement agents.

The Adviser or its affiliates also may pay from their own resources (including from fees attributable to the Fund) compensation to the Placement Agent, to other of their affiliates, and to broker-dealers and other Investor Service Providers, in connection with subscriptions for and/or placement of Shares or servicing of Shareholders. Investor Service Providers and their personnel (who themselves may receive all or a substantial part of the relevant payments) may receive greater compensation in connection with subscriptions for Shares than they would have received in connection with subscriptions for shares of other investment funds. Prospective investors should be aware that these payments could create incentives on the part of an Intermediary to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller such payments. Such payments may be different for different Investor Service Providers. A prospective investor with questions regarding these arrangements may obtain additional detail by contacting the relevant Intermediary directly. See “DISTRIBUTION ARRANGEMENTS.”

The Fund offers Shares through the Placement Agent, and through sub-placement agents that have entered into selling agreements with the Placement Agent. See “DISTRIBUTION ARRANGEMENTS.”

The Fund is offered in two classes of Shares. Subscriptions for Class A or Class I Shares may be submitted to, and are received by, the Fund throughout any given month, but are accepted at the same time once per month. All subscriptions accepted by the Fund are accepted at the end of the month, and the net asset value of Class A and Class I Shares is determined as of the close of business on the last calendar day of that month. Subscriptions accepted by the Fund become effective as of the opening of business on the first calendar day of the month (each such day, a “Subscription Date”) based on the previous month-end net asset value of the relevant class of Shares. It is expected that the net asset value of Class A and Class I Shares will vary over time as a result of the differing fees and expenses applicable to different classes.

The minimum initial investment in the Fund is $25,000. The minimum additional investment is $1,000. The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Shares.

Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Share Placement Fee”). The Class A Share Placement Fee may be subject to certain waivers. Please see “Distribution Arrangements — Purchase Terms” for further information regarding these waivers. To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

In determining the applicable Class A Share Placement Fee at the time of investment in Class A Shares, the amount of a Shareholder’s investment in Class A Shares (whether initial or additional) will be aggregated with the value of investments in Class A Shares held by the Shareholder’s “Immediate Family Members” (as defined in the Subscription Agreement). The Shareholder must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments. See “Distribution Arrangements.”

The Class A Share Placement Fee is paid by a Shareholder directly to the applicable Investor Service Providers, acting as sub-placement agents (which may include affiliates of the Adviser), and is not an expense of the Fund.

In addition, the Placement Agent (or one of its affiliates) may pay from its own resources additional compensation, either at the time of sale or on an ongoing basis, to brokers, dealers and other Investor Service Providers in respect of Shares sold by such entities.

No placement fee is charged on purchases of Class I Shares.

In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days prior to the Subscription Date that is described in the applicable Subscription Agreement. Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date. Subscription proceeds must be delivered by wire. The Fund will not accept checks.

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction, nor is any such registration contemplated.

See “Subscriptions for SHAREs — Subscription Terms” and “Distribution Arrangements” for more information.

Closed-End Fund Structure: Limited Liquidity and Transfer Restrictions

The Fund has been organized as a non-diversified closed-end management investment company. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that closed-end fund shareholders do not have the right to redeem their shares. In order to meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its assets in illiquid securities. However, certain Investment Fund investments, including private Investment Funds (which may comprise a material portion of the Fund’s assets) are generally illiquid. For this reason, the Fund is organized as a closed-end fund. See “Risk Factors” for more information.

The Fund will not list the Shares on any securities exchange, and it is not expected that any secondary market will develop for the Shares. In addition, Shares are subject to significant transfer restrictions. Shareholders should not expect that they will be able to transfer Shares. Because the Fund is a closed-end fund, Shareholders will have no right to require the Fund to redeem their Shares. As described below, however, in order to provide a limited degree of liquidity, the Fund will consider whether to conduct quarterly repurchase offers for outstanding Shares. An investment in the Fund is suitable only for Shareholders who can bear the risks associated with the limited liquidity of the Shares. Purchases of Shares should be viewed as long-term investments. See “Risk Factors — Principal Risk Factors Relating to the Fund’s Structure — Limited Liquidity” and “Risk Factors — Principal Risk Factors Relating to the Investment Funds — Illiquid Investments” and “— Restricted Securities” for more information.

Tender Offers and Other Repurchases of Shares by the Fund

Because the Fund is a closed-end fund, and Shareholders do not have the right to require the Fund to redeem Shares, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders, in order to provide a limited degree of liquidity to Shareholders. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion. In determining whether the Fund should offer to repurchase Shares, the Board will consider a variety of operational, business and economic factors. The Adviser expects to ordinarily recommend that the Board authorize the Fund to offer to repurchase Shares from Shareholders quarterly with March 31, June 30, September 30 and December 31 valuation dates (or, if any such date is not a Business Day, on the last Business Day of such calendar quarter). See “Repurchases and Transfers of shares” for more information.

If the interval between the date of purchase of Shares and the valuation date with respect to the repurchase of such Shares is less than one year then such repurchase will be subject to a 2% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase those shares held the longest first.

In order to finance the repurchase of Shares pursuant to the tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds. The Fund may effect withdrawals from certain Investment Funds only at certain specified times. The Fund may not be able to withdraw from certain Investment Funds promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund’s investment return.

There are no assurances that the Fund Board will, in fact, decide to undertake any such repurchase offer. The Fund will make any repurchase offers to all of its Shareholders on the same terms in accordance with applicable legal requirements. Subject to the Fund’s investment restriction with respect to borrowings, the Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

If a repurchase offer is oversubscribed by Shareholders who tender Shares for repurchase and the Board does not increase the offer, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder.

The Fund has the right to repurchase Shares of Shareholders if the Board determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events specified in the Declaration of Trust, including, but not limited to, Shareholders’ attempted transfers in violation of the transfer restrictions described above. See “Repurchases and Transfers of shares — No Right of Redemption” and “— Repurchases of Shares” for more information.

The Investment Funds may be permitted to distribute securities in-kind to investors making redemptions or withdrawals of capital. The Fund therefore may receive securities that are illiquid or difficult to value, which may cause the Fund to incur certain expenses or losses in connection with the valuation or disposition of such securities. In such circumstances, the Adviser will determine whether to attempt to liquidate the security, hold it in the Fund’s portfolio or distribute it to investors in the Fund in connection with a Share repurchase by the Fund.

Taxation

The Fund has elected to be treated, and expects each year to qualify, as a “regulated investment company” (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). For each taxable year that the Fund so qualifies, the Fund will not be subject to federal income tax on that part of its taxable income that it distributes to Shareholders. Taxable income consists generally of net investment income and net capital gains.

The Fund distributes substantially all of its net investment income and net capital gains to Shareholders. Dividends paid from net investment income and net short-term capital gain generally are taxable as ordinary income to the Shareholders, but capital gain distributions paid by the Fund are taxable to Shareholders as long-term capital gain. Shareholders not subject to tax on their income are not required to pay tax on amounts distributed to them. The Fund will inform Shareholders of the amount and character of the distributions to Shareholders. See “DISTRIBUTION POLICY.”

Subchapter M of the Code imposes strict requirements for the diversification of a RIC’s investments, the nature of a RIC’s income and a RIC’s distribution and timely reporting of its income and gains. In order to satisfy these requirements, the Fund generally invests its assets in a diversified portfolio of private Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as passive foreign investment companies (“PFICs”), but the Fund may also invest in private Investment Funds organized within the United States that are treated as partnerships for U.S. tax purposes. The Fund may also invest in Investment Funds that are themselves RICs and in direct investments that satisfy RIC diversification and income requirements. See “TAXES.”

Distribution Policy

The Fund intends to pay distributions on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund intends generally to make quarterly distributions to Shareholders sourced from the Fund's amount available for distribution, but all quarterly distributions will be subject to income being available, to the discretion of the Adviser and to applicable SEC limitations on the number and amount of permitted capital gain distributions each year. “Amount available for distribution” will consist of the Fund's dividend income, and net realized and unrealized gains on investments, after accounting for Fund expenses. The Fund's annual distributions may differ from annual net investment income. The investment income of the Fund will consist of all dividend income accrued on portfolio investments, mark-to-market income on shares of non-U.S. investment funds, short-term capital gain (including gains on certain swap transactions and gains on the sale of portfolio investments held for one year or less) in excess of long-term capital loss and income from certain hedging transactions, less all expenses of the Fund. Expenses of the Fund will be accrued monthly.

All distributions will be paid to Shareholders and automatically reinvested pursuant to the Fund’s Dividend Reinvestment Plan (“DRP”), unless a Shareholder has elected not to participate in the DRP. Election not to participate in the DRP, and to have all income dividends and/or capital gain distributions, if any, paid directly to the Shareholder rather than having such dividend or distribution reinvested in the Fund, must be made by indicating such election in the Subscription Agreement or by notifying the Shareholder’s Intermediary (who should be directed to inform the Fund). Distribution payments will vary in amount, depending on amounts available for distribution and expenses of operation. It is anticipated that most gains or appreciation in the Fund’s investments would generally be taxed as ordinary income or short-term capital gain. Such amounts will generally be distributed at least annually and such distributions would be taxed as ordinary income dividends to Shareholders that are subject to U.S. tax. The net asset value of each Share (or portion thereof) that a Shareholder owns will be reduced by the amount of the distributions or dividends that a Shareholder actually or constructively receives in respect of that Share (or portion thereof).

To the extent that the Fund's net investment income for any year exceeds the total quarterly distributions paid during the year, the Fund will make a special distribution at or near year-end of such excess amount as may be required. Over time, all of the Fund's investment company taxable income will be distributed. At least annually, the Fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year's net capital gain and pay federal income tax on the retained gain. As provided under U.S. federal tax law, Shareholders of record as of the end of the Fund's taxable year will include their attributable shares of the retained gain in their income for the year as a long-term capital gain and will be entitled to a tax credit or refund for the tax paid on their behalf by the Fund. The Fund may treat the cash value of tax credit and amounts refunded in connection with retained capital gains as a substitute for equivalent cash distributions.

If for any calendar year the total distributions made exceed the Fund's net investment taxable income and net capital gains, the excess generally will be treated as a tax-free return of capital to each Shareholder (up to the amount of the Shareholder's basis in his or her Shares) and thereafter as gain from the sale of Shares. The amount treated as a tax-free return of capital will reduce the Shareholder's adjusted basis in his or her Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Shares. Distributions in any year may include a substantial return of capital component. Under the 1940 Act, for any distribution that includes amounts from sources other than net income, the Fund is required to provide Shareholders a written statement regarding the components of such distribution. Such a statement will be provided at the time of any distribution if the Fund or the service provider engaged to prepare and deliver such statement reasonably believes it to include any such amounts.

Provision of Tax and Other Information to Shareholders

The Fund furnishes to Shareholders as soon as practicable after the end of each calendar year, information on IRS Form 1099 as is required under the Code and regulations to assist the Shareholders in preparing their tax returns. The Fund prepares, and transmits to Shareholders, an unaudited semi-annual and an audited annual report no later than 60 days after the close of the period for which the report is being issued, or as otherwise required by the 1940 Act. Shareholders may also be sent additional reports regarding the Fund’s operations, at the discretion of the Adviser.

Fiscal Year

The fiscal and taxable year of the Fund will end on September 30.

Risk Factors

The purchase of Shares is a speculative investment, entails significant risk and should not be considered a complete investment program. An investment in the Fund provides for only limited liquidity, if any, and is suitable only for persons who can afford to lose the entire amount of their investment. There can be no assurance that the investment strategy employed by the Adviser or the Investment Funds will be successful.

The following is a brief summary of risk factors associated with an investment in the Fund and is not intended to be complete. Different risks may be more significant at different times, depending on market conditions.  For more information, see “Risk Factors.”

Limited Liquidity. The Fund is a closed-end management investment company designed primarily for long-term investment and is not intended to be a trading vehicle. Shares are not readily marketable, and Shareholders must be prepared to hold Shares for an indefinite period of time. Because the Fund is a closed-end management investment company, Shareholders will have no right to require the Fund to redeem their Shares.

Investment Strategies. The success of the Fund depends on the Adviser’s ability to select and allocate among individual investment strategies, Investment Funds and other direct investments, and the ability of each Investment Manager and the Adviser to select investments, interpret market data correctly, predict future market movements and otherwise implement its investment strategy.

Structured Products Risk. The Fund and/or Investment Funds may invest in CLOs, CDOs, and other asset-backed securities and debt securitizations (“Structured Products”). The risks of an investment in a Structured Product depend largely on the type of the collateral securities and the class of the Structured Product. Structured Products are typically privately offered and sold and thus are not registered under the securities laws, which means less information about such securities may be available as compared to publicly offered securities, and only certain institutions may buy and sell them. As a result, investments in Structured Products may be characterized as illiquid securities. An active dealer market may exist for Structured Products that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund and/or Investment Funds to sell such securities. In addition to the typical risks associated with fixed-income securities, Structured Products carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Fund and/or Investment Funds may invest in tranches of Structured Products that are subordinate to other tranches, diminishing the likelihood of payment; and (iv) the structure and complexity of the Structured Product and related legal documents could lead to disputes among investors regarding the characterization of proceeds.

Private Investment Funds Risk. The Fund may invest in private Investment Funds that are not registered as investment companies under the 1940 Act. As a result, the Fund, as an investor in such private Investment Funds, would not have the benefit of certain protections afforded to investors in registered investment companies. The Fund may not have the same amount of information about the identity, value, or performance of private Investment Funds’ investments as such private Investment Funds’ Investment Managers. Investments in a private Investment Fund are generally illiquid and may not be transferred without the consent of the private Investment Fund. The Fund may be unable to liquidate its investment in a private Investment Fund when desired (and may incur losses as a result), or may be required to sell such investment regardless of whether it desires to do so. Upon its withdrawal of all or a portion of its interest in a private Investment Fund, the Fund may receive securities that are illiquid or difficult to value. The fees paid by private Investment Funds to their Investment Managers are often higher than those paid by registered funds and generally include a percentage of gains. The Fund will bear its proportionate share of the management fees and other expenses that are charged by a private Investment Fund in addition to the management fees and other expenses paid by the Fund.

Lack of Control Over Private Investment Funds and Other Portfolio Investments. Once the Fund has invested in a private Investment Fund or other similar investment vehicle, the Adviser generally will have no control over the investment decisions made by such Investment Fund. The Adviser may be constrained by the withdrawal limitations imposed by private Investment Funds, which may restrict the Fund’s ability to terminate investments in private Investment Funds that are performing poorly or have otherwise had adverse changes. The Adviser will be dependent on information provided by the private Investment Funds, including quarterly unaudited financial statements, which if inaccurate, could adversely affect the Adviser’s ability to manage the Fund’s investment portfolio in accordance with its investment objectives and/or the Fund’s ability to calculate its net asset value accurately. By investing in the Fund, a Shareholder will not be deemed to be an investor in any Investment Fund and will not have the ability to exercise any rights attributable to an investor in any such Investment Fund related to their investment.

Tax Risks. Special tax risks are associated with an investment in the Fund. The Fund intends to qualify and has elected to be treated as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, diversification and 90% gross income requirements, and a requirement that it distribute at least 90% of its income and net short term gains in the form of deductible dividends.

Each of the aforementioned ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Fund obtain information from or about the private Investment Funds in which the Fund is invested. However, private Investment Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund's income and the diversification of its assets, and otherwise to comply with Subchapter M of the Code. Ultimately this may limit the private Investment Funds in which the Fund can invest. The Fund expects to receive information from each private Investment Fund regarding its investment performance on a regular basis.

Private Investment Funds and other entities classified as partnerships for U.S. federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the 90% gross income test. In order to meet the 90% gross income test, the Fund may structure its investments in a manner that potentially increases the taxes imposed thereon or in respect thereof. Because the Fund may not have timely or complete information concerning the amount or sources of a private Investment Fund's income until such income has been earned by the private Investment Fund or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the 90% gross income test.

In the event that the Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the asset diversification tests or by disposing of non-diversified assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the asset diversification test, including by disposing of non-diversified assets within six months, there may be constraints on the Fund's ability to dispose of its interest in a private Investment Fund that limit utilization of this cure period.

If the Fund were to fail to satisfy the asset diversification or other RIC requirements, absent a cure, it would lose its status as a RIC under the Code. Such loss of RIC status could affect the amount, timing and character of the Fund's distributions and would cause all of the Fund's taxable income to be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to shareholders. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund's current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a significant adverse effect on the value of the Shares.

The Fund must distribute at least 90% of its investment company taxable income, in a manner qualifying for the dividends paid deduction, to qualify as a RIC, and must distribute substantially all its income in order to avoid a Fund-level tax. In addition, if the Fund were to fail to distribute in a calendar year a sufficient amount of its income for such year, it would be subject to an excise tax. The determination of the amount of distributions sufficient to qualify as a RIC and avoid a Fund-level income or excise tax may depend on income and gain information that must be obtained from private Investment Funds. The Fund's investment in private Investment Funds may make it difficult to estimate the Fund's income and gains in a timely fashion, which may increase the likelihood that the Fund will be liable for the excise tax with respect to certain undistributed amounts.

Changes in Investment Strategies. The allocation of the Fund to any particular investment strategy may be increased, decreased or otherwise revised at any time, without the consent of or notice to the Shareholders. Any such decision to engage in a new activity or alter the Fund’s existing investment strategies could result in the exposure of the Fund’s capital to additional risks that may be substantial.

Conflicts of Interest. The Adviser will not invest its own assets in the Fund or in the Investment Funds; however, certain affiliates, partners, employees and investment management clients of the Adviser, and employees and clients of its affiliates may invest in the Fund and/or such Investment Funds. A private investment vehicle sponsored by the Adviser or its affiliates may invest in the Fund from time to time.

The Adviser and the Investment Managers may render advisory services to a number of persons, including pooled investment vehicles and separately managed accounts, which may have varying investment objectives and different investment portfolios. The Adviser’s or an Investment Manager’s activities on behalf of its other clients may from time to time disadvantage the Fund or an Investment Fund in which the Fund has invested. For example, the market may be unable to fully absorb orders for the purchase or sale of particular investments placed by the Adviser or an Investment Manager for its client (the Fund or Investment Fund, as the case may be) and other clients at prices and in quantities that would be obtainable if the same were being placed only by the Fund or Investment Fund.

Pay-to-Play Laws, Regulations and Policies. A number of states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates. If the Adviser or any of its employees or affiliates or any service provider acting on their behalf, fails to comply with such laws, regulations or policies such noncompliance could have an adverse effect on the Fund.

Pandemic Risk. Disease outbreaks that affect local economies or the global economy may materially and adversely impact the Fund, its Investment Funds and/or their respective operations. For example, uncertainties regarding the novel coronavirus (“COVID-19”) outbreak have resulted in serious economic disruptions globally. These disruptions may lead to instability in the marketplace, including stock market losses and overall volatility, as has occurred in connection with the COVID-19 pandemic. In the event of a pandemic or an outbreak, there can be no assurance that the Adviser, the Fund’s other service providers and/or Investment Managers will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons.

Russia/Ukraine Risk. In February 2022, Russia commenced a military attack on Ukraine. The outbreak of hostilities between the two countries and the threat of wider-spread hostilities could have a severe adverse effect on the region and global economies, including significant negative impacts on the markets for certain securities and commodities, such as oil and natural gas. In addition, sanctions imposed on Russia by the United States and other countries, and any sanctions imposed in the future, could have a significant adverse impact on the Russian economy and related markets. The price and liquidity of investments may fluctuate widely as a result of the conflict and related events. How long the armed conflict and related events will last cannot be predicted. These tensions and any related events could have a significant impact on Fund performance and the value of Fund investments.

Cyber-Security and Operational Risk. Cybersecurity breaches may allow an unauthorized party to gain access to Fund or Investment Fund assets, customer data, or proprietary information, or cause the Fund, an Investment Fund and/or their respective service providers to suffer data corruption or lose operational functionality. Additionally, a cybersecurity breach could result in a failure to maintain investor’s confidential information and could result in the theft of financial assets and may negatively impact the Fund’s performance. Operational risk may arise from human error, error by third parties, or communication errors, or technology failures, among other causes.

Investment Risks in General. The Fund will engage in highly speculative investment strategies. The prices of securities and derivative instruments in which some of the Investment Funds will invest, or in which the Fund may invest directly, may be volatile.

General Economic and Market Events Risk. Events in the U.S. and global financial markets including actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth, may at times result in unusually high market volatility which could negatively impact performance. This reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices. Reduced liquidity in credit and fixed-income markets may adversely affect issuers worldwide. These events and the possible resulting market volatility may have an adverse effect on the Fund or the Investment Funds. Increases in the level of short-term interest rates could cause fixed-income markets to experience continuing high volatility, which could negatively impact the Fund’s performance. Banks and financial services companies could suffer losses if interest rates were to rise or economic conditions deteriorate.

Borrowing and Use of Leverage. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by an Investment Fund. Although the Fund does not expect to borrow money for investment purposes, the Fund may experience the effects of leverage indirectly through the use of leverage by the Investment Funds in which it invests. In addition, the Fund may from time to time make investments in derivative or other instruments, such as futures contracts or swaps, that provide a form of economic leverage. Any such direct investments will only be made in accordance with the requirements of the 1940 Act and the SEC and its staff relating to “senior securities” (including certain asset coverage requirements).

Layering of Fees. The Fund’s fees and expenses, including the Management Fee, will result in greater expense than would be associated with direct investments in the Investment Funds. The Fund will pay for its own direct expenses and management costs, as well as its pro rata share of the expenses and management costs directly and indirectly incurred by the Investment Funds in which it invests.

Limited or No Operating History of Investment Funds. Certain of the Investment Funds in which the Fund invests may have limited or no operating histories. Any past investment performance of strategies or products managed by an Investment Manager may not be indicative of the future results that an Investment Fund managed by such Investment Manager may achieve.

Investments in Other Funds. The Fund has no control of, and will not seek to influence, the trading policies or strategies, brokerage arrangements, or operations of the Investment Funds in which it will invest.

Inability to Vote; Waiver of Voting Rights. Pursuant to Board approval, to the extent the Fund purchases non-voting interests of, or contractually foregoes the right to vote its interests in, an Investment Fund, it will not be able to vote on matters that require the approval of the investors of the Investment Fund, including matters that could adversely affect the Fund’s investment in such Investment Fund. In addition, whenever the Fund is requested to vote on matters pertaining to an Investment Fund that is a registered investment company, the Fund will vote the shares held by it in the same proportion as the vote of all other holders of interests in such Investment Fund.

1940 Act Restrictions. The 1940 Act imposes certain restrictions on the ability of the Fund to invest in Investment Funds. In order to invest in private Investment Funds, which are not registered as investment companies under the 1940 Act, the Fund generally must be a “qualified purchaser” as defined in the 1940 Act, which requires the Fund to have at least $25 million in net investment assets. In addition, although the Fund may rely on an exemptive rule, the 1940 Act generally prohibits the Fund from acquiring in excess of 3% of the voting shares of Investment Funds that are registered investment companies, including mutual funds and ETFs. Registered Investment Funds in which the Fund may invest are in turn subject to extensive regulation and restrictions under the 1940 Act.

Ability to Focus on Certain Investment Strategies. The Fund has the ability to focus investment at times in Investment Funds that invest in or utilize a certain strategy or asset class or in direct investments in a certain strategy or asset class (see “INVESTMENT PROGRAM OF THE FUND—Types of Investments”) which may create the risk that the Fund could change in value suddenly based on potential exposure of a significant amount of assets to such Investment Fund(s), strategies or asset classes.

Allocation Among Investments. The Fund’s success will depend on the selection of Investment Funds, as well as direct investments that the Fund may make. The performance of the Fund may be affected by the ability of the Fund to add new Investment Funds and the acquisition or disposition of investments at appropriate times.

Tax Risks. The Fund intends to qualify as a RIC under federal income tax law. If the Fund so qualifies and distributes each year to its Shareholders at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, the Fund will not be required to pay federal income taxes on any income it distributes to Shareholders. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Shareholders as ordinary income. However, such distributions will be eligible (i) to be treated as qualified dividend income, which is subject to tax at reduced rates in the case of Shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate Shareholders. In addition, in order to re-qualify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions. See “TAXES” for more information.

Changes in United States Law. Changes in the state and federal laws applicable to the Fund, Adviser or the Investment Managers, Investment Funds and other securities or instruments in which the Fund may invest, may negatively affect the Fund’s returns to Shareholders. The Fund may need to modify its investment strategies in the future in order to satisfy new regulatory requirements or to compete in a changed business environment.

Legal and Regulatory Risks. Legal and regulatory changes may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Fund has undergone substantial change and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law in July 2010. The Dodd-Frank Act requires certain over-the-counter derivatives to be executed on a regulated market and cleared through a central counterparty resulting in increased margin requirements and costs for the Fund. Additional derivatives are expected to be required to be cleared in the future. Further, the CFTC has rescinded certain exemptions from registration requirements under the U.S. Commodity Exchange Act (the “CEA”) that have been previously available to investment advisers registered under the Advisers Act. In the event that the Fund’s investments in derivative instruments regulated under the CEA, including futures, swaps and options on futures, exceeds a certain threshold, the Fund may become subject to regulation under the CEA, and the Adviser may be required to register as a “commodity pool operator” with the CFTC with respect to the Fund unless it can rely on an alternative exemption from registration or no-action relief made available by the CFTC staff. In the event the Adviser is required to register with the CFTC, it will become subject to additional recordkeeping and reporting requirements with respect to the Fund, which may increase the Fund’s expenses.

Temporary Defensive Positions. The Fund may invest all or any portion of its assets in high quality fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or may hold its assets as cash, for defensive purposes in times of market volatility or for any other reason. As a result, the Fund may not achieve its investment objectives.

Repurchases of Shares. Substantial repurchases of Shares within a limited period of time could require the Fund to liquidate positions more rapidly than would otherwise be desirable. Tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-redeeming Shareholders. Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

Mandatory Repurchase. The Fund has the right to require the repurchase of a Shareholder’s Shares and thus the complete or partial withdrawal of a Shareholder, subject to the limitations of the 1940 Act. See “RepurchaseS and TransferS of Shares — Mandatory Repurchase by the Fund” for more information.

Increase or Decrease in Assets under Management. As the Fund’s assets increase or as an Investment Fund’s assets increase, more capital may be allocated to any particular Investment Fund. It is not known what effect, if any, this will have on an Investment Fund’s trading strategies or its investment results. Conversely, in the event the Fund’s assets decrease, the Fund’s expense ratio may increase and the investment opportunities available to the Fund may be reduced. In addition, in such event, the Fund may have a larger relative investment in a particular Investment Fund than is desirable or as had been contemplated by the Adviser. This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments and negatively impact performance. In addition, the Fund is subject to the risk that a large shareholder could request that the Fund repurchase a large percentage of Shares and/or that a distribution channel, such as a bank wealth manager, could do so on behalf of several investors in the Fund. Such repurchase requests may be very substantial relative to the size of the Fund and carry potentially adverse effects. For example, such repurchase requests may cause the Fund to make investment decisions at inopportune times, including liquidating certain of its investments more rapidly than otherwise desirable, or miss attractive investment opportunities. While it is not possible to predict the overall effect of such repurchase requests, such transactions may adversely affect the Fund’s performance.

Employee Benefit Plan Matters. Most pension and profit sharing plans are subject to provisions of the Code, ERISA, or both, which may be relevant to a decision as to whether such a prospective Shareholder should invest in the Fund. See “Taxes” and “Employee Benefit Plan Considerations” for more information.

Custody Risk. Certain of the Investment Funds are not required to hold custody of their assets in accordance with the requirements of the 1940 Act and the rules thereunder. As a result, bankruptcy or fraud at institutions, such as brokerage firms, banks or administrators, into whose custody those Investment Funds have placed their assets could impair the operational capabilities or the capital position of the Investment Funds and may, in turn, have an adverse impact on the Fund.

Valuation and Estimates. The Fund has limited ability to assess the accuracy of the valuations received from certain Investment Funds with which the Fund invests. See “Calculation of Net Asset Value” for more information.

Non-Diversified Status. The Fund is a “non-diversified” investment company. This means that, unlike funds that are “diversified” investment companies, the Fund is not subject to percentage limitations imposed by the 1940 Act on the percentage of a diversified fund’s assets that may be invested in the securities of any one issuer. This means the Fund is permitted to invest a large portion of assets in any one issuer or a small number of issuers. Adverse events affecting a particular issuer or group of issuers may magnify losses for non-diversified funds, and may result in greater susceptibility to associated risks than the portfolio of a similar fund that diversifies its investments.

Reliance on Management. All decisions regarding the management and affairs of the Fund will be made by the Adviser subject to Board oversight. A Shareholder is not entitled to participate in the management of the Fund, or in the conduct of its business, apart from the capacity to vote on certain matters (including the election of the Board).

Risks of Debt and Other Income Securities and Loans. Income securities and similar investments are subject to interest rate, market and credit risk. Interest rate risk relates to changes in a security’s value as a result of changes in interest rates generally. Even though such securities are investments that may promise a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. In general, the values of fixed-income securities increase when prevailing interest rates fall and decrease when interest rates rise. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase or decrease significantly in value when market interest rates fall or rise, respectively. Market risk relates to the changes in the risk or perceived risk of an issuer, country or region. Credit risk relates to the ability of the issuer to make payments of principal and interest. The values of income securities may be affected by changes in the credit rating or financial condition of the issuing entities. Income securities denominated in non-U.S. currencies are also subject to the risk of a decline in the value of the denominating currency relative to the U.S. dollar. Loans include senior floating rate loans and secured and unsecured subordinated loans, second lien loans and bridge loans. Loans trade in an interdealer market, may have conditions necessary for and restrictions on their transfer, and other restrictions that may result in prolonged settlement or other illiquidity of such investments. Due to the lack of centralized information and trading, the valuation of loans may carry more risk than exchange-listed instruments. In addition, loans may not be considered securities for all regulatory purposes and purchasers of investments, such as the Fund or Investment Funds, may not be entitled to rely on the anti-fraud protections of the federal securities laws as compared to other Fund investments.

Investment Fund Risk. In addition to the above risks of the Fund, investors are subject to the risks of the Investment Funds in which the Fund may invest. There are many risks associated with such investments, including that the Fund could lose all or part of its investment in any Investment Fund, the Investment Fund could restrict or suspend redemptions, impose a side pocket containing illiquid securities and lack of transparency as to underlying holdings. Please see and read “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” carefully.

LIBOR Discontinuation Risk. Many financial instruments have been or continue to be tied to the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies, or investment value. Currently, LIBOR is the offered rate for short-term Eurodollar deposits between major international banks. The publication of most LIBOR settings has been discontinued and the remainder of U.S. dollar LIBOR settings will cease publication after June 30, 2023. The U.S. Federal Reserve has begun publishing SOFR data that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. The transition process away from LIBOR may lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates, and the eventual use of an alternative reference rate may adversely affect the Fund’s performance. In addition, the usefulness of LIBOR may deteriorate in the period leading up to its discontinuation, which could adversely affect the liquidity or market value of securities that use LIBOR.

Prospective investors in the Fund should review carefully the discussion under the captions “RISK FACTORS” for a more complete description of the risks associated with investment in the Fund.

SUMMARY OF FEES AND EXPENSES

The following Fee Table and Example summarize the estimated aggregate expenses of the Fund and are intended to assist prospective Shareholders in understanding the anticipated costs and expenses that they will bear directly or indirectly by investing in the Fund. The expenses associated with investing in a fund of funds, such as the Fund, are generally higher than those associated with other types of funds. This is because funds of funds also indirectly pay a portion of the fees and expenses charged at the underlying fund level. Consequently, investors in the Fund pay more than one layer of fees. The Fund’s investments in private Investment Funds may involve higher fees and expenses, including performance-based compensation to Investment Managers, relative to the investments in public Investment Funds or other investments.

Fee Table

	Class A Shares	Class I Shares
Shareholder Transaction Expenses
Placement Fee (as a percentage of the capital contribution) (1)	2.00%	None
Early withdrawal fee (as a percentage of repurchase proceeds) (2)	2.00%	2.00%

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fees (3)	0.75%	0.75%
Investor Distribution and Servicing (12b-1) Fees (4)	0.72%	None
Other Expenses (5)	0.48%	0.48%
Acquired Fund (Investment Fund) Fees and Expenses (6)	2.65%	2.65%
Total Annual Expenses (7)	4.60%	3.88%

(1)	The Placement Agent and wholesaling agent for the Fund is UMB Distribution Services, LLC. The Placement Agent may appoint other broker dealers as sub-placement agents. The Placement Agent also acts primarily as a “wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of Shares. The sub-placement agents or other Investor Service Providers that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Shareholder accounts. Such a fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense. Shareholders should direct any questions regarding any such fees to the relevant intermediary. The Fund in the future may engage additional placement agents. Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Share Placement Fee”). The Class A Share Placement Fee may be subject to certain waivers. Please see “Distribution Arrangements — Purchase Terms” for further information regarding these waivers. In determining the applicable Class A Share Placement Fee at the time of investment in Class A Shares, the amount of a Shareholder’s investment in Class A Shares (whether initial or additional) will be aggregated with the value of investments in Class A Shares held by the Shareholder’s “Immediate Family Members” (as defined in the Subscription Agreement). The Shareholder must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments. No placement fee will be charged on purchases of Class I Shares. See “Distribution Arrangements.”

(2)	If the interval between the date of purchase of Shares and the valuation date with respect to the repurchase of such Shares is less than one year then such repurchase will be subject to a 2.00% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase those shares held the longest first.

(3)	Pursuant to the advisory agreement between the Fund and the Adviser, the Fund pays the Adviser each month a Management Fee equal to one-twelfth of 0.75% of the aggregate net asset value of outstanding Shares (borne by Class A and Class I Shares on a pro rata basis) determined as of the last Business Day of that month (before any repurchases of Shares). Notwithstanding the foregoing, the Adviser has contractually agreed to waive a portion of its Management Fee to the extent necessary to limit the total annualized expenses of each Class of Shares of the Fund to 2.00% annually of the Fund’s average net assets attributable to such Class of Shares, including the Management Fee. However, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its management fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses (exclusive of the Investor Distribution and Servicing Fee charged to Class A Shareholders) fall below the annualized rate of 2.00% per year. The Fund, however, is not obligated to pay any such amount more than three years after the Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above. This contractual fee waiver remains in effect through June 30, 2023. During the periods covered by the contractual fee waiver, the fee waiver arrangement set forth above for the Fund may only be modified by a majority vote of the trustees of the Fund who are not “interested persons” (as defined under the 1940 Act).

(4)	Under the terms of the Wholesaling and Placement Agent Agreement, the Placement Agent is authorized to retain Investor Service Providers, which are brokers, dealers and certain financial advisors for distribution services and to provide ongoing investor services and account maintenance services to Shareholders purchasing Shares that are their customers. Under the Wholesaling and Placement Agent Agreement, the Fund pays a quarterly fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly (the “Investor Distribution and Servicing Fee”). The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares. The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, which may include affiliates of the Adviser. Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Shareholders that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months. Class I Shares are not subject to the Investor Distribution and Servicing Fee. The Placement Agent may compensate any Investor Service Provider it retains to provide services to Shareholders from its own assets.

(5)	“Other Expenses” have been restated to reflect current fees. Other Expenses, which can be expected to vary based on Fund size, include expenses other than the Management Fees that the Fund will bear directly, including for its investment and operating expenses, borrowing costs and related interest expenses, accounting fees and expenses (including, without limitation, audit and tax preparation) and other professional fees and expenses (including, without limitation, fees and travel-related expenses of the members of the Board who are not employees of the Adviser or employees of any affiliate of the Adviser), legal expenses, extraordinary expenses, federal, state and local taxes payable by the Fund in connection with its business, and other expenses, including, without limitation, the Administration Fee and Custodian Fee and certain out-of-pocket expenses incurred by the Adviser. The Adviser generally will bear its expenses of providing services to the Fund, but the Fund will pay pro-rata expenses of the Adviser related to third-party research and ongoing due diligence of the Investment Funds and the managers of such Investment Funds. See “Fees and Expenses — Administrative, Accounting, Custody, Transfer Agent and Registrar Services.” See footnote (6) below accompanying “Acquired Fund (Investment Fund) Fees and Expenses.”

(6)	The Acquired Fund (Investment Fund) Fees and Expenses include the Fund’s share of the fees and expenses of the underlying Investment Funds in which the Fund invests, including trading and investment expenses, management fees, administration fees, professional fees, incentive compensation and other operating expenses. Trading expenses may include interest expenses and dividends paid on investments sold short, which are the byproduct of leveraging or hedging activities engaged in by Investment Funds in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 2.65% representing estimated costs incurred at the underlying Investment Fund level, such costs are estimated to consist of approximately 1.26% in management fees, 0.32% in other expenses (interest, trading, etc.) and approximately 1.07% in incentive compensation.

In addition to the Fund’s direct expenses, the Fund indirectly bears a pro-rata share of the expenses of the Investment Funds. The Acquired Fund (Investment Fund) Fees and Expenses were calculated in good faith by the Fund’s Administrator. Based on extreme market movements, such as those experienced in 2008-2009, the figures can be expected to change, potentially significantly. There are several components that go into the calculation and, for some Investment Funds, complete, current information is not available. Generally, the calculation is based on the most recent audited shareholder reports, the most recent investor communication (which, in some cases, may be the Investment Funds’ offering documents) or other materials/communications from the Investment Funds. The fees and expenses disclosed above are based on historical earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund (Investment Fund) Fees and Expenses. In addition, the Investment Funds held by the Fund will change, which further impacts the calculation of the Acquired Fund (Investment Fund) Fees and Expenses. Generally, management fees payable to Investment Managers of the Investment Funds will range from 0.05% to 5.15% (annualized) of the average net asset value of the Fund’s investment in such Investment Funds, although it is possible that such range may be exceeded for certain Investment Funds. In addition, certain Investment Managers charge incentive compensation based on a percentage of the appreciation of the applicable Investment Fund over a specific performance period. Such percentage typically ranges from 1% to 3.75%, although it is possible that such range may be exceeded for certain Investment Managers. Actual Acquired Fund (Investment Fund) Fees and Expenses in the future may be substantially higher or lower because the performance fees paid to some Investment Managers may fluctuate over time. The amounts charged by the underlying Investment Funds are not paid to the Adviser and represent the costs incurred indirectly by investing in the Investment Funds.

(7)	The “Total Annual Expenses” disclosed above will differ significantly from the ratio of expenses to average net assets (i.e., the Fund’s expense ratio) that is included in the financial statements in the Fund’s annual report because (a) the Fund’s financial statements depict the Fund’s expenses and (b) the Fund’s financial statements do not include the portion of Acquired Fund (Investment Fund) Fees and Expenses that represent costs incurred at the Investment Fund level, as required to be disclosed in the above table. The Expense Limitation Agreement limits the Fund’s annualized ordinary fund-wide operating expenses to 2.00% through June 30, 2023. Class I Shares have no class-specific expenses. Shareholders holding Class A Shares will pay (in addition to up to 2.00% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 2.75%. Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments, other extraordinary expenses not incurred in the ordinary course of the Fund's business and the Investor Distribution and Servicing Fee charged to Class A Shareholders. Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee and the Fund's start-up, offering and organizational expenses. Accordingly, in addition, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its management fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses (exclusive of the Investor Distribution and Servicing Fee charged to Class A Shareholders) fall below the annualized rate of 2.00% per year. The Fund, however, is not obligated to pay any such amount more than three years after the Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above.

For a more complete description of the various fees and expenses of the Fund, see “Fees and Expenses.”

Example

The following Example assumes (i) a $1,000 investment in Class A Shares of the Fund for the time periods indicated, (ii) a 5.00% return each year and (iii) that the Fund’s operating expenses remain the same.

Although actual costs may be higher or lower, based on the foregoing assumptions, a prospective Shareholder would pay the following expenses if the Shareholder subsequently tendered for repurchase its Shares in full at the end of those periods:

Example	Cumulative Expenses Paid for the Period of:

	1 Year	3 Years	5 Years	10 Years
A prospective investor would pay the following expenses on a $1,000 investment, assuming a 5.00% annual return throughout the periods	$65	$156	$248	$480

The following Example assumes (i) a $1,000 investment in Class I Shares of the Fund for the time periods indicated, (ii) a 5.00% return each year and (iii) that the Fund’s operating expenses remain the same.

Although actual costs may be higher or lower, based on the foregoing assumptions, a prospective Shareholder would pay the following expenses if the Shareholder subsequently tendered for repurchase its Shares in full at the end of those periods:

Example	Cumulative Expenses Paid for the Period of:

	1 Year	3 Years	5 Years	10 Years
A prospective investor would pay the following expenses on a $1,000 investment, assuming a 5.00% annual return throughout the periods	$39	$118	$200	$410

The purpose of the Examples is to assist a prospective Shareholder in understanding the various costs and expenses that a Shareholder of the Fund will bear directly or indirectly. The Examples are based on the fees and expenses set forth above including the Acquired Fund Fees and Expenses and, with respect to Class A Shares, the Class A Share Placement Fee and the Investor Distribution and Servicing Fee, and should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5.00% return used in the Examples. A greater rate of return than that used in the Examples would increase the amount of certain fees and expenses paid by the Fund. The Examples are based on the Fund’s estimated total annual expenses. For more complete descriptions of various costs and expenses, see “FEES AND EXPENSES.”

THE FUND

General

The Fund is a Delaware statutory trust registered under the 1940 Act as a closed-end management investment company. The Fund is classified as a non-diversified investment company under the 1940 Act. The Fund was organized under the laws of Delaware on July 29, 2010. Eligible Investors who purchase Shares of the Fund and other persons who acquire Shares and are admitted to the Fund by the Board will become Shareholders of the Fund.

The Fund has its principal offices at c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or at such other place as may be designated from time to time by the Board. The Fund’s telephone number is (888) 449-4909. Investment advisory services are provided to the Fund by the Adviser pursuant to an investment advisory agreement (the “Advisory Agreement”). Responsibility for monitoring and overseeing the Fund’s management and operation is vested in the individuals who serve on the Board. See “Management – The Board of Trustees of the Fund” for more information.

Structure

The Fund is a specialized investment vehicle that combines certain features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end management investment company. Private investment funds, such as certain of the Investment Funds, are commingled investment pools that offer their securities privately without registration under the 1933 Act or the 1940 Act in large minimum denominations (often over $1 million) to high net worth individual and institutional investors that are limited in number or are required to be “qualified purchasers” as defined in the 1940 Act. Such funds may have limited liquidity and other characteristics that make them suitable only for sophisticated investors. The investment advisers of these funds are usually compensated through asset-based fees and performance-based fees or allocations. Registered closed-end management investment companies are typically organized as corporations, business trusts, limited liability companies or limited partnerships. These registered companies typically impose relatively modest minimum investment requirements, if any, and offer their shares to a broad range of investors. The investment advisers to registered closed-end management investment companies are typically compensated through asset-based (but not performance-based) fees.

The Fund is similar to a private investment fund, in that it has limited liquidity and Shares are sold only to Eligible Investors. Unlike many private investment funds, however, the Fund, as a registered closed-end management investment company, can offer Shares without limiting the number of Eligible Investors that can participate in its investment program or requiring Eligible Investors to be “qualified purchasers”. Although the Fund is registered under the 1940 Act, Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction. The structure of the Fund is designed to permit Shareholders to participate in an investment program that is similar to that of a private investment fund without making the more substantial minimum capital commitment that is required by many private investment funds.

As a registered investment company under the 1940 Act, the Fund generally is not permitted to acquire more than 3% of the outstanding voting shares of any Investment Fund that is a registered investment company.

USE OF PROCEEDS

The proceeds to the Fund will be invested in accordance with the Fund’s investment objectives and policies as soon as practicable after receipt but, in no event, under normal market conditions, later than three months following receipt. There are a number of factors that might cause a delay in the investment of Fund proceeds, including but not limited to, a lack of attractive investment opportunities and delays of the closing dates of Investment Funds to which the Fund subscribes. Delays in the ability of the Adviser to invest the Fund’s assets could have an adverse effect on the Fund’s performance.

INVESTMENT PROGRAM OF THE FUND

The Fund’s Investment Objectives and Principal Strategies

The principal investment objective of the Fund is to seek positive investment returns over various market cycles, with a majority of such returns derived from income. The Fund also seeks, over time, to preserve the “real purchasing power” of an investment in the Fund through capital appreciation of the Fund’s investments in an amount that is equal to or exceeds the rate of inflation (as measured by the consumer price index).

The Fund intends to invest primarily in Investment Funds. Exchange traded products may include ETFs as well as commodity pools and other commodity-based vehicles that seek to track a commodity index or benchmark and are traded on an exchange. The Fund may also invest in ETNs. The number of Investment Funds will vary over time. Many factors will affect the performance of the Investment Funds. There is no assurance that the Fund will achieve its investment objectives.

Investment Funds will be managed by Investment Managers who are not expected to be affiliated with the Adviser. Investment Funds generally have their own investment objectives, strategies and restrictions, over which the Adviser does not have any control or influence.

The Adviser intends to select Investment Funds with the expectation that a majority of such Investment Funds have an objective of generating income or invest broadly in securities and other investments that are expected to generate income. There is no assurance, however, that such Investment Funds will distribute income to the Fund regularly or at all.

Investment Funds may invest in developed and emerging economies, and certain Investment Funds may also invest in non-income generating assets and/or pursue non-income oriented strategies, sometimes referred to as “absolute return strategies.” “Absolute return strategies” generally are those that seek to provide a positive rate of return regardless of market direction and may include sub-strategies, including, but not limited to, global macro, long/short equity, event-driven, relative value, managed futures, and other arbitrage-oriented investment strategies. It is expected that a material portion of the Investment Funds will be private funds.

The Fund may also invest its assets directly. Direct investments may include, among others, equity securities, other securities and other investments that are expected to generate income, as well as non-income oriented securities and investments. The Fund may invest in swaps, options or other types of derivatives generally for investment, hedging, risk management or other purposes.

The Fund generally expects to invest in direct investments in order to efficiently gain exposure to an asset class, geographic region or index (or group of indices), to employ portfolio hedging strategies or techniques, for defensive purposes and to implement investment views. The Fund’s process for selecting direct investments may include, among others, an analysis of valuations and liquidity, the availability and attractiveness of direct investments relative to, and alongside, other investments (such as Investment Funds), the anticipated market environment, and the direct investment’s consistency with the Fund’s investment objectives. Any decision to sell a direct investment may be based on the Fund’s ability to invest in Investment Funds in a timely and efficient manner and other desirable uses of the Fund’s assets, among other considerations. See “—Selection of Investment Funds.”

Under normal market circumstances, the Fund intends to invest at least 80% of its assets in investments that are expected to generate income. Such investments may include, among others, investments in Investment Funds that invest in fixed-income securities or income-oriented equity securities, direct investments in fixed-income securities or income-oriented equity securities, and other direct or indirect investments that are expected to generate income. Further examples of investments are provided below in “—Types of Investments.”

The Fund’s Investment Program

The investment objectives of the Fund are non-fundamental and may be changed by the Board upon sixty (60) days’ notice to Shareholders. Except as otherwise stated in this Memorandum, the investment policies and restrictions of the Fund also are not fundamental. The Fund’s fundamental investment policies are listed in “Investment Program of the Fund—Fundamental Investment Policies” below. The Fund’s investment objectives and principal investment strategies are further discussed below.

The Adviser has been engaged by the Fund to formulate and implement the Fund’s investment program. The Adviser expects the Fund to invest in multiple different income-oriented investment strategies and asset classes. The Adviser may seek to manage the Fund’s expected risk and return profile through its selection of traditional and alternative investments that the Adviser expects to help the Fund achieve its investment objectives.

The Adviser selects and monitors the Investment Funds and direct investments in which the Fund invests. The Fund is expected to obtain most of its investment exposure through its investments in Investment Funds. Investment Funds are sometimes referred to as “externally managed,” because they are managed by Investment Managers that are external to and not affiliated with the Adviser. Direct investments of the Fund are sometimes referred to as “internally managed” because they are managed directly by the Adviser, but it is not expected that direct investments will be affiliated with the Adviser.

The Adviser intends for the Fund’s investment program to follow a flexible and opportunistic investment approach in which externally managed Investment Funds, internally managed direct investments (including investments for hedging purposes), and tactical capital allocations are combined with a risk-management and investment monitoring framework.

Externally Managed Investment Funds. The Adviser has developed and maintains a broad network of contacts with experienced Investment Managers and Investment Funds. The Adviser intends to leverage this network and its relationships along with its selection criteria to create the Fund’s portfolio of Investment Funds.

Internally Managed Direct Investments. The Adviser may use these types of investments for reasons including, but not limited to, a risk and return profile that the Adviser believes will help the Fund meet its investment objectives, an opportunity to access a particular investment opportunity, and access to and/or an efficient and cost-effective method for the Fund to capture the returns of a particular investment opportunity. The Adviser also may utilize various portfolio hedging techniques (which may include the use of derivatives) in seeking to protect the Fund against potential market events such as, but not limited to, changes in interest rates, credit spreads, market volatility or equity prices that could adversely affect the value of investments in the Fund and correspondingly its performance.

Tactical Capital Allocations. The Adviser is experienced in making tactical capital allocation and investment decisions. The Adviser seeks to employ a rigorous framework for making relative value judgments across the Fund’s investable universe with the goal of allocating to those areas that it believes offer the Fund the potential for attractive, risk-adjusted returns with an income focus. For example, the Fund’s asset allocation weightings may vary between fixed income, equity, and absolute return-oriented investments, as well as between the sub-strategies within those categories, across a market cycle. Similarly, the weighting between externally managed Investment Funds and internally managed direct investments may also vary. The Adviser’s objective in the allocation process is to identify and allocate capital to investments that are appropriate for the Fund and where the Adviser has a high level of conviction.

The Adviser allocates, and may reallocate, as it believes necessary and appropriate, the Fund’s assets among various externally managed and internally managed investments. The number of Investment Funds may increase or decrease and no assurance can be provided that the number of Investment Funds will remain at any particular level, or that the Fund will invest in any particular Investment Fund or direct investment or in any investment strategy. The Fund also has the ability to focus investments in Investment Funds or direct investments within a certain type of strategy or asset class.

The Adviser seeks to develop an investment program for the Fund that will achieve the Fund’s investment objectives, but cannot guarantee that a successful investment program will be achieved or that the Fund’s investment objectives will be met. Investors are urged to consult with their financial professionals in connection with any investment in the Fund and to understand fully the risks associated with an investment in the Fund, including, but not limited to, those risks associated with the Fund’s investments in the Investment Funds.

See “RISK FACTORS” for more information.

Direct Investments by the Fund and Investments of Investment Funds

Generally, the Fund and the Investment Funds may invest in, hold, sell and trade any investment instrument. Investments in which the Fund and Investment Funds may invest include, among others, stocks, bonds, bank loans, warrants, notes, debentures (whether subordinated, convertible, or otherwise), money market funds, commercial paper, certificates of deposit, and governmental obligations (or the obligations of any instrumentality thereof), whether offered publicly or pursuant to private placement. The Fund and Investment Funds also may invest in options, futures contracts, forward contracts, swaps, and other OTC derivatives of any kind.

The Fund expects that certain of the Investment Funds in which it invests may engage in speculative investment practices extensively, such as using a high degree of leverage, short selling, trading regulated or unregulated commodities contracts, currency speculation, trading listed and OTC options, writing uncovered options, trading complex derivative instruments, participating in workouts and startups, trading distressed and illiquid investments, obtaining control positions, or trading foreign securities and taking concentrated positions, among others.

The Fund may invest all or any portion of its assets in fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or the Fund may hold its assets as cash. Such investments may be for temporary purposes, such as maintaining adequate liquidity for distributions in connection with Share repurchases by the Fund, or for any other purposes, including, but not limited to, defensive investments in times of market volatility.

The Fund may invest in Investment Funds that purchase and sell futures contracts and options on futures contracts or engage in swap transactions, or may purchase and sell such instruments and engage in such transactions directly. The Adviser currently relies on the no-action relief afforded by CFTC Staff Letter No. 12-38 with respect to the Fund. Therefore, the Adviser will not be required to deliver a CFTC disclosure document to Shareholders, nor will it be required to provide Shareholders certified annual reports that satisfy the requirements of CFTC regulations generally applicable to registered CPOs. Although the Adviser is registered as a “commodity trading advisor” with the CFTC, it will operate the Fund pursuant to CFTC Rule 4.14(a)(8). As of the date of this Memorandum, there is no certainty that the Adviser or other parties will be able to rely on these exclusions and any other exemptions in the future. Additional CFTC regulation (or a choice to no longer use strategies that trigger additional regulation) may cause the Fund to change its investment strategies or to incur additional expenses.

Types of Investments

The following summaries describe certain types of income-oriented securities and other investments that the Fund and/or Investment Funds may make. The Fund may obtain exposure to these types of investments through Investment Funds or through direct investment. These summaries are intended solely as examples and should not be construed or understood to characterize or limit the types of investments in which the Fund and/or Investment Funds may invest, or the types of instruments that may be considered income-oriented. At any time, the Investment Funds in which the Fund invests or the direct investments of the Fund may include or exclude, or be focused in, any of these types of investments, or in other investments, categories or asset classes that are not described herein.

Treasury Securities. Treasury securities are government debt instruments issued by the United States Treasury to provide financing for government-related spending initiatives.

Agency and Non-Agency Securities. Agency securities are fixed-income securities issued by government sponsored entities such as Ginnie Mae, Fannie Mae, Freddie Mac or the Federal Home Loan Bank and may carry with them various degrees of implicit or explicit guarantees from the U.S. federal government. Non-Agency securities are fixed-income securities that are not issued by government sponsored entities and may carry a higher level of risk than agency securities.

Corporate Debt Securities. Corporate fixed-income securities, or bonds, are debt instruments issued by corporations in order to fund their businesses. Coupons can be fixed or floating, or any combination thereof.

High Yield Debt Securities. High yield fixed-income securities are bonds issued by corporations that are below investment-grade. These debt instruments typically have higher default rates, making them riskier investments than investment grade securities. As a result of the increased level of risk, coupon rates on high yield issuances generally are higher, and at times significantly higher, than those of investment grade credits.

REIT Securities. REITs are companies that own or operate income-producing real estate. In complying with certain tax rules, REITs generally distribute 90% of their taxable income to shareholders, making them an attractive income-producing option.

Utility Securities. Utility stocks, like other types of common equity, represent ownership interests in the underlying company. Typically, utility stocks have lower volatility and pay higher dividends than most other sectors due to the slower growth and income-producing characteristics of their underlying businesses.

Master Limited Partnerships. Master limited partnerships are companies that have a special tax designation which allows them to pass through their income, gains, losses, deductions and credits to their unit holders. They generally must invest in energy infrastructure, financial services or real estate and buy assets that are designed to produce income for their investors.

High Dividend Securities. High dividend equities can generally be defined as a subset of equities (excluding REITs) that typically pay higher dividends than the broader market.

Bank Loans. Bank loans generally are senior loans made to a variety of corporate borrowers by banks or other financial institutions. Many of these loans offer coupon payments that can vary in magnitude based on the fluctuations of a reference rate, such as SOFR, and are made to relatively low credit quality borrowers. The risk of default in this asset class is typically higher than many other fixed-income investments. Direct investments in loans may be illiquid and holding a loan could expose the Fund to the risks of being a direct lender.

Emerging Market Debt. Emerging market debt refers to bond issuances from sovereign governments and corporations in emerging and developing countries. Typically, most emerging market debt is considered below investment grade due to the increased risks associated with the generally weaker governance of emerging market countries and the relatively high economic and political risks.

Preferred Stock and Convertible Securities. Preferred stock is generally an equity security that has priority over common equity securities but is subordinate to debt and pays a dividend that may or may not be cumulative but is generally senior to the rights of common equity holders to receive dividends. Convertible securities are generally debt securities or preferred stocks that may be converted into common stock. Convertible securities entitle the holder to receive interest that generally is paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. The market value of convertible securities tends to fall as interest rates rise and rise as interest rates fall.

Structured Credit. This category may include various pooled investment structures and securitizations, including, but not limited to, CLOs, CDOs, RMBS, and CMBS. Such investments may be in the form of credit, which may be rated or unrated, and equity, and can be highly variable in terms of their risk profiles and expected liquidity.

•	Collateralized Loan Obligations. CLOs are debt instruments typically backed by a pool of loans. The risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the CLO in which the Fund and/or Investment Funds invest. Some CLOs have credit ratings, but are typically issued in various classes with various priorities. Normally, CLOs are privately offered and sold (that is, they are not registered under the securities laws) and may be characterized as illiquid securities.

•	Collateralized Debt Obligations. A CDO is a security backed by a pool of bonds, loans and other debt obligations. CDOs are not limited to investing in one type of debt and a CDO may own corporate bonds, commercial loans, asset-backed securities, RMBS, CMBS, and emerging market debt. A CDO’s securities are typically divided into several classes, or bond tranches, that have differing levels of investment grade or credit tolerances.

•	Residential Mortgage-Backed Securities. RMBS are fixed income instruments that may be secured by interests in a single residential mortgage loan or a pool of mortgage loans secured by residential property. The credit quality of any RMBS issue depends primarily on the credit quality of the underlying mortgage loans. The investment characteristics of RMBS differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying residential mortgage loans or other assets generally may be prepaid at any time.

•	Commercial Mortgage-Backed Securities. CMBS are fixed income instruments that are secured by mortgage loans on commercial real property. CMBS typically take the form of multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. They generally are structured to provide protection to investors in senior tranches against potential losses on the underlying mortgage loans.

The foregoing list is not intended to reflect the priority of the types of income-oriented investments the Fund and/or any Investment Fund may make. The investments of the Fund may focus on any one or several of these types of investments. The foregoing list is not intended to be a complete explanation of the potential investments or strategies that may be utilized by the Fund and/or any Investment Fund. The Fund and/or Investment Funds may employ a wide range of investment techniques, including but not limited to long and short transactions in investments, such as securities and commodities, including through derivative investments such as futures and forward contracts, options and swaps, among others.

Selection of Investment Funds

The Adviser’s process for selecting Investment Funds and evaluating Investment Managers typically involves reviewing investment performance, processes and talent, performing reference checks, conducting operational due diligence (which may include onsite visits), and evaluating the terms and conditions of the proposed relationship. Valuation policies and methods are typically also reviewed for consistency with industry practices, and the Adviser seeks to track the timeliness of information reporting and investigates delays in such reporting. In certain circumstances the Advisor may engage outside legal counsel to review relevant Investment Fund legal documentation or engage third parties to conduct background checks on Investment Managers and/or their principals.

With respect to each investment in an Investment Fund, the Adviser intends to review the offering memorandum or prospectus (“Offering Memorandum”) of such Investment Fund. An Offering Memorandum generally is expected to disclose investment objectives, strategies and restrictions, if any, of the respective Investment Fund and provide the Adviser with an indication of the types of strategies that the Investment Manager of the applicable Investment Fund intends to employ. The Adviser would not necessarily have any transparency into the underlying investments of the Investment Funds and as such may be relying on the Offering Memorandum, and in applicable cases, certain other due diligence materials, as the basis for making an investment in an Investment Fund.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the investment objectives of the Fund will be achieved or that its investment program will be successful. In particular, use of leverage, short sales and derivative transactions, by Investment Funds or by the Fund in connection with direct investments, as well as limited diversification can, in certain circumstances, result in significant losses to the Fund. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors in the Fund could lose some or all of their investment.

See “RISK FACTORS” for more information.

Fundamental Investment Policies

Fundamental Policies. The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities (as defined by the 1940 Act). The Fund may not:

Except with respect to investments in private Investment Funds and in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, invest 25% or more of its total assets in any single industry and, with respect to investments in private Investment Funds, invest in the aggregate 25% or more of its total assets in such Investment Funds that have disclosed investment programs that focus on investing in any single industry.

Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff.

Borrow money, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff.

Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act, in connection with the disposition of its portfolio securities.

Make loans of money or securities to other persons, except through purchasing fixed-income securities or similar investments, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, or that are issued by companies that invest or deal in real estate or REITs.

Invest directly in commodities or commodity contracts. This does not prevent the Fund from purchasing and selling foreign currency, options, futures and forward contracts, including those related to indexes and options on indexes, and the Fund may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at an annual or a special meeting of the security holders of the Fund duly called, (A) of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

The investment restrictions and other policies described in this Memorandum do not apply to Investment Funds. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the value of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Adviser will not cause the Fund to make loans to or receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law.

Leverage

The Fund does not intend to borrow money for investment purposes. The Fund, however, is authorized to borrow money on a temporary basis (e.g., to meet repurchase requests or to facilitate reallocation of assets among the Investment Funds). Borrowing may also be used by the Fund for cash management purposes, such as to pay miscellaneous expenses as they arise. Borrowings by the Fund other than for temporary purposes are generally subject to a 300% asset coverage requirement under the 1940 Act; however, economic leverage obtained indirectly through certain types of derivative instruments, such as futures trading or short sales, may not be subject to a 300% asset coverage requirement but is subject under SEC staff positions to other asset coverage requirements. Certain Investment Funds may borrow money, trade securities or futures on margin or leverage their investments through various means and such Investment Funds may not be subject to the limits of the 1940 Act.

RISK FACTORS

Investing in the Fund involves various risks. Below  is a list of principal risks of investing in the Fund. Different risks may be more significant at different times, depending on market conditions. In addition to the matters set forth elsewhere in this Memorandum, investors should consider the following factors before purchasing Shares.

Principal Risks Relating to the Fund’s Structure

Limited Liquidity. The Fund is a closed-end management investment company designed primarily for long-term investment and is not intended to be a trading vehicle. The Fund will not list Shares for trading on any national securities exchange. There is no secondary trading market for Shares, and it is not expected that a secondary market will develop. Shares, therefore, are not readily marketable, and Shareholders must be prepared to hold Shares for an indefinite period of time. Because the Fund is a closed-end management investment company, a Shareholder will have no right to require the Fund to redeem its Shares.

Certain Investment Funds impose restrictions on redemptions that could affect the timing of tender offers from the Fund in certain circumstances. The Fund will typically only be able to redeem its investments in private Investment Funds on a monthly, quarterly or less frequent basis with specified advance notice requirements. Private Investment Funds may also restrict the ability of an investor, such as the Fund, to redeem or withdraw amounts attributable to illiquid or difficult to value investments, which may be held in “side pockets” by the Investment Fund. Many Investment Funds impose lock-up periods prior to allowing withdrawals, which can be two years or longer from the date of the Fund’s investment. After expiration of the lock up period, withdrawals typically are permitted only on a limited basis. A private Investment Fund may also suspend the right of its investors to redeem in times of market distress, or if permitting withdrawals might prejudice the investments of non-redeeming investors. Moreover, certain Investment Funds may amend their liquidity provisions or otherwise further restrict the Fund’s ability to make withdrawals from those Investment Funds by imposing gates, suspending the right of investors to withdraw or through other mechanisms. Accordingly, the Fund may not be able to withdraw its investment in an Investment Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund’s investment returns. Because the primary source of funds to repurchase Shares will be withdrawals from Investment Funds, the application of these lock-ups and other withdrawal limitations may significantly limit the Fund’s ability to repurchase its Shares. Additionally, private Investment Funds may hold back some percentage of full redemptions until they complete their annual audits. Consequently, the Fund may be highly illiquid. This could negatively impact the Fund’s ability to conduct a repurchase offer.

Although the Fund, at the discretion of its Board, will consider whether to make quarterly repurchase offers for its outstanding Shares at net asset value, the Shares are significantly less liquid than shares of funds that trade on a stock exchange. Even if the Board determines to make a tender offer, there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular tender offer. If a tender offer is oversubscribed by Shareholders (and not increased by the Board), the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. A large investor in the Fund seeking repurchase may cause a greater likelihood of all Shareholders seeking repurchase having their requests reduced to pro rata. The potential for pro-ration may cause some Shareholders to tender more Shares for repurchase than they otherwise would wish to have repurchased, which may adversely affect others wishing to participate in the tender. In addition, in extreme cases, the Fund may not be able to complete repurchases if the Fund is unable to liquidate a portion of its Investment Funds or direct investments. In that event, Shareholders may be able to sell their Shares only if they are able to find an Eligible Investor willing to purchase their Shares. Any such sale may have to be negotiated at unfavorable prices and must comply with applicable securities laws and be approved by the Board.

The Fund’s tender offer policy may have the effect of decreasing the Fund’s size over time. Tender offers may, therefore, force the Fund to sell assets it would not otherwise sell. They may also reduce the investment opportunities available to the Fund and cause its expense ratio to increase. In addition, the Fund may be forced to sell its most liquid investments, if any, in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments for the remaining Shareholders and negatively impact performance.

Shares may not be transferred or pledged except in compliance with significant restrictions on transfer as required by federal and state securities laws and as provided in the Declaration of Trust. The Declaration of Trust does not permit a Shareholder to transfer or pledge all or any part of its Shares to any person without the prior written consent of the Board, the granting of which is in the Board’s sole and absolute discretion.

The Fund also has the discretion to deliver repurchase proceeds in securities rather than cash on a pro rata or non-pro rata basis. These limitations, taken together, will significantly limit a Shareholder’s ability to liquidate an investment in the Fund. As a result, an investment in the Fund would not be suitable for an investor who needs liquidity.

Investment Strategies. The success of the Fund depends on the Adviser’s ability to select and allocate among individual investment strategies, Investment Funds and other direct investments, and the ability of each Investment Manager and the Adviser to select individual securities, interpret market data correctly, predict future market movements and otherwise implement its investment strategy. Any factor that would make it more difficult to execute more timely trades, such as a significant lessening of liquidity in a particular market, may also be detrimental to profitability.

Furthermore, the Fund will actively allocate assets to, and from time to time reallocate assets among, various Investment Funds and may invest in investments other than the Investment Funds. There can be no assurance that the Fund will always be able to invest in the Investment Funds and/or that particular Investment Managers will continue to manage the Investment Funds. As a result of such periodic modifications, it is possible that the investment strategies used by the Fund in the future may be different from those initially in use. No assurance can be given that the investment strategies to be used by the Fund will be successful under all or any market conditions.

The Investment Managers may use fundamental analysis in implementing their strategies. Fundamental analysis — which is based on the theory that market mispricings exist because market prices do not incorporate all knowable economic and other relevant data — is subject to the risk of inaccurate or incomplete market information, as well as the difficulty of predicting future prices based upon analysis of all known information. Investments made based upon fundamental analysis are subject to significant losses when market sentiment leads to investment instruments’ market prices being materially discounted from the expected prices (as in the case of “flights to quality” when the demand for certain risky investment instruments plummets) or when technical factors, such as price momentum encouraged by trend-following, dominate the market.

The Investment Managers may also utilize technical analysis. Technical strategies used by Investment Managers rely on information intrinsic to the market itself (e.g., prices, price patterns, volume, and volatility) to determine trades. These strategies can incur major losses when factors exogenous to the markets themselves (e.g., political events, natural catastrophes, and acts of war or terrorism) dominate the markets. Technical Investment Managers may use systematic, trend-following trading systems to implement their strategies. Changes in economic conditions including, for example, interest rates, inflation rates, industry conditions, competition, regulatory environment, technological developments, political and diplomatic events and trends, weather events, epidemics, pandemics or other widespread health crises, tax laws, and innumerable other factors outside the control of the Investment Managers can substantially and adversely affect the business and prospects of such Investment Managers. In stagnant markets in which such trends do not occur, or in “whipsaw” markets in which apparent trends develop but then quickly reverse, trend-following trading systems are likely to incur substantial losses.

Structured Products Risks. The Fund and/or Investment Funds may invest in Structured Products, including CLOs, CDOs, and other asset-backed securities and debt securitizations. Structured Products are subject to the normal interest rate, default and other risks associated with fixed-income securities and asset-backed securities. Additionally, the risks of an investment in a Structured Product depend largely on the type of the collateral securities and the class of the Structured Product or other asset-backed security in which the Fund and/or Investment Funds invest. The Fund and/or Investment Funds generally may have the right to receive payments only from the Structured Product, and generally do not have direct rights against the issuer or the entity that sold the underlying collateral assets. While certain Structured Products enable an investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in Structured Products generally pay their share of the Structured Product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying Structured Products will rise or fall, these prices (and, therefore, the prices of Structured Products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a Structured Product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the Structured Products owned by the Fund and/or Investment Funds. Such collateral may be insufficient to meet payment obligations and the quality of the collateral may decline in value or default. Also, the class of the Structured Product may be subordinate to other classes, values may be volatile, and disputes with the issuer may produce unexpected investment results.

Structured Products are typically privately offered and sold, and thus, are not registered under the federal securities laws. As a result, investments in certain Structured Products or other asset-backed securities may be characterized as illiquid securities. The Fund may invest in any tranche of a Structured Product, including the subordinated/equity tranches. If applicable accounting pronouncements or SEC staff guidance require the Fund to consolidate a Structured Product’s financial statements with the Fund’s financial statements, any debt issued by the Structured Product would be generally treated as if it were issued by the Fund for purposes of the asset coverage ratio applicable to the Fund. Further, there can be no assurance that a bankruptcy court, in the exercise of its broad equitable powers, would not order that the Fund’s assets and liabilities be substantively consolidated with those of a Structured Product, rather than kept separate, and that creditors of the Structured Product would have claims against the consolidated bankruptcy estate (including the Fund’s assets). If a Structured Product is not consolidated with the Fund, the Fund’s interest in the Structured Product will be the value of its retained subordinated interest and the income allocated to it, which may be more or less than the cash the Fund received from the Structured Product, and none of the Structured Product’s liabilities would be reflected as the Fund’s liabilities. If the assets of a Structured Product are not consolidated with the Fund’s assets and liabilities, then the leverage incurred by such Structured Product may or may not be treated as borrowings by the Fund for purposes applicable limitations on the Fund’s ability to issue debt.

Private Investment Funds Risk. The Fund may invest in private Investment Funds that are not registered as investment companies under the 1940 Act. As a result, the Fund, as an investor in such private Investment Funds, would not have the benefit of certain protections afforded to investors in registered investment companies. The Fund may not have the same amount of information about the identity, value, or performance of private Investment Funds’ investments as such private Investment Funds’ Investment Managers. Investments in a private Investment Fund generally will be illiquid and generally may not be transferred without the consent of the private Investment Fund. The Fund may be unable to liquidate its investment in a private Investment Fund when desired (and may incur losses as a result), or may be required to sell such investment regardless of whether it desires to do so. Upon its withdrawal of all or a portion of its interest in a private Investment Fund, the Fund may receive securities that are illiquid or difficult to value. The Fund may not be able to withdraw from a private Investment Fund except at certain designated times, thereby limiting the ability of the Fund to withdraw assets from the private fund due to poor performance or other reasons. The fees paid by private Investment Funds to their Investment Managers and/or general partners or managing members often are higher than those paid by registered funds and generally include a percentage of gains. The Fund will bear its proportionate share of the management fees and other expenses that are charged by a private Investment Fund in addition to the management fees and other expenses paid by the Fund.

Lack of Control Over Private Investment Funds and Other Portfolio Investments. Once the Fund has invested in a private Investment Fund or other similar investment vehicle, the Adviser will generally have no control over the investment decisions made by such Investment Fund’s Investment Manager. Although the Adviser will regularly evaluate each Investment Fund and its Investment Manager to determine whether their respective investment programs are consistent with the Fund’s investment objective, the Adviser will generally not have any control over the investments made by any Investment Fund. Even though the Investment Funds are subject to certain constraints, an Investment Manager generally may change aspects of an Investment Fund’s investment strategies at its discretion and at any time. The Adviser may reallocate the Fund’s investments among Investment Funds, but the Adviser’s ability to do so may be constrained by the withdrawal limitations imposed by the Investment Funds, which may prevent the Fund from reacting rapidly to market changes should an Investment Fund fail to effect portfolio changes consistent with such market changes. Such withdrawal limitations may also restrict the Fund’s ability to terminate investments in Investment Funds that are performing poorly or have otherwise had adverse changes. The Adviser will be dependent on information provided by the Investment Funds, including quarterly unaudited financial statements, which if inaccurate, could adversely affect the Adviser’s ability to manage the Fund’s investment portfolio in accordance with its investment objective and for the Fund to calculate its net asset value. By investing in the Fund, a Shareholder will not be deemed to be an investor in any Investment Fund and will not have the ability to exercise any rights attributable to an investor in any such Investment Fund related to their investment.

Tax Risks. Special tax risks are associated with an investment in the Fund. The Fund intends to qualify and has elected to be treated as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, diversification and 90% gross income requirements, and a requirement that it distribute at least 90% of its income and net short term gains in the form of deductible dividends.

Each of the aforementioned ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Fund obtain information from or about the private Investment Funds in which the Fund is invested. However, private Investment Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund's income and the diversification of its assets, and otherwise to comply with Subchapter M of the Code. Ultimately this may limit the private Investment Funds in which the Fund can invest. The Fund expects to receive information from each private Investment Fund regarding its investment performance on a regular basis.

Private Investment Funds and other entities classified as partnerships for U.S. federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the 90% gross income test. In order to meet the 90% gross income test, the Fund may structure its investments in a manner that potentially increases the taxes imposed thereon or in respect thereof. Because the Fund may not have timely or complete information concerning the amount or sources of a private Investment Fund's income until such income has been earned by the private Investment Fund or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the 90% gross income test.

In the event that the Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the asset diversification tests or by disposing of non-diversified assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the asset diversification test, including by disposing of non-diversified assets within six months, there may be constraints on the Fund's ability to dispose of its interest in a private Investment Fund that limit utilization of this cure period.

If the Fund were to fail to satisfy the asset diversification or other RIC requirements, absent a cure, it would lose its status as a RIC under the Code. Such loss of RIC status could affect the amount, timing and character of the Fund's distributions and would cause all of the Fund's taxable income to be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to shareholders. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund's current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a significant adverse effect on the value of the Shares.

The Fund must distribute at least 90% of its investment company taxable income, in a manner qualifying for the dividends paid deduction, to qualify as a RIC, and must distribute substantially all its income in order to avoid a Fund-level tax. In addition, if the Fund were to fail to distribute in a calendar year a sufficient amount of its income for such year, it would be subject to an excise tax. The determination of the amount of distributions sufficient to qualify as a RIC and avoid a Fund-level income or excise tax may depend on income and gain information that must be obtained from private Investment Funds. The Fund's investment in private Investment Funds may make it difficult to estimate the Fund's income and gains in a timely fashion, which may increase the likelihood that the Fund will be liable for the excise tax with respect to certain undistributed amounts.

Changes in Investment Strategies. Subject to oversight of the Board, the Adviser has discretion to expand, revise or contract certain investment strategies of the Fund without the consent of its Shareholders. Any such decision to engage in a new activity or alter the Fund’s existing investment strategies could result in the exposure of the Fund’s capital to additional risks that may be substantial.

Conflicts of Interest. The Adviser will not invest its own assets in the Fund or in the Investment Funds; however, certain affiliates, partners and employees and investment management clients of the Adviser, and employees and clients of its affiliates, may invest in the Fund and/or such Investment Funds. A private investment vehicle sponsored by the Adviser or its affiliates may invest in the Fund from time to time.

The Adviser and the Investment Managers may render advisory services to a number of persons, including pooled investment vehicles and separately managed accounts, which may have varying investment objectives and different investment portfolios. The Adviser’s or an Investment Manager’s activities on behalf of its other clients may from time to time disadvantage the Fund or an Investment Fund in which the Fund has invested. For example, the market may be unable to fully absorb orders for the purchase or sale of particular investments placed by the Adviser or an Investment Manager for its client (the Fund or Investment Fund, as the case may be) and other clients at prices and in quantities that would be obtainable if the same were being placed only by the Fund or Investment Fund.

The Adviser, consistent with its fiduciary duty to the Fund, will endeavor to resolve conflicts in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances as well as over time. The Adviser currently manages multiple portfolios, and each will devote as much time to each such client and the Fund as it deems appropriate to perform its duties. The personnel of the Adviser may have conflicts because they manage client accounts with similar strategies or investment objectives as the Fund and may hold the same investments across client accounts or hold the same positions held by the Fund. Conflicts may also arise due to the management by the Adviser of accounts that have different strategies or investments, or different positions in the same issuer. In addition, personnel of the Adviser and their families have investments, or may have investments in the future, in other client accounts managed by the Adviser. Such investments may create an incentive for the Adviser to favor certain accounts over others.

The Adviser and its affiliates or clients may have an interest in an account or investment vehicle managed by, or enter into relationships with, an Investment Manager or its affiliates on terms different, and potentially more favorable, than an interest held by the Fund. Such relationships may create an incentive for the Adviser to maintain and/or increase the Fund’s investments in such Investment Managers’ Investment Funds.

The structure and operation of the Fund’s business may give rise to additional conflicts of interest that may disadvantage the Fund. For instance, the Fund, affiliated persons, partners and employees of the Adviser and the Investment Managers and other collective investment vehicles or accounts organized or advised by such persons may compete for investment opportunities and may invest in the same securities or instruments. Partners and employees of the Adviser and their affiliates may trade for their own accounts and may make investments in non-affiliated companies, including companies engaged in trading and investment activities that may compete with the Fund for investment opportunities or companies engaged in providing services to the financial services industry with which the Fund may transact business. In addition, affiliated persons of the Adviser may invest in companies engaged in managing and/or providing investment advice to one or more Investment Funds. Such investments may create an incentive for those affiliated persons of the Adviser who are responsible for making investment decisions for the Fund, to maintain and/or increase the Fund’s investments in such Investment Funds.

The Adviser may have a conflict of interest between its responsibilities to act in the best interests of the Fund and any benefit, monetary or otherwise, that may result from the operation of the Fund. For example, the Adviser receives a Management Fee that is based on the net assets of the Fund. Consequently, the Adviser might have an interest in causing the Fund to engage in relatively safe investments in order to receive such compensation.

Investment opportunities are allocated in a manner that the Adviser deems fair and equitable over time. There is no assurance that all portfolios under the management of the Adviser will hold the same Investment Funds or other investments or will experience similar performance.

The Adviser assists with the determination of the fair value of the Fund’s assets and liabilities. The Adviser has a conflict of interest in providing such assistance because the Management Fee is based on the net asset value of the Fund.

The Adviser has adopted policies and procedures designed to address the proper handling of material non-public information (“Information”) while in possession of such Information. Generally, the Adviser and its employees may not trade for clients or themselves or recommend trading in securities of a company while in possession of Information related to such company or disclose such Information to any person not entitled to receive it.

The Investment Managers are unaffiliated with the Adviser, and the Adviser will not have control over Investment Managers. The Adviser may be unable to detect, prevent or protect the Fund from misconduct or bad judgment of an Investment Manager notwithstanding any due diligence that the Adviser may conduct. Investment Managers may be subject to conflicts of interest due to Investment Fund performance-based fees, which may cause an Investment Manager to favor clients having the highest fees over other clients. In addition, Investment Managers may use conflicting buying and selling strategies for different accounts under management.

The Investment Managers and their affiliates may be affiliated or have a relationship with a broker-dealer firm through which an Investment Fund’s transactions are conducted, and such person may receive a portion of the brokerage commissions resulting from such transactions. In addition, an Investment Fund may engage in other transactions with affiliated parties on terms and conditions not determined through arm’s length negotiations.

The Administrator and the Custodian for the Fund may from time to time act as trustee, custodian, registrar, or administrator in relation to, or be otherwise involved in, other funds established by parties other than the Fund and the Investment Funds that have similar investment objectives to those of the Fund and/or the Investment Funds. It is therefore possible that any of them may, in the course of business, have potential conflicts of interest with the Fund and the Investment Funds.

Certain service providers (or their affiliates), including administrators, lenders, brokers, attorneys, consultants and investment banking firms, that the Adviser may retain or seek to have retained for the Fund may also have relationships with, or have provided goods or services to, the Adviser, its affiliates or other organizations with which affiliated persons of the Adviser or its affiliates have been affiliated. In some cases, these service providers may provide services for one or more of these parties on terms that are more beneficial than those afforded to other of these parties. There can be no guarantee that the Fund will receive the most beneficial terms offered by any particular service provider. These services and relationships or more favorable terms offered by service providers may influence the Adviser in deciding whether to select such a provider to perform services for the Fund.

The Placement Agent has entered into a Wholesaling and Placement Agent Agreement with the Fund, pursuant to which the Placement Agent may retain other Investor Service Providers for distribution services and to provide ongoing investor services and account maintenance services to Shareholders purchasing Class A Shares who are their customers. Under the Wholesaling and Placement Agent Agreement, the Fund pays a quarterly distribution and/or service fee (“Investor Distribution and Servicing Fee”) to compensate the Placement Agent as reimbursement for payments made to other Investor Service Providers and for the Placement Agent’s ongoing investor servicing in connection with the promotion of Class A Shares. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers acting as sub-placement agents, which may include affiliates of the Adviser. Investors in Class A Shares may also be subject to the Class A Share Placement Fee payable directly to the applicable Investor Service Providers.

Investment Risks in General. The Fund, through its investment in the Investment Funds and through its direct investments will engage in speculative investment strategies. The prices of securities and derivatives instruments in which the Fund and the Investment Funds will invest may be volatile. Market movements are difficult to predict and are influenced by, among other things, government trade, fiscal, monetary and exchange control programs and policies; changing supply and demand relationships; national and international political and economic events; changes in interest rates; and the inherent volatility of the marketplace. In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and such intervention (as well as other factors) may cause these markets and related investments to move rapidly.

General Economic and Market Events Risk. Events in the U.S. and global financial markets, including actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth, may at times result in unusually high market volatility, which could negatively impact performance. This reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices. Reduced liquidity in credit and fixed-income markets could adversely affect issuers worldwide. These events and the possible resulting market volatility may have an adverse effect on the Fund or the Investment Funds. Banks and financial services companies could suffer losses if interest rates rise or economic conditions deteriorate.

In addition, there is a risk that the prices of goods and services in the U.S. and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse.

Political turmoil within the United States and abroad may also impact the Fund or the Investment Funds. Although the U.S. government has honored its credit obligations, it remains possible that the United States could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Fund’s or the Investment Funds’ investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many of the Fund’s or the Investment Funds’ investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. Further, certain municipalities of the United States and its territories are financially strained and may face the possibility of default on their debt obligations, which could directly or indirectly detract from such funds’ performance.

Uncertainties surrounding the sovereign debt of a number of European Union (“EU”) countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted. Political and military events, including the military crises in Ukraine and the Middle East, and nationalist unrest in Europe, also may cause market disruptions.

In addition, certain areas of the world historically have been prone to major natural disasters, such as hurricanes, earthquakes, typhoons, flooding, tidal waves, tsunamis, erupting volcanoes, wildfires or droughts, and have been economically sensitive to environmental events. Such disasters, and the resulting damage, could have a severe and negative impact on the Fund’s performance and, in the longer term, could impair the ability of issuers in which the Fund invests to conduct their businesses in the manner normally conducted. Adverse weather conditions may also have a particularly significant negative effect on issuers in the agricultural sector and on insurance companies that insure against the impact of natural disasters.

Although interest rates had been unusually low in recent years in the United States and abroad, the possibility that the U.S. Federal Reserve may continue to increase the target fed funds rate, among other factors, could cause markets to experience continued high volatility. A significant increase in interest rates may cause a decline in the market for equity and fixed income securities. Also, regulators have expressed concerns that rate increases may contribute to price volatility.

Pandemic Risk. The continuing spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities the Fund or Investment Funds hold, and may adversely affect the Fund’s investments and operations. The outbreak was first detected in December 2019 and subsequently spread globally. The transmission of COVID-19 and efforts to contain its spread have resulted in, among other things, international and domestic travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff reductions), supply chains and consumer activity, as well as general concern and uncertainty that has negatively affected the economic environment. These disruptions have led to instability in the marketplace, including stock and credit market losses and overall volatility. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The Fund and Adviser have in place business continuity plans reasonably designed to ensure that they maintain normal business operations, and that the Fund, its portfolio and assets are protected. However, in the event of a pandemic or an outbreak, such as COVID-19, there can be no assurance that the Fund or its service providers, or the Investment Funds, will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons. A pandemic or disease could also impair the information technology and other operational systems upon which the Adviser relies and could otherwise disrupt the ability of the Fund’s service providers to perform essential tasks.

To satisfy any repurchase requests during periods of extreme volatility, such as those associated with COVID-19, it is more likely the Fund will be required to dispose of portfolio investments at unfavorable prices compared to their intrinsic value. In addition, any repurchase completed while the Fund has unrealized losses may cause the investors whose shares were repurchased to crystalize their losses even if such unrealized losses do not ultimately convert into realized losses. You should review this Memorandum to understand the Fund’s discretion to implement temporary defensive measures.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and your investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

Governmental authorities and regulators throughout the world, such as the U.S. Federal Reserve, have in the past responded to major economic disruptions with changes to fiscal and monetary policy, including but not limited to, direct capital infusions, new monetary programs and dramatically lower interest rates. Certain of those policy changes are being implemented in response to the COVID-19 pandemic. Such policy changes may adversely affect the value, volatility and liquidity of dividend and interest paying securities. The effect of recent efforts undertaken by the U.S. Federal Reserve to address the economic impact of the COVID-19 pandemic, such as the reduction of the federal funds target rate, and other monetary and fiscal actions that may be taken by the U.S. federal government to stimulate the U.S. economy, are not yet fully known. Although vaccines for COVID-19 have become more widely available, the duration of the COVID-19 outbreak and its variants and its full impacts are also unknown and the pace of recovery may vary from market to market, resulting in a high degree of uncertainty for potentially extended periods of time, especially in certain sectors in which the Fund may make investments.

Borrowing and Use of Leverage. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by an Investment Fund, which may subject the Shareholders of the Fund to a greater risk of loss than if leverage were not used. Investment Funds may use significant leverage by making margin purchases of securities, selling securities short, trading options, futures or forward contracts, using total return swaps or repurchase agreements and/or other means, which would increase any losses incurred. Trading equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security’s value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets. Borrowing to purchase equity securities typically will be secured by the pledge of those securities.

Although leverage can increase investment return if an Investment Fund earns a greater return on investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if an Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of changes in the value of investments held by Investment Funds that engage in this practice. If an Investment Fund’s equity or debt instruments decline in value, the Investment Fund could be subject to a “margin call” or “collateral call,” pursuant to which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund’s assets, the Investment Manager might not be able to liquidate assets quickly enough to pay off the Investment Fund’s borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. Investment Funds also may be required to maintain minimum average balances in connection with borrowings or to pay commitment or other fees to maintain lines of credit; either of these requirements would increase the effective cost of borrowing over the stated interest rate.

The Fund does not intend to borrow money for investment purposes. The Fund is authorized to borrow money on a temporary basis (e.g., to meet repurchase requests or to facilitate reallocation of assets among the Investment Funds). Borrowing may also be used by the Fund for cash management purposes, such as to pay miscellaneous expenses as they arise.

Borrowings by the Fund other than for temporary purposes are generally subject to a 300% asset coverage requirement under the 1940 Act. This means that the value of an investment company’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). However, economic leverage obtained indirectly through certain types of derivative instruments, such as futures trading or short sales, may not be subject to a 300% asset coverage requirement but is subject under SEC staff positions to other asset coverage requirements. Certain Investment Funds may borrow money, trade securities or futures on margin or leverage their investments through various means and such Investment Funds may not be subject to the limits of the 1940 Act.

Layering of Fees. The Fund’s fees and expenses, including the Management Fees, will result in greater expense than would be associated with direct investments in the Investment Funds. The Fund indirectly will pay a portion of the fees and expenses, including performance-based compensation, charged at the underlying Investment Fund level. The Fund’s expenses thus may constitute a higher percentage of net assets than expenses associated with similar types of investment entities.

Limited or No Operating History of Investment Funds. Certain of the Investment Funds in which the Fund invests may have limited or no operating histories. In such cases, the Adviser may evaluate among other things the past investment performance of the Investment Managers of such Investment Funds. However, past investment performance may not be indicative of the future results of an investment in such an Investment Fund and some Investment Managers may have no experience in managing Investment Funds prior to the Fund’s investment. The results of other investment funds or accounts managed by the Adviser or Investment Manager which have or have had an investment objective similar to or different from that of the Fund or an Investment Fund are not indicative of the results that the Fund or Investment Fund may achieve.

Investments in Other Funds. The Fund has no control of, and will not seek to influence, the trading policies or strategies, brokerage arrangements or operations of the Investment Funds in which it will invest. As compared to investments through separate accounts, the Fund will have less ability to react quickly to changing investment circumstances, due to the limited liquidity of investments in the Investment Funds.

Although the Adviser intends to use certain criteria in evaluating and monitoring Investment Managers and Investment Funds, there is no such assurance that the Adviser will use the same criteria for all Investment Managers or Investment Funds. The Adviser’s due diligence process may vary based on numerous factors, and the Adviser will have discretion to determine the scope and content of its review of any particular Investment Manager or Investment Fund. Although the Adviser may review an Investment Manager’s operations or obtain third party verifications or background checks, there is no assurance that such efforts will detect fraud, malfeasance, inadequate back office systems or other flaws or problems with respect to the Investment Manager’s operations and activities.

Inability to Vote and Waiver of Voting Rights. The Fund typically will limit its investment position in an Investment Fund that is a registered investment company to less than 3% of such Investment Fund’s outstanding voting securities and will limit its investment position in Investment Funds not registered under the 1940 Act to less than 5% of such Investment Funds’ outstanding voting securities, absent reliance on an exemptive rule or position under the 1940 Act. The Fund may determine to purchase non-voting securities in, or contractually waive or limit its voting interest in, certain Investment Funds (for example, to facilitate investments in smaller Investment Funds determined attractive by the Adviser) in order to avoid becoming subject to certain 1940 Act prohibitions with respect to affiliated transactions. Although the Adviser does not expect that a significant number of waivers of voting rights will be undertaken, the Adviser may, under a policy adopted by the Board, waive certain voting rights in certain instances, where such investment in such Investment Fund is determined to be desirable and in the best interests of the Fund, which waiver would allow the Fund, as well as potentially other clients of the Adviser, to invest in the same Investment Funds or to make larger investments in those Investment Funds. To the extent the Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of an Investment Fund, the Fund will not be able to vote on matters that require the approval of the interest holders of the Investment Fund, including potentially matters adverse to the Fund’s interests. Such waivers potentially could have an adverse impact on the Fund. Although the Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Fund to limit its position in any one Investment Fund in accordance with applicable regulatory requirements, as may be determined by the Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified. The Fund could nevertheless be deemed in some circumstances to be an affiliated person of an Investment Fund and therefore subject to certain 1940 Act prohibitions with respect to affiliated transactions. In addition, whenever the Fund is requested to vote on matters pertaining to an Investment Fund that is a registered investment company, the Fund will vote the shares held by it in the same proportion as the vote of all other holders of interests in such Investment Fund.

1940 Act Restrictions. The 1940 Act imposes certain restrictions on the ability of the Fund to invest in Investment Funds. In order to invest in private Investment Funds that are not registered as investment companies under the 1940 Act, the Fund generally must be a “qualified purchaser” as defined in the 1940 Act, which requires the Fund to have at least $25 million in net investment assets. The Fund currently is a qualified purchaser; however, if the Fund were to cease to be a qualified purchaser in the future, its ability to pursue its investment strategy would be severely limited.

In addition, although the Fund may rely on an exemptive rule, the 1940 Act generally prohibits the Fund from acquiring in excess of 3% of the voting shares of Investment Funds that are registered investment companies, including mutual funds and ETFs. To the extent that the Fund invests in a registered Investment Fund, such Investment Fund will in turn be subject to extensive regulation under the 1940 Act, including requirements and limitations with respect to capital structure, investments and transactions. However, Investment Funds generally will not be registered as investment companies under the 1940 Act and, therefore, the Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds.

Ability to Focus on Certain Investment Strategies. The Fund has the ability to focus investment at times in Investment Funds that invest in or utilize a certain strategy or asset class or in direct investments in a certain strategy or asset class (see “INVESTMENT PROGRAM OF THE FUND—Types of Investments”) which may create the risk that the Fund could change in value suddenly based on potential exposure of a significant amount of assets to such Investment Fund(s), strategies or asset classes.

Allocation Among Investments. From time to time, the percentage of the Fund’s assets allocated to each Investment Fund or direct investment may change, and the Fund may invest in new Investment Funds and direct investments and redeem from some of the Investment Funds and direct investments in which it has previously invested. The Fund’s success may depend, therefore, not only on the Investment Managers and the successful allocation of the assets of the Fund among Investment Funds and direct investments, but also on the Fund’s selection of new Investment Funds and direct investments.

In addition, to the extent that a high percentage of the Fund’s assets have been allocated to Investment Funds following certain strategies, the Fund could be adversely impacted by a general failure of a certain strategy to a greater degree than if assets had been allocated to a different mix of Investment Fund strategies.

Tax Risks. The Fund intends to qualify as a RIC under federal income tax law. If the Fund so qualifies and distributes each year to its Shareholders at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, the Fund will not be required to pay federal income taxes on any income it distributes to Shareholders. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Shareholders as ordinary income. However, such distributions will be eligible (i) to be treated as qualified dividend income, which is subject to tax at reduced rates in the case of Shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate Shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions. See “TAXES” for more information.

Tax Audits. The Fund may be audited by U.S. federal, state or other tax authorities. An income tax audit may result in an increased tax liability of the Fund, including with respect to years when an investor was not a Shareholder of the Fund, which could reduce the Net Asset Value of the Fund and affect the return of all Shareholders.

Temporary Defensive Positions. The Fund may invest all or any portion of its assets in high quality fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or may hold its assets in cash, for defensive purposes in times of market volatility or for any other reason. The Fund also may invest in money market instruments or shares of money market funds, or hold cash, for liquidity purposes. In anticipation of, or in response to, adverse market or other conditions, or circumstances such as unusually large cash inflows, the Fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments as described above. As a result, the Fund may not achieve its investment objectives.

No Participation in Management. A Shareholder is not entitled to participate in the management of the Fund, or in the conduct of its business, apart from the capacity to vote on certain matters (including the election of the Board). To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund not registered under the 1940 Act (which it intends to do in order to comply with certain applicable regulations), it will not be able to vote on matters that require the approval of the investors of such Investment Fund, including a matter that could adversely affect the Fund’s investment in it, such as changes to the Investment Fund’s investment objective or policies or the termination of the Investment Fund. In addition, whenever the Fund is requested to vote on matters pertaining to an Investment Fund that is a registered investment company, the Fund will vote the shares held by it in the same proportion as the vote of all other holders of interests in such Investment Fund.

Repurchases of Shares. Substantial repurchases of Shares within a limited period of time could require the Fund to liquidate positions more rapidly than would otherwise be desirable. The Board will consider this and other factors when determining whether to conduct a repurchase. Tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-redeeming Shareholders. Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

Mandatory Repurchase. The Fund has the right to require the repurchase of a Shareholder’s Shares and thus the complete or partial withdrawal of a Shareholder, subject to the limitations of the 1940 Act. See “RepurchaseS and TransferS of Shares — Mandatory Repurchase by the Fund” for more information.

Increase or Decrease in Assets under Management. As the Fund’s assets increase or as an Investment Fund’s assets increase, more capital may be allocated to any particular Investment Fund. It is not known what effect, if any, this will have on the trading strategies utilized by an Investment Fund or its investment results. No assurance can be given that an Investment Fund’s strategies will continue to be successful as the amount of assets allocated to it increases. Conversely, in the event the Fund’s assets decrease, the Fund’s expense ratio may increase and the investment opportunities available to the Fund may be reduced. In addition, in such event, the Fund may have a larger relative investment in a particular Investment Fund than is desirable or as had been contemplated by the Adviser. This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments and negatively impact performance. In addition, the Fund is subject to the risk that a large shareholder could request that the Fund repurchase a large percentage of Shares and/or that a distribution channel, such as a bank wealth manager, could do so on behalf of several investors in the Fund. Such repurchase requests may be very substantial relative to the size of the Fund and carry potentially adverse effects. For example, such repurchase requests may cause the Fund to make investment decisions at inopportune times, including liquidating certain of its investments more rapidly than otherwise desirable, or miss attractive investment opportunities. While it is not possible to predict the overall effect of such repurchase requests, such transactions may adversely affect the Fund’s performance.

Employee Benefit Plan Matters. Most pension and profit sharing plans are subject to provisions of the Code, ERISA, or both, which may be relevant to a decision as to whether such a prospective Shareholder should invest in the Fund. There may, for example, be issues as to whether such an investment is “prudent” or whether it results in “prohibited transactions.” Legal counsel should be consulted by such a prospective Shareholder before investing in the Fund. See “TAXES” and “EMPLOYEE BENEFIT PLAN CONSIDERATIONS” for more information.

Custody Risk. Custody of the Fund’s assets will be held in accordance with the requirements of the 1940 Act and the rules thereunder. However, certain of the Investment Funds are not required to hold custody of their assets in accordance with the 1940 Act and the rules thereunder. As a result, bankruptcy or fraud at institutions, such as brokerage firms, banks or administrators, into whose custody those Investment Funds have placed their assets could impair the operational capabilities or the capital position of the Investment Funds and may, in turn, have an adverse impact on the Fund.

Valuation and Estimates. The Fund has limited ability to assess the accuracy of the valuations received from the Investment Funds with which the Fund invests. Furthermore, the net asset values received by the Fund from private Investment Funds are typically estimates only and, unless materially different from actual values, are generally not subject to revision. Revisions in financial statements provided by private Investment Funds may require the Fund’s financial statements to be revised. See “Calculation of Net Asset Value” for more information.

Non-Diversified Status. The Fund is a “non-diversified” investment company. This means that, unlike funds that are “diversified” investment companies, the Fund is not subject to percentage limitations imposed by the 1940 Act on the percentage of a diversified fund’s assets that may be invested in the securities of any one issuer. The Fund generally will seek to invest its capital broadly among multiple Investment Funds and in direct investments. As a consequence of a potential large investment in a particular Investment Fund or group of Investment Funds with similar exposures to underlying investments and/or industries, losses suffered by such Investment Fund(s) could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of, or among uncorrelated, Investment Funds.

Reliance on Management. All decisions regarding the management and affairs of the Fund will be made exclusively by the Adviser, subject to Board oversight. The Adviser will, in turn, seek to invest the Fund’s assets in Investment Funds and other investments. A person should not acquire Shares unless such person is willing to entrust the Adviser and the Investment Managers of the Investment Funds selected for the Fund, with the management of such person’s assets.

Management Fees and Incentive Compensation. The Fund will pay the Adviser an annual Management Fee payable on a monthly basis. The Investment Funds will also pay their respective Investment Managers a management fee and, with respect to certain Investment Funds, incentive compensation. These fees are also payable upon redemption from an Investment Fund. See “Fees and Expenses” for more information.

As a result of the Management Fee and other expenses, the returns realized by the Shareholders from the Fund’s activities may be substantially less than the returns the Shareholders would realize from engaging in the same activities directly, if they were able to make such investments directly without investing in the Fund. Incentive compensation also may create an incentive for an Investment Manager to cause an Investment Fund to make investments that are riskier or more speculative than would be the case in the absence of an incentive to the Investment Manager based on performance of the Investment Fund. An Investment Manager may also have an incentive to direct its Investment Fund to borrow to increase the Investment Fund’s investment return.

Offsetting Trades by Investment Managers. Investment decisions for Investment Funds are made by Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

Investment Fund Risk. In addition to the above risks of the Fund, investors are subject to the risks of the Investment Funds in which the Fund may invest. There are many risks associated with such investments, including that the Fund could lose all or part of its investment in any Investment Fund. Please see and read “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” carefully.

Changes in United States Law. Changes in the state and federal laws applicable to the Fund, Adviser, or the Investment Managers, Investment Funds and other securities or instruments in which the Fund may invest, may negatively affect the Fund’s returns to Shareholders.

The global financial markets continue to be subject to pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis with little or no notice, with the consequence that some market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions has been suddenly and/or substantially eliminated or otherwise negatively implicated. Given the complexities of the global financial markets and the limited time frame within which governments have been able to take action, these interventions have sometimes been unclear in scope and application, resulting in confusion and uncertainty, which in itself has been materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies.

Legal, tax and regulatory changes could occur that may materially adversely affect the Fund and/or the Investment Funds. On October 28, 2020, the SEC adopted new regulations governing the use of derivatives and certain other instruments by registered investment companies (“Rule 18f-4”). The Fund will be required to implement and comply with Rule 18f-4 by August 19, 2022. Once implemented, Rule 18f-4 will impose new limits on the amount of derivatives, short sales, and tender option bond transactions that the Fund can enter into; eliminate the asset segregation framework available for certain derivative and related transactions; and may require the Fund to establish and maintain a comprehensive derivatives risk management program and appoint a derivatives risk manager. As the Fund comes into compliance with Rule 18f-4, the Fund’s ability to continue to utilize derivatives, short sales and tender option bond transactions in an amount similar to its initial use of such transactions could be impacted—e.g., the Fund may need to reduce the amount of such derivatives and transactions and/or the cost of such transactions could increase, either of which could adversely affect the value or performance of the Fund. Similarly, the regulatory environment for leveraged investors and for private funds generally is changing rapidly, and changes in the direct or indirect regulation of leveraged investors or private funds, including tax regulation applicable thereto, may materially adversely affect the ability of the Fund to pursue investment objectives or strategies. Due to events in the markets over the past several years, and recent legislation, additional regulatory change may be more likely than not and should be expected to occur.

In addition, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. trade, tax, healthcare, immigration, foreign and government regulatory policy. To the extent the U.S. Congress or presidential administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, tax rates, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund, Investment Funds or their investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty. Each prospective investor should also be aware that developments in the tax laws of the United States or other jurisdictions where the Fund or its Investment Funds invest could have a material effect on the tax consequences to the shareholders. In the event of any such change in law, each Shareholder is urged to consult its own tax advisers.

It is impossible to predict with certainty what additional interim or permanent governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Fund’s and/or an Investment Fund’s ability to achieve its investment objective(s). Legislation or regulation, which could be substantial and is unpredictable, could pose additional risks and result in material adverse consequences to the Fund and/or Investment Funds and/or limit potential investment strategies that would have otherwise been used by the Fund or Investment Funds. The Fund believes that there is a high likelihood of significantly increased regulation of the global financial markets, and that such increased regulation could be materially detrimental to the performance of the Fund.

Systemic Risk. Systemic risk is the risk of broad financial system stress or collapse triggered by the default of one or more financial institutions, which results in a series of defaults by other interdependent financial institutions. Financial intermediaries, such as clearing houses, banks, securities firms and exchanges with which the Investment Funds interact, as well as the Investment Funds themselves, are all subject to systemic risk. A systemic failure could have material adverse consequences on the Investment Funds and the Fund and on the markets for the instruments in which the Investment Funds seek to invest.

Uncertain Impact of Legislation and Follow-On Regulation. The swaps market was largely unregulated prior to the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was enacted in response to turmoil in the financial markets and other market events. Among other things, the Dodd-Frank Act sets forth a new regulatory framework for certain OTC derivatives, such as swaps, in which the Fund and/or Investment Funds may be authorized to invest. Ongoing changes to regulation of the derivatives markets and potential changes in the regulation of Investment Funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. The extent and impact of these changes are not yet fully known and may not be for some time. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance. For example, the CFTC and prudential regulators’ variation and initial margin requirements for uncleared swap transactions have become effective. These requirements increase the amount of margin necessary to conduct uncleared swap transactions, limit the types of assets that can be used as collateral for such transactions, and impose other restrictions. Margin requirements may also affect the ability of the Fund and/or the Investment Funds to use swap agreements to implement the Fund and/or the Investment Funds’ investment strategy and may substantially increase regulatory compliance costs for the Adviser and the Fund. As of the date of this Memorandum, the initial margin requirements do not apply to the Fund and their ultimate impact remains uncertain.

The Dodd-Frank Act also requires many swap transactions to be executed on registered exchanges or through swap execution facilities, cleared through a regulated clearinghouse and publicly reported. As of the date of this Memorandum, central clearing is required only for certain market participants trading certain instruments, although central clearing for additional instruments is expected to be implemented by the CFTC until the majority of the swaps market is ultimately subject to central clearing. In addition, many market participants are now regulated as swap dealers or major swap participants and are, or will be, subject to certain minimum capital and margin requirements and business conduct standards. While many of the statutory requirements of the Dodd-Frank Act have been implemented primarily through rules and regulations adopted by the CFTC, additional regulation and rulemaking is expected, primarily from the SEC.

These developments could cause the Fund and/or an Investment Fund to terminate or amend new or existing swap agreements or to realize amounts to be received under such instruments at an inopportune time. Until the mandated rulemaking and regulations are implemented completely, it will not be possible to determine the complete impact of the Dodd-Frank Act and related regulations on the Fund and/or an Investment Fund, and the establishment of a centralized exchange or market for swap transactions may not result in swaps being easier to value or trade. It is also expected that swap dealers, major swap participants and swap counterparties will experience other new and/or additional regulations, requirements, compliance burdens and associated costs. The legislation, rules and regulations may exert a negative effect on the Fund’s and/or an Investment Fund’s ability to meet its investment objective(s), through limits, requirements, or additional costs imposed on the Fund and/or an Investment Fund, or its counterparties. The new requirements may increase the cost of the Fund’s and/or an Investment Fund’s investments and of doing business, which could adversely affect the Fund’s and/or an Investment Fund’s ability to buy or sell OTC derivatives.

Additionally, the CFTC has rescinded certain exemptions from registration requirements under the CEA that have been previously available to investment advisers registered under the Advisers Act. In the event that the Fund’s investments in derivative instruments regulated under the CEA, including futures, swaps and options on futures, exceeds a certain threshold, the Fund may become subject to regulation under the CEA, and the Adviser may be required to register as a “commodity pool operator” with the CFTC with respect to the Fund unless it can rely on an alternative exemption from registration or no-action relief made available by the CFTC staff. In the event the Adviser is required to register with the CFTC, it will become subject to additional recordkeeping and reporting requirements with respect to the Fund, which may increase the Fund’s expenses.

The CFTC has issued regulations with quantitative tests and thresholds to determine whether an entity is acting as a “swap dealer” or a Major Swap Participant (“MSP”) and must register in the appropriate category and comply with capital, margin, recordkeeping, reporting and business conduct rules. While it seems unlikely that the Fund would be considered an MSP under these tests, the Fund could become subject to the requirement to register as an MSP due to extraordinary growth, changes to the Fund’s investment strategy, or revisions to the thresholds for registration. In addition, Investment Funds subject to these regulations may be registered or required to register as MSPs. Even if the Fund or an Investment Fund is not considered an MSP, the increased regulation of derivatives trading imposed by the Dodd-Frank Act may impose additional regulatory burdens that could increase the costs and reduce the expected benefits of the Fund’s and/or an Investment Fund’s derivatives trading strategies.

Further, the Dodd-Frank Act created the Financial Stability Oversight Council (“FSOC”), an interagency body charged with identifying and monitoring systemic risks to financial markets. The FSOC has the authority to require that nonbank financial companies that are “predominantly engaged in financial activities,” such as the Fund, the Adviser, Investment Funds and Investment Managers, whose failure it determines would pose systemic risk, be placed under the supervision of the Board of Governors of the Federal Reserve System (“Federal Reserve”). The FSOC has the authority to recommend that the Federal Reserve adopt more stringent prudential standards and reporting and disclosure requirements for nonbank financial companies supervised by the Federal Reserve. Such disclosure requirements may include the disclosure of the identity of investors in private funds such as the private Investment Funds. The FSOC also has the authority to make recommendations to the Federal Reserve on various other matters that may affect the Fund and/or Investment Funds, including requiring financial firms to submit resolution plans, mandating credit exposure reports, establishing concentration limits, and limiting short-term debt. The FSOC may also recommend that other federal financial regulators impose more stringent regulation upon, or ban altogether, financial activities of any financial firm that poses what it determines are significant risks to the financial system. In the event that the FSOC designates the Fund or an Investment Fund as a systemic risk to be placed under the Federal Reserve’s supervision, the Fund or Investment Fund could face stricter prudential standards, including risk-based capital requirements, leverage limits, liquidity requirements, concentration requirements, and overall risk management requirements, among other restrictions. Such requirements could hinder the Fund’s and/or an Investment Fund’s ability to meet its investment objective(s) and may place the Fund at a disadvantage with respect to its competitors.

Private Investment Funds may also face additional reporting and recordkeeping requirements under the Dodd-Frank Act. Under the Dodd-Frank Act, advisers to private funds are required to maintain records regarding private funds that include a description of: amount of assets under management and use of leverage, including off-balance-sheet leverage; counterparty credit risk exposure; trading and investment positions; valuation policies and practices; types of assets held; side arrangements or side letters whereby certain investors obtain more favorable rights than other investors; trading practices, and such other information as the SEC determines is necessary and appropriate in the public interest and for the protection of investors or for the assessment of systemic risk. Over time, private Investment Funds’ adherence to the new recordkeeping and reporting requirements may indirectly increase Fund expenses.

Geo-Political. Terrorism and related geo-political risks have led, and may in the future lead, to increased short-term market volatility, and may have adverse long-term effects on world economies and markets generally.

Principal Risks Relating to Investment Funds and Direct Investments

PAST RESULTS OF INVESTMENT VEHICLES ADVISED OR MANAGED BY THE ADVISER ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. NO ASSURANCE CAN BE MADE THAT PROFITS WILL BE ACHIEVED OR THAT SUBSTANTIAL LOSSES WILL NOT BE INCURRED.

The following discussion outlines certain of the risks associated with Investment Funds and particular types of investments that may be made by the Investment Funds. Such risks would apply equally in respect of any direct investments by the Fund in any of the securities or other instruments described herein. Different risks may be more significant at different times, depending on market conditions.

Investment Funds Generally Non-Diversified. Investment Funds may be non-diversified, although some Investment Funds may be required to, or undertake to, comply with certain investment concentration limits. Investment Funds may at certain times hold large positions in a relatively limited number of investments. Investment Funds may target or concentrate their investments in particular markets, sectors, or industries. Those Investment Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings. As a result, the net asset values of such Investment Funds may be subject to greater volatility than those of investment companies that are more fully diversified, and this may negatively impact the net asset value of the Fund. Private Investment Funds generally are not subject to industry concentration restrictions on their investments and, in some cases, may invest a significant portion of the value of their total assets in a single industry or group of related industries. Although the Fund does not believe it is likely to occur given the nature of its investment program, it is possible that, at any given time, the assets of private Investment Funds in which the Fund has invested will be invested in a single industry constituting a significant portion of the value of the Fund’s total assets. However, because these circumstances may arise, the Fund is subject to greater investment risk to the extent that a significant portion of its assets may at some times be invested, indirectly through investments in the private Investment Funds, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors. Private Investment Funds are not generally required to provide current information regarding their investments to their investors (including the Fund). Thus, the Fund may not be able to precisely determine at any given time the extent to which private Investment Funds have invested, in the aggregate, in any particular industry.

Debt and Other Income Securities and Loans. Investment Funds may invest in fixed-income and adjustable rate securities. Although certain Investment Funds may invest in securities of issuers in developed countries, other Investment Funds may invest in income securities of issuers located in or with significant exposure to emerging markets, including countries located in Asia, Latin America, the Middle East, Southern Europe, Eastern Europe and Africa. Certain Investment Funds may also invest in the sovereign debt of developed and emerging market countries. Recent and potential future changes in government monetary policy may affect the level of interest rates.

Income securities and similar investments are subject to interest rate, market and credit risk. Interest rate risk relates to changes in a security’s value as a result of changes in interest rates generally. Even though such securities are investments that may offer a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. In general, the values of fixed-income securities increase when prevailing interest rates fall and decrease when interest rates rise. Securities with longer durations are more sensitive to changes in interest rates than shorter duration securities. In a rising interest rate environment, the duration of income securities that have the ability to be prepaid or called by the issuer may be extended. In a declining interest rate environment, the proceeds from prepaid or maturing instruments may have to be reinvested at a lower interest rate. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase or decrease significantly in value when market interest rates fall or rise, respectively. Investors should note that interest rates have remained near historical lows. Following the financial crisis that began in 2007, the Federal Reserve attempted to stabilize the U.S. economy and supported the U.S. economic recovery by keeping the federal funds rate near zero percent and by purchasing large quantities of securities issued or guaranteed by the U.S. government or its agencies or instrumentalities on the open market through Quantitative Easing. Actions taken by the U.S. Federal Reserve to stimulate economic growth, such as decreases or increases in short-term interest rates, or intervention in currency markets, could cause fixed-income and related markets to experience continuing high volatility, which could negatively impact the value of an Investment Fund’s investments and cause share prices to decline. An Investment Fund that invests in derivatives tied to fixed income markets may be more substantially exposed to these risks than an Investment Fund that does not invest in such derivatives. Increases in interest rates may lead to heightened Investment Fund redemption activity, which may cause a fund to lose value as a result of the costs that it incurs in turning over its portfolio and may lower its performance.

Loans include senior floating rate loans and secured and unsecured subordinated loans, second lien loans and bridge loans. Senior loans, which primarily include senior floating rate loans, are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower, as compared to subordinated debtholders and stockholders of the borrower, but there can be no assurance that the liquidation of any collateral securing a loan would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. The specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect the loan’s value. Senior loans typically are of below investment grade quality and have below investment grade credit ratings, which ratings are associated with securities having high risk, speculative characteristics (often referred to as “junk”). Most loans are lower rated investments. In the event a loan is not rated, it is likely to be the equivalent in quality to a lower rated investment. The amount of public information available with respect to loans may be less extensive than that available for registered or exchange listed securities. Due to the lack of centralized information and trading, the valuation of loans may carry more risk than exchange-listed instruments. The Adviser may rely in whole or in part on analyses performed by others. Although the overall size and number of participants in the market for senior loans has grown, senior loans continue to trade in an unregulated inter-dealer or inter-bank secondary market.

Purchases and sales of senior loans are generally subject to contractual restrictions that must be satisfied before a senior loan can be bought or sold. These restrictions may impede the Fund’s or Investment Fund’s ability to buy or sell senior loans, may negatively impact the transaction price and/or may result in delayed settlement of senior loan transactions or other illiquidity of such investments. Junior loans include secured and unsecured subordinated loans, second lien loans and subordinated bridge loans. Junior loans are subject to the same general risks inherent to any loan investment. Due to their lower place in the borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower. In addition, loan investments may not be considered securities for all regulatory purposes and purchasers of investments, such as the Fund or Investment Funds, may not be entitled to rely on the anti-fraud protections of the federal securities laws as compared to other Fund investments.

Market risk relates to the changes in the risk or perceived risk of an issuer, country or region. Credit risk relates to the ability of the issuer to make payments of principal and interest, including the likelihood of default. The values of income securities may be affected by changes in the credit rating or financial condition of the issuing entities. Income securities denominated in non-U.S. currencies are also subject to the risk of a decline in the value of the denominating currency relative to the U.S. dollar.

The debt securities in which certain Investment Funds may invest are not required to satisfy any minimum credit rating standard, and may include instruments that are considered to be of relatively poor standing and have predominantly speculative characteristics with respect to capacity to pay interest and repay principal. Certain Investment Funds may invest in bonds rated lower than investment grade, which may be considered speculative. Certain Investment Funds may also invest substantially all of their assets in high-risk instruments that are low rated or unrated.

LIBOR Discontinuation Risk. Certain of the Fund’s and Investment Funds' investments, interest payment obligations and financing terms may be based on floating rates, such as LIBOR. LIBOR has been used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. In July of 2017, the head of the UK Financial Conduct Authority (“FCA”) announced a desire to phase out the use of LIBOR by the end of 2021. The ICE Benchmark Administrator has discontinued publishing most LIBOR and the remainder of U.S. dollar LIBOR settings will cease publication after June 30, 2023. It is possible that a subset of LIBOR settings will be published after these dates on a “synthetic” basis, but any such publications would be considered non-representative of the underlying market. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve's Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing SOFR, which is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Although the transition process away from LIBOR has become increasingly well-defined in advance of the anticipated discontinuation dates, the impact on certain debt securities, derivatives and other financial instruments remains uncertain. It is expected that market participants will adopt alternative rates, such as SOFR, or otherwise amend financial instruments referencing LIBOR to include fallback provisions and other measures that contemplate the discontinuation of LIBOR or other similar market disruption events, but neither the effect of the transition process nor the viability of such measures is known. Further, uncertainty and risk remain regarding the willingness and ability of issuers and lenders to include alternative rates and revised provisions in new and existing contracts or instruments. To facilitate the transition of legacy derivatives contracts referencing LIBOR, the International Swaps and Derivatives Association, Inc. launched a protocol to incorporate fallback provisions. However, there are obstacles to converting certain longer term securities and transactions to a new benchmark or benchmarks and the effectiveness of one alternative reference rate versus multiple alternative reference rates in new or existing financial instruments and products has not been determined. Certain proposed replacement rates to LIBOR, such as SOFR, are materially different from LIBOR, and changes in the applicable spread for financial instruments transitioning away from LIBOR will need to be made to accommodate the differences. Furthermore, the risks associated with the expected discontinuation of LIBOR and transition to replacement rates may be exacerbated if an orderly transition to an alternative reference rate is not completed in a timely manner.

As market participants transition away from LIBOR, LIBOR’s usefulness may deteriorate and these effects could be experienced until the permanent cessation of the majority of U.S. LIBOR rates in 2023. The transition process may lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates. LIBOR’s deterioration may adversely affect the liquidity and/or market value of securities that use LIBOR as a benchmark interest rate, including securities and other financial instruments held by the Fund. Further, the utilization of an alternative reference rate, or the transition process to an alternative reference rate, may adversely affect the Fund’s performance.

Liquidity Risk. Certain types of credit instruments, such as investments in collateralized debt obligations, high-yield bonds, debt issued in leveraged buyout transactions, mortgage- and asset-backed securities, and short-term asset-backed commercial paper, may become very illiquid. General market uncertainty may lead to market imbalances of sellers and buyers, which in turn may result in significant valuation uncertainties in mortgage and credit-related securities and other instruments. These conditions have resulted, and may in the future result in, greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many instruments remaining illiquid and of uncertain value. Such market conditions and the above factors may make valuation for the Fund uncertain and/or result in sudden and significant valuation increases or declines in the Fund. The extent to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions or other economic and market impediments.

Structured Credit Instruments. Investment Funds may invest in structured credit instruments, including collateralized debt obligations, collateralized loan obligations (“CLOs”), collateralized bond obligations, collateralized mortgage obligations and other similar securities. These may be fixed pools or may be “market value” or managed pools of collateral, including commercial loans, high yield and investment grade debt, structured securities and derivative instruments relating to debt. The pools are typically separated into tranches representing different degrees of credit quality, with lower rated tranches being subordinate to senior tranches. The senior tranches, which represent the highest credit quality in the pool, have the greatest collateralization and pay the lowest spreads over treasuries. Lower rated tranches represent lower degrees of credit quality and pay higher spreads over treasuries to compensate for the attendant risks. The Investment Funds generally tend to invest in lower rated tranches. Structured securities are extremely complex and are subject to risks related to, among other things, changes in interest rates, the rate of defaults in the collateral pool, the exercise of redemption rights by more senior tranches and the possibility that a liquid market will not exist when the Investment Fund seeks to sell its interest in a structured security.

Convertible Securities. Convertible securities (“Convertibles”) are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks).

A Convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a Convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a Convertible usually falls. Recent and potential future changes in government monetary policy may affect the level of interest rates. Since it is convertible into common stock, the Convertible generally has the same types of market and issuer risk as the underlying common stock. Convertibles that are debt securities are also subject to the normal risks associated with debt securities, such as interest rate risks, credit spread expansion and ultimately default risk, as discussed above. Convertibles are also prone to liquidity risk as demand can dry up periodically, and bid/ask spreads on bonds can widen significantly. An issuer may be more likely to fail to make regular payments on a Convertible than on its other debt because other debt securities may have a prior claim on the issuer’s assets, particularly if the Convertible is preferred stock. However, Convertibles usually have a claim prior to the issuer’s common stock. In addition, for some Convertibles, the issuer can choose when to convert to common stock, or can “call” (redeem) the Convertible, which may be at times that are disadvantageous for an Investment Fund.

Warrants and Rights. Investment Funds may purchase warrants and rights. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Foreign Sovereign Debt. Sovereign debt includes bonds that are issued by foreign governments or their agencies, instrumentalities or political subdivisions or by foreign central banks. Sovereign debt also may be issued by quasi-governmental entities that are owned by foreign governments but are not backed by their full faith and credit or general taxing powers. Investment in sovereign debt involves special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with terms of such debt, and an Investment Fund may have limited legal recourse in the event of a default because, among other reasons, remedies must be pursued in the courts of the defaulting party. In addition, political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance.

A sovereign debtor’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward principal international lenders and the political constraints to which a sovereign debtor may be subject.

The occurrence of political, social or diplomatic changes in one or more of the countries issuing sovereign debt could adversely affect an Investment Fund’s investments. Political changes or a deterioration of a country’s domestic economy or balance of trade may affect the willingness of countries to service their sovereign debt.

Speculative Trading Strategies. Some Investment Funds may engage in speculative strategies, such as selling securities short and futures trading. Short selling exposes the seller to unlimited risk due to the lack of an upper limit on the price to which a security may rise. Commodity futures prices can be highly volatile. Because of the low margin deposits normally required in futures trading, an extremely high degree of leverage is a typical feature of futures trading. This may have the effect of magnifying trading losses an Investment Fund experiences. No guarantee or representation is made that any Investment Fund’s strategies will be successful.

Derivatives Markets Can Be Highly Volatile. The profitability of investments by an Investment Fund in the derivatives markets depends on the ability of the Investment Manager to analyze correctly these markets, which are influenced by, among other things, changing supply and demand relationships, governmental, commercial and trade programs and policies designed to influence world political and economic events, and changes in interest rates.

Short Selling. Certain Investment Funds may engage in short selling. Short selling involves selling securities that are not owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows an Investment Fund to profit from declines in market prices to the extent such decline exceeds the transaction costs and the costs of borrowing the securities. However, since the borrowed securities must be replaced by purchases at market prices in order to close out the short position, any appreciation in the price of the borrowed securities would result in a loss upon such repurchase. An Investment Fund’s obligations under its securities loans will be marked to market daily and collateralized by the Investment Fund’s assets held at the broker, including its cash balance and its long securities positions. Because securities loans must be marked to market daily, there may be periods when the securities loan must be settled prematurely, and a substantial loss would occur. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Short-selling exposes an Investment Fund to unlimited risk with respect to that security due to the lack of an upper limit on the price to which an instrument can rise.

Repurchase Agreements. Repurchase agreements are agreements under which an Investment Fund purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Investment Fund at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent, the Investment Fund’s right to dispose of the securities may be restricted, or the value of the securities may decline before the Investment Fund is able to dispose of them. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Investment Fund may encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. If the seller defaults, the value of the securities may decline before the Investment Fund is able to dispose of them. If an Investment Fund enters into a repurchase agreement that is subject to foreign law and the other party defaults, the Investment Fund may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and may suffer delays and losses in disposing of the collateral as a result.

Reverse Repurchase Agreements. Reverse repurchase agreements are a form of borrowing that involves a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase that security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Reverse repurchase transactions are a form of leverage and may increase the volatility of an Investment Fund’s investment portfolio and therefore increase fluctuations in the Investment Fund’s net asset value.

Foreign Currency Transactions. Investment Funds may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security that an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns, particularly if an Investment Manager expects a decrease in the value of the currency in which the foreign security is denominated. Investment Funds may, in some cases, purchase and sell foreign currency for non-hedging purposes.

Foreign currency transactions may involve the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve an Investment Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Fund contracted to receive in the exchange. An Investment Fund’s success in these transactions will depend principally on the ability of its Investment Manager to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments. For defensive purposes or otherwise, some or all of an Investment Fund’s assets may be invested in high quality fixed-income securities, money market instruments, and money market mutual funds, or held in cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. The Fund also may invest in these instruments for defensive, liquidity or other purposes. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. However, any changes to regulations, rules and forms related to money market funds will affect the manner in which money market funds are structured and operated, and it is unclear how changes in money market fund structures and operations may impact investments.

Purchasing Initial Public Offerings. Investment Funds may invest in securities of companies in initial public offerings or shortly thereafter. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies and, thus, for the Investment Funds (and, ultimately, for the Fund). The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospect of achieving them.

Commodities Risk. Exposure to the commodities markets may subject the Fund or an Investment Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or events affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments. The prices of energy, industrial metals, precious metals, agriculture and livestock sector commodities may fluctuate widely due to factors such as changes in value, supply and demand and governmental regulatory policies. The energy sector can be significantly affected by changes in the prices and supplies of oil and other energy fuels, energy conservation, the success of exploration projects, and tax and other government regulations, policies of the Organization of Petroleum Exporting Countries (“OPEC”) and relationships among OPEC members and between OPEC and oil importing nations. The metals sector can be affected by sharp price volatility over short periods caused by global economic, financial and political factors, resource availability, government regulation, economic cycles, changes in inflation or expectations about inflation in various countries, interest rates, currency fluctuations, metal sales by governments, central banks or international agencies, investment speculation and fluctuations in industrial and commercial supply and demand. The commodity-linked securities in which the Fund or an Investment Fund might invest may be issued by companies in the financial services sector, including the banking, brokerage and insurance sectors. As a result, events affecting issuers in the financial services sector may cause an Investment Fund’s share value to fluctuate.

Oil and Gas Risk. The Fund may be exposed to risks relating to investments in companies in the oil and gas sector, including master limited partnerships. The profitability of companies in the oil and gas sector is related to worldwide energy prices, including all sources of energy, and exploration and production spending. The price of energy, the earnings of companies in the oil and gas sector, and the value of such companies’ securities can be extremely volatile. Such companies are also subject to risks of changes in commodity prices, interest rates, exchange rates and the price of oil and gas, government regulation, world events, negative perception, depletion of resources, development of alternative energy sources, technological developments, labor relations and general economic conditions, as well as market, economic and political risks of the countries where oil and gas companies are located or do business. Oil and gas companies operate in a highly competitive and cyclical industry, with intense price competition. A significant portion of their revenues may depend on a relatively small number of customers, including governmental entities and utilities.

Special Investment Instruments and Techniques. Investment Managers may utilize a variety of special investment instruments and techniques to hedge the portfolios of the Investment Funds against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue an Investment Fund’s investment objective. These strategies may be executed through derivative transactions. The instruments the Investment Managers may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Investment Managers may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Investment Selection. The Investment Funds’ investments may be selected in part on the basis of information and data filed by the issuers of such securities with various government regulators or made directly available to the Investment Managers by the issuers of securities or through sources other than the issuers. Although the Investment Managers will evaluate all such information and data and seek independent corroboration when they consider it appropriate and when it is reasonably available, the Investment Managers will not be in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information will not be readily available.

The Fund will acquire investment assets that have not yet been identified. Accordingly, prospective investors will not have an opportunity to review the terms upon which any assets will be acquired prior to investing in the Fund. The likelihood that Shareholders will realize income or gain depends on the skill and expertise of the Adviser in selecting Investment Funds.

Equity Securities. Investment in equity securities offers the potential for substantial capital appreciation. However, such investment also involves certain risks, including issuer, industry, market and general economic related risks. Additionally, Investment Funds that invest in securities issued by U.S. entities with substantial foreign operations may be subject to risks related to economic, political or regulatory conditions in such foreign countries. Investment Managers may attempt to reduce these risks; however, adverse developments or perceived adverse developments in one or more of these areas could cause a substantial decline in the value of equity securities owned by an Investment Fund.

Non-U.S. Exchanges and Markets. An Investment Fund may engage in trading on non-U.S. exchanges and markets. Trading on such exchanges and markets may involve certain risks not applicable to trading on U.S. exchanges and is frequently less regulated. For example, certain of those exchanges may not provide the same assurances of the integrity (financial and otherwise) of the marketplace and its participants, as do U.S. exchanges. There also may be less regulatory oversight and supervision by the exchanges themselves over transactions and participants in such transactions on those exchanges. Some non-U.S. exchanges, in contrast to U.S. exchanges, are “principals’ markets” in which performance is the responsibility only of the individual member with whom the trader has dealt and is not the responsibility of an exchange or clearing association. Furthermore, trading on certain non-U.S. exchanges may be conducted in such a manner that all participants are not afforded an equal opportunity to execute certain trades and may also be subject to a variety of political influences and the possibility of direct government intervention. Investment in non-U.S. markets would also be subject to the risk of fluctuations in the exchange rate between the local currency and the dollar and to the possibility of exchange controls. Foreign brokerage commissions and other fees are also generally higher than in the United States.

Trading on Futures Exchanges Outside the United States. Investment Managers may trade on futures exchanges outside the United States on behalf of their Investment Funds. Trading on such exchanges is not regulated by any U.S. government agency and may involve certain risks not applicable to trading on U.S. exchanges. For example, some non-U.S. exchanges, in contrast to U.S. exchanges, are “principals markets” similar to the forward markets in which performance is the responsibility only of the individual member with whom the Investment Fund has entered into a futures contract and not of any exchange or clearing corporation. In such cases, the Investment Fund will be subject to the risk of the inability or refusal to perform with respect to the individual member with whom the Investment Fund has entered into a futures contract. Trading on foreign exchanges involves the additional risks of expropriation, burdensome or confiscatory taxation, moratoriums, exchange or investment controls, and political or diplomatic disruptions, each of which might materially adversely affect the Investment Funds’ trading activities. In trading on non-U.S. exchanges, an Investment Fund is also subject to the risk of changes in the exchange rates between the U.S. Dollar and the currencies in which the foreign contracts are settled.

Non-U.S. Investments. Investment in non-U.S. issuers or securities principally traded outside the United States may involve certain special risks due to economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against non-U.S. entities. Furthermore, issuers of non-U.S. securities are subject to different, often less comprehensive accounting reporting and disclosure requirements than domestic issuers. The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets. Less information may be publicly available regarding foreign issuers. Foreign securities may be more volatile than U.S. securities.

The Fund and Investment Funds may invest directly or indirectly from time to time in European companies and assets, including investments located in the United Kingdom (“UK”). In June 2016, the UK approved a referendum to leave the European Union (“EU”). The withdrawal, known colloquially as "Brexit", was agreed to and ratified by the UK Parliament, and the UK left the EU on January 31, 2020. The UK began a transition period in which to negotiate a new trading relationship for goods and services that ended on December 31, 2020. On January 1, 2021, the UK left the EU Single Market and Customs Union, as well as all EU policies and international agreements. On December 24, 2020, the UK and EU agreed to a trade deal with no tariffs or quotas on products, regulatory and customs cooperation mechanisms as well as provisions ensuring a level playing field for open and fair competition. This agreement became effective on a provisional basis on January 1, 2021 and formally entered into force on May 1, 2021. In March 2021, the UK and EU put in place a regulatory dialogue on financial systems based on a separate memorandum of understanding. Since the referendum, there have been periods of significant volatility in the global stock markets and currency exchange rates, as well as challenging market conditions in the UK. At this time, the impact that the trade deal and any future agreements on services, particularly financial services, will have on the Fund and Investment Funds cannot be predicted, and it is possible that the new terms may adversely affect the Fund.

Currency Risk. The value of an Investment Fund’s assets may be affected favorably or unfavorably by the changes in currency rates and exchange control regulations. Some currency exchange costs may be incurred when an Investment Fund changes investments from one country to another. Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the respective markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates can also be affected unpredictably by intervention by governments or central banks (or the failure to intervene) or by currency controls or political developments.

Lending Portfolio Securities. Investment Funds may lend securities held in their portfolios to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities, which affords it an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

When-Issued and Forward Commitment Securities. Investment Funds may invest in securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund may incur a loss.

Forward Trading. Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually widespread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by an Investment Fund due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which an Investment Fund would otherwise conduct, to the possible detriment of the Fund. Market illiquidity or disruption could result in major losses to the Fund. In addition, managed accounts or investment funds in which the Investment Fund has an interest may be exposed to credit risks with regard to counterparties with whom the Investment Managers trade as well as risks relating to settlement default. Such risks could result in substantial losses to the Fund.

Forward Contracts. If an Investment Fund’s net asset value is less than $10 million, the Investment Fund may engage in regulated “retail forex transactions” which may result in the Investment Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees than apply in the interbank market. The “retail forex” markets may also be significantly less liquid than the interbank market. The creditworthiness of the financial institutions with whom the Investment Fund may trade on a retail basis could be significantly weaker than the creditworthiness of the financial institutions with whom the Investment Fund currently engages for its forward currency transactions. Although the impact of conducting forward currency transactions in the “retail” market could be substantial, the full scope is currently unknown and the ultimate effect could also be negligible.

Emerging Markets. The risks of foreign investments described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the United States and developed foreign markets. Accounting and auditing standards in many markets are different, and sometimes significantly differ from those applicable in the United States or Europe. In particular, the accounting standards with respect to inflation have to be clearly understood in order to analyze a balance sheet. The accounting, auditing and financial reporting standards and practices applicable to emerging market companies may be less rigorous, and there may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the quality of certain foreign audits may be unreliable, which may require enhanced procedures, and the Fund may not be provided with the same level of protection or information as would generally apply in developed countries, potentially exposing the Fund to significant losses. There is generally substantially less publicly available information about companies located in emerging markets than there is about companies in other more developed jurisdictions. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets and enforcement of existing regulations has been extremely limited.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries.

Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. The economies of these countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce an Investment Fund’s income from such securities.

In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition. In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments that could affect investments in those countries. There can be no assurance that adverse political changes will not cause an Investment Fund to suffer a loss of any or all of its investments or, in the case of fixed-income securities, interest thereon.

Many emerging countries are undergoing important political and economic changes that are making their economies more free-market oriented. However, there could be future political and economic changes that may return the situation to closed and centrally controlled economies with price and foreign exchange controls. Many of these countries lack the legal, structural and cultural basis for the establishment of a dynamic, orderly, market-oriented economy. Many of the promising changes that are being seen at present could be reversed, causing significant impact on an Investment Fund’s investment returns.

Special Risk Considerations of Investing in Russian Issuers. In February 2022, Russia commenced a military attack on Ukraine. The outbreak of hostilities between the two countries and the threat of wider-spread hostilities could have a severe adverse effect on the region and global economies, including significant negative impacts on the markets for certain securities and commodities, such as oil and natural gas. In addition, sanctions imposed on Russia by the United States and other countries, and any sanctions imposed in the future, could have a significant adverse impact on the Russian economy and related markets. The price and liquidity of investments may fluctuate widely as a result of the conflict and related events. How long the armed conflict and related events will last cannot be predicted. These tensions and any related events could have a significant impact on Fund performance and the value of Fund investments. The United States and other nations or international organizations may impose additional economic sanctions or take other actions that may adversely affect Russian-related issuers, including companies in various sectors of the Russian economy, including, but not limited to, the financial services, energy, metals and mining, engineering, and defense and defense-related materials sectors. These sanctions, any future sanctions or other actions, or even the threat of further sanctions or other actions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the Russian economy, and thus they may negatively affect the value and liquidity of an Investment Fund’s portfolio to the extent such Investment Fund has any exposure, and may impair an Investment Fund's ability to achieve its investment objective. For example, an Investment Fund may be prohibited from investing in securities issued by companies subject to such sanctions. In addition, the sanctions may require the Investment Fund to freeze its existing investments in Russian companies, prohibiting the Investment Fund from buying, selling or otherwise transacting in these investments. Russia may undertake countermeasures or retaliatory actions that may further impair the value and liquidity of the Investment Fund’s portfolio and potentially disrupt its operations. These events could impact an Investment Fund’s, and potentially the Fund’s, ability to sell securities or other financial instruments as needed to meet shareholder repurchase requests.

Greater China Region Risk. Investments in the Greater China region are subject to special risks, such as less developed or less efficient trading markets, restrictions on monetary repatriation and possible seizure, nationalization or expropriation of assets. Investments in Taiwan could be adversely affected by its political and economic relationship with China. In addition, the willingness of the Chinese government to support the Chinese and Hong Kong economies and markets is uncertain, and changes in government policy could significantly affect the markets in both Hong Kong and China. A small number of companies and industries represent a large portion of the Greater China market as a whole. Consequently, an Investment Fund may experience greater price volatility and significantly lower liquidity than an Investment Fund invested solely in equity securities of U.S. issuers. These companies and industries also may be subject to greater sensitivity to adverse political, economic or regulatory developments generally affecting the market.

Additionally, Chinese companies are required to follow Chinese accounting standards and practices, which only follow international accounting standards to a certain extent. However, the accounting, auditing and financial reporting standards and practices applicable to Chinese companies may be less rigorous, and there may be significant differences between financial statements prepared in accordance with Chinese accounting standards and those prepared in accordance with international accounting standards. In particular, the assets and profits appearing on the financial statements of a Chinese issuer may not reflect its financial position or results of operations in the way they would be reflected had such statements been prepared in accordance with U.S. Generally Accepted Accounting Principles. Consequently, the quality of audits in China may be unreliable, which may require enhanced procedures. Accordingly, the Fund and/or Investment Funds may not be provided with the same level of protection or information as would generally apply in developed countries, and the Fund and/or Investment Funds may be exposed to significant losses.

In addition, there may be restrictions on investments in Chinese companies. For example, on November 12, 2020, the President of the United States of America signed an Executive Order prohibiting U.S. persons from purchasing or investing in publicly-traded securities of companies identified by the U.S. government as “Communist Chinese military companies.” The list of such companies can change from time to time. Securities that are or become prohibited may become less liquid and their market prices may decline substantially. In addition, the market for securities of other Chinese-based issuers may also be negatively impacted, resulting in reduced liquidity and price declines.

Turnover. An Investment Fund’s trading activities may be made on the basis of short-term market considerations. The Fund anticipates that certain Investment Funds’ portfolio turnover rates will be significant, involving substantial brokerage commissions and fees. Each Investment Fund will be responsible for the payment of all of the trading expenses incurred in connection with its trading activities, which will ultimately affect the return achieved by the Fund.

Illiquid Investments. The securities and other instruments in which an Investment Fund invests may be thinly traded and relatively illiquid or may cease to be traded after the Investment Fund invests. An Investment Fund may also acquire significant positions in some securities or other instruments. In such cases and in the event of extreme market activity, an Investment Fund may not be able to liquidate its investments promptly if the need should arise or to cover the short sale of an option, thereby forcing an Investment Fund to incur unlimited losses. In addition, an Investment Fund’s sales of thinly traded securities or other investments could depress the market value of such investments and thereby reduce the Investment Fund’s (and ultimately the Fund’s) profitability or increase its losses. Such circumstances or events could affect materially and adversely the amount of gain or loss the Investment Fund may realize. In addition, an Investment Fund may have difficulty selling illiquid securities and other investments, perhaps causing the Fund to have difficulty in meeting redemptions. No assurance may be given that the Fund will be able to repurchase all Shares tendered by Shareholders with respect to any applicable offer of repurchase.

Restricted Securities. Certain Investment Funds may invest in restricted securities that are subject to substantial holding periods or that are not traded in public markets. Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded. No assurance can be given that any such restricted securities will be eligible to be traded on a public market even if a public market for securities of the same class were to develop. It is highly speculative as to whether and when an issuer will be able to register its securities so that they become eligible for trading in public markets.

Derivatives. Derivatives are financial contracts whose value depends on, or is derived from, an underlying product, such as the value of a securities index. Among the types of derivatives that may be used by the Investment Funds are futures, options and swaps. The risks generally associated with derivatives include the risks that: (a) the value of the derivative will change in a manner detrimental to an Investment Fund; (b) before purchasing the derivative, the Investment Manager will not have the opportunity to observe its performance under all market conditions; (c) another party to the derivative may fail to comply with the terms of the derivative contract; (d) the derivative may be difficult to purchase or sell; and (e) the derivative may involve indebtedness or economic leverage, such that adverse changes in the value of the underlying asset could result in a loss substantially greater than the amount invested in the derivative itself or in heightened price sensitivity to market fluctuations.

Certain Investment Funds may also invest in non-U.S.-traded derivatives. When traded outside the United States, derivatives may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and will be subject to the risk of government actions affecting trading in, or the prices of, foreign securities and other instruments. The value of positions taken as part of non-U.S. derivatives also could be adversely affected by: (1) other complex foreign political, legal and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in an Investment Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (5) lower trading volume and liquidity.

On October 28, 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of the use of derivatives and certain related instruments by registered investment companies. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users. In addition, Rule 18f-4 requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all tender option bonds or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all tender option bonds or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. Compliance with Rule 18f-4 will not be required until August 19, 2022. As the Fund comes into compliance with Rule 18f-4, the Fund's approach to asset segregation and coverage requirements described in this Memorandum will be impacted. In addition, Rule 18f-4 could restrict the Fund's ability to engage in certain derivatives transactions and/or increase the costs of such derivatives transactions, which could adversely affect the value or performance of the Fund.

Futures Contracts and Options on Futures Contracts. In entering into futures contracts and options on futures contracts, there is a credit risk that a counterparty will not be able to meet its obligations to an Investment Fund. The counterparty for futures contracts and options on futures contracts traded in the United States and on most foreign futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of its members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearinghouse will be able to meet its obligations to an Investment Fund.

In addition, under the CEA, futures commission merchants are required to maintain customers’ assets on a segregated basis. If an Investment Fund engages in futures and options contract trading and the futures commission merchants with whom the Investment Fund maintains accounts fail to so segregate the Investment Fund’s assets or are not required to do so, the Investment Fund will be subject to a risk of loss in the event of the bankruptcy of any of its futures commission merchants. Even where customers’ funds are properly segregated, an Investment Fund might be able to recover only a pro rata share of its property pursuant to a distribution of a bankrupt futures commission merchant’s assets.

Futures Cash Flow. Futures contracts gains and losses are marked-to-market daily for purposes of determining margin requirements. Option positions generally are not, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short-term cash flow needs. Were this to occur during an adverse move in the spread or straddle relationships, a substantial loss could occur.

Option Transactions. The purchase or sale of an option by an Investment Fund involves the payment or receipt of a premium payment and the corresponding right or obligation, as the case may be, to either purchase or sell the underlying security or other instrument for a specific price at a certain time or during a certain period. Purchasing options involves the risk that the underlying instrument does not change price in the manner expected, so that the option expires worthless and the investor loses its premium. Selling options, on the other hand, involves potentially greater risk because the investor is exposed to the extent of the actual price movement in the underlying security or other instrument in excess of the premium payment received.

Call and Put Options on Securities Indices. Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objective. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by an Investment Fund of options on stock indexes will be subject to the ability of the Investment Manager to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Factors Affecting Commodity Prices. The values of commodities that underlie the commodity futures contracts and other types of financial instruments in which the Fund or Investment Funds will invest are generally affected by, among other factors: the cost of producing commodities; changes in consumer demand for commodities; the hedging and trading strategies of producers and consumers of commodities; trading in commodities by commodity pools and other market participants; disruptions in commodity supply; weather and climate conditions; changes in interest rates; rates of inflation; currency devaluations and revaluations; embargoes; tariffs; regulatory developments; governmental, agricultural, trade, fiscal, monetary, and exchange control programs and policies; political and other global events; and global economic factors. In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in certain markets and this intervention may cause these markets to move rapidly. The Fund and the Investment Managers have no control over the factors that affect the price of commodities. Accordingly, the value of the Funds’ and Investment Funds’ investments could change substantially and in a rapid and unpredictable manner.

Recent Developments in Commodities Markets. Prices and trading volumes for certain commodities have recently experienced increased volatility as dislocations in the equity and credit markets have caused inflows of capital and the entrance of new market participants into the commodity markets. Fundamental demand for commodities in developing countries, such as China and India, and international conflicts have also contributed to increased volatility in prices of agricultural and energy products and certain other commodities. In the event that the Fund or an Investment Fund is long or short a commodity and is unable to react or adjust its trading strategy quickly enough to account for a rapid drop or increase, as the case may be, in the price of the commodity, such Fund or Investment Fund may be adversely affected. Volatility in certain commodities markets, such as agricultural commodities markets, has led to governmental review of those markets worldwide, including major legislative and regulatory inquiries and proposals in the United States with respect to trading on futures contract markets. The current market conditions have produced, and may produce in the future, legislative and regulatory developments that could adversely impact the ability of the Fund and Investment Funds to conduct trading.

Swap Agreements. The Fund and Investment Funds may enter into equity, commodity, interest rate, index, credit default and currency rate swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if an Investment Fund had invested directly in the asset that yielded the desired return, or to hedge. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” (e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index). Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Most swap agreements entered into by Investment Funds and the Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, an Investment Fund’s or the Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of payments that an Investment Fund or the Fund is contractually obligated to make. Derivatives associated with foreign currency transactions are subject to currency risk. If the other party to a swap defaults, an Investment Fund’s or the Fund’s risk of loss consists of the net amount of payments that the Investment Fund or the Fund contractually is entitled to receive.

Counterparty Risk. Some of the markets in which Investment Funds and the Fund may effect their transactions are “over-the-counter” or “interdealer” markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent an Investment Fund or the Fund invests in swaps, derivative or synthetic instruments, or other over-the-counter transactions on these markets, such Investment Fund or the Fund may take a credit risk with regard to parties with which it trades and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Investment Fund and/or the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Investment Fund and/or the Fund to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where an Investment Fund or the Fund has concentrated its transactions with a single or small group of counterparties. Investment Funds that invest in fixed income securities are subject to varying degrees of risk that the issuers of the securities will have their credit rating downgraded or will default, potentially reducing such Investment Fund’s net asset value and income level. Investment Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. The ability of Investment Funds and the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by Investment Funds and/or the Fund utilizing these types of investments.

Failure of Broker-Dealers. Institutions, such as brokerage firms or banks, may hold certain of an Investment Fund’s assets in “street name.” Bankruptcy or fraud at one of these institutions could impair the operational capabilities or the capital position of that Investment Fund. In addition, as certain Investment Funds may borrow money or securities or utilize operational leverage with respect to their assets, those Investment Funds will post certain of their assets as collateral securing the obligations or leverage (“Margin Securities”). Each Investment Fund’s broker generally holds the Margin Securities on a commingled basis with margin securities of its other customers and may use certain of the Margin Securities to generate cash to fund the Investment Fund’s leverage, including pledging such Margin Securities. Some or all of the Margin Securities may be available to creditors of the Investment Fund’s broker in the event of its insolvency. The Investment Fund’s broker has netting and set off rights over all the assets held by it to satisfy the Investment Fund’s obligations under its agreements with the Investment Fund’s broker, including obligations relating to any margin or short positions.

OTC Transactions. Certain Investment Funds may deal in forward foreign exchange contracts between currencies of the different countries and multi-national currency units and options on currencies for hedging or speculation. With respect to forward currency contracts, this is accomplished through contractual agreements generally to purchase or sell one specified currency for another currency at a specified future date and price determined at the inception of the contract. Certain Investment Funds will engage in other OTC transactions, such as options not traded on an exchange, swaps, caps, floors, and collars.

In general, there is less governmental regulation and supervision in the OTC markets than of transactions entered into on an organized exchange. In addition, many of the protections afforded to participants on some organized exchanges, such as the performance guarantee of an exchange clearinghouse, will not be available in connection with OTC transactions. This exposes an Investment Fund to the risks that a counterparty will not settle a transaction because of a credit or liquidity problem or because of disputes over the terms of the contract. An Investment Fund is not restricted from concentrating transactions with one counterparty. An Investment Fund, therefore, will be exposed to greater risk of loss through default than if the Investment Fund’s trading were confined to regulated exchanges.

An Investment Fund will be subject to the risk of the inability of counterparties to perform with respect to transactions, whether due to insolvency, bankruptcy, governmental prohibition or other causes, which could subject the Investment Fund to substantial losses.

Investment Manager Misconduct. When the Fund invests assets in an Investment Fund, the Fund will not have custody of the invested assets or control over its investment. Therefore, despite due diligence and monitoring, there is always the risk that an Investment Manager could divert or abscond with the assets, fail to follow agreed upon investment strategies or engage in other misconduct. The private Investment Funds in which the Fund’s assets will be invested likely will not have registered their securities under federal or state securities laws. In addition, the Investment Managers may not be registered as investment advisers under the Advisers Act. This lack of registration, with the attendant lack of regulatory oversight, may enhance the risk of misconduct by the Investment Managers.

Incentive Compensation. Investment Managers compensated with performance fees or allocations may assume more risk than those who receive fixed fees. Generally, the Investment Managers’ compensation is determined separately for each year or shorter period; often, but not always, the Investment Manager agrees to carry forward losses to subsequent years in determining the fee for such years. Such fee arrangements may give the Investment Managers incentives to make purchases for an Investment Fund that are unduly risky or speculative. Also, performance-based compensation may be paid to Investment Managers who show net profits, even though the Fund may incur a net loss.

In addition, because a performance-based fee or allocation will generally be calculated on a basis that includes unrealized appreciation of an Investment Fund’s assets, the fee or allocation may be greater than if it were based solely on realized gains. Moreover, each Investment Manager will receive any performance-based fees or allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally. Accordingly, an Investment Manager with positive performance may receive performance-based compensation from the Fund, which will be borne indirectly by Shareholders, even if the Fund’s overall returns are negative.

Past Performance; Trading Method Changes. Investment Managers’ trading strategies may change over time. There can be no assurance that any trading strategies will produce profitable results or that past performance of an Investment Manager’s trading strategies indicates future profitability. Furthermore, Investment Managers’ trading methods are dynamic and evolve. Thus, an Investment Manager may not always continue to use the same trading method in the future that was used to compile performance histories.

Limits on Hedged Strategies. Investment Managers may employ limited directional strategies that expose the Investment Funds to certain market risks. Substantial losses may be recognized on hedged positions as illiquidity and/or default on one side of a position can lead to a hedged position being transformed into an outright speculative position.

Securities Believed to be Undervalued or Incorrectly Valued. Securities that Investment Managers believe are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within timeframes Investment Managers anticipate. Investment Managers are not subject to minimum credit standards in their investments, and may purchase below investment grade obligations.

Financing Arrangements. As a general matter, the banks and dealers that provide financing to the Investment Funds have considerable discretion in setting and changing their margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing policies may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. There can be no assurance that any particular Investment Fund will be able to secure or maintain adequate financing, without which such an Investment Fund may not be viable.

General Economic Conditions. The success of Investment Fund strategies is often linked to market and business cycles, as well as the broader economic environment, which may affect the level and volatility of interest rates and the extent and timing of investor participation in the markets. Unexpected volatility or illiquidity in the markets in which the Investment Funds hold positions could result in significant losses for Investment Funds.

Investment in Multiple Investment Funds. The Investment Funds trade independently of each other and may place orders that “compete” with each other for execution or that cause the Fund to establish positions that offset each other (in which case the Fund would indirectly incur commissions and fees without the potential for a trading profit). Similarly, an Investment Fund could hold at one time opposite positions in the same instrument as a different Investment Fund. Each such position would indirectly cost the Fund transactional expenses but could not generate any recognized gain or loss.

Tandem Markets. The Fund may invest in Investment Funds which, in aggregate, broadly allocate among various asset classes such as equities, fixed-income, commodities, foreign currencies, listed securities and over-the-counter instruments globally. However, from time to time multiple markets can move in tandem against the Fund’s positions and in such cases the Fund could suffer substantial losses.

Other Accounts of Investment Managers. Investment Managers may manage other accounts (including accounts in which the Investment Managers have a personal interest), which could impact how trades are allocated to the Investment Funds in which the Fund invests. Large positions held by an Investment Manager across several accounts may be difficult to liquidate at what the Investment Manager believes to be a fair price. The investment activities of the Investment Managers for the other accounts they manage may give rise to conflicts of interest that may disadvantage the Fund. See “Risk Factors – Principal Risks Relating to the Fund’s Structure – Conflicts of Interest” for more information.

Off-Balance Sheet Risk. In the normal course of business, the Investment Funds may invest in financial instruments with off-balance sheet risk. These instruments may include forward contracts, swaps and securities and options contracts sold short. An off-balance sheet risk is associated with a financial instrument if such instrument exposes the investor to a loss in excess of the investor’s recognized asset carrying value in such financial instrument, if any, or if the ultimate liability associated with the financial instrument has the potential to exceed the amount that the investor recognizes as a liability in the investor’s statement of assets and liabilities.

Litigation and Enforcement Risk. An Investment Fund might accumulate substantial positions in the securities of a specific company and engage in a proxy fight, become involved in litigation, serve on creditor’s committees or attempt to gain control of a company. Under such circumstances, the Fund could conceivably be named as a defendant in a lawsuit or regulatory action. There have been a number of widely reported instances of violations of securities laws through the misuse of confidential information, diverting or absconding with assets, falsely reporting values and performance, and other violations of securities laws. Such violations may result in substantial liabilities for damages caused to others, the disgorgement of profits realized and penalties. Investigations and enforcement proceedings are ongoing and it is possible that Investment Managers of Investment Funds in which the Fund invests may be charged with involvement in such violations. In such a case, the performance records of the charged Investment Managers may be misleading. Furthermore, such Investment Funds and, in turn, the Fund could be exposed to losses.

Trading Suspensions. Securities or futures exchanges typically have the right to suspend or limit trading in any instrument traded on the exchanges. A suspension could render it impossible to liquidate an Investment Fund’s positions and thereby expose the Fund to losses.

Start-Up Periods. The Investment Funds may encounter start-up periods during which they will incur certain risks relating to the initial investment of newly contributed assets. Moreover, the start-up periods also represent a special risk in that the level of diversification of one or more of the Investment Funds’ portfolios may be lower than in a fully committed portfolio or group of portfolios.

Future Regulatory Change is Impossible to Predict. The securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, CFTC, and the securities and futures exchanges that they regulate are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of securities and derivatives both inside and outside the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

During periods of heightened market volatility or reduced liquidity, governments, their agencies, or other regulatory bodies, both within the United States and abroad, may take steps to intervene. These actions, which could include legislative, regulatory, or economic initiatives, might have unforeseeable consequences and could adversely affect the performance of an Investment Fund or otherwise constrain the Investment Manager’s ability to achieve such Investment Fund’s investment objectives.

AIFM Directive. An Investment Manager may be subject to the European Union Alternative Investment Fund Managers Directive 2011/61/EU (“AIFMD”) regulates alternative investment funds (“AIFs”) and their managers (“AIFMs”). Broadly, an Investment Manager will be subject to obligations under the AIFMD if it is an EEA AIFM irrespective of whether the AIF or AIFs it manages are constituted under the laws of an EEA state or non-EEA state or, for a non-EEA AIFM, if the AIF is marketed to professional investors in an EEA state.

An Investment Manager may be required to be authorized and regulated as an AIFM. The authorization requirement applies to all EEA AIFMs subject to certain exemptions. The authorization requirement may, in the future, be extended to certain non-EEA AIFMs that are managing EEA AIFs and/or marketing EEA AIFs or non-EEA AIFs in the EEA. If an Investment Manager is required to be authorized as an AIFM, it will be subject to supervision by the regulator in its home member state (or member state of reference for a non-EEA AIFM, if the authorization requirement is extended) and subject to various provisions under the AIFMD. These include provisions regarding capital requirements, the governance and operation of the AIFM’s activities, the valuation of the assets of the AIF, the requirement to appoint and the duties of a depositary, the disclosure of information to investors in offer documentation, annual reports and other periodic disclosures, and the provision of information and documentation to EEA regulators. Compliance with certain provisions under the AIFMD may, among other things, impact the ability of an Investment Manager to apply certain investment strategies, for example the requirements imposed on investments in securitization positions, the requirements imposed on AIFMs of AIFs acquiring control of non-listed companies and issuers and the requirements for liquidity management. Compliance with the AIFMD may increase the costs of operating and administering an Investment Fund and the costs of custody and other depositary services.

In relation to marketing, the AIFMD imposes restrictions on the marketing of an AIF in the EEA. An EEA AIFM may market an EEA AIF throughout the EEA to professional investors pursuant to the AIFMD passport mechanism. In relation to EEA AIFMs marketing non-EEA AIFs and non-EEA AIFMs marketing any AIFs to professional investors in the EEA, the introduction of a passport has been delayed. The European Securities and Markets Authority (“ESMA”) published advice concluding that there is no barrier to extending the passport in respect of non-EEA AIFMs and non-EEA AIFs constituted in certain jurisdictions. The European Commission is to consider whether to adopt ESMA’s advice. Currently, non-EEA AIFs managed by EEA AIFMs, and any AIFs managed by non-EEA AIFMs, may be marketed to professional investors in the EEA only pursuant to the national private placement regime of the jurisdiction in which the AIF is to be marketed (where available) subject to satisfying certain conditions under the AIFMD and any additional conditions imposed under the relevant national private placement regime. In the event that those conditions are not satisfied, this will restrict investment in the AIF by EEA professional investors.

European Market Infrastructure Regulation. Investment Funds that enter into transactions in the EEA in OTC derivative instruments may be required to comply with certain requirements under European Union Regulation No 648/2012 on OTC derivatives, central counterparties and trade repositories (also known as the European Market Infrastructure Regulation, or “EMIR”). EMIR came into force on August 16, 2012 and introduced - on a phased basis - a number of requirements including the following: (i) Certain standardized OTC derivative transactions are subject to mandatory clearing through a central counterparty (a “CCP”). Clearing derivatives through a CCP may result in additional costs for an Investment Fund and may be on less favorable terms for it than would be the case if such derivative was not required to be centrally cleared. (ii) For OTC derivative contracts that are not subject to the central clearing obligation, persons entering into transactions in such derivatives may be required to put in place risk mitigation requirements, which may include the posting of margin. These risk mitigation requirements may increase the cost to an Investment Fund of pursuing its investment strategy, or of hedging risks arising from its investment strategy, or otherwise undertaking efficient portfolio management activities. (iii) Derivative transactions may be required to be reported to a trade repository or, where such a trade repository is not available, ESMA. This reporting obligation may increase the costs to an Investment Fund of utilizing derivatives. Whilst some of the obligations under EMIR have come into force, a number of the requirements in relation to clearing and margin are subject to phase-in periods.

Markets in Financial Instruments Directive. An Investment Manager may be subject to the European Union Markets in Financial Instruments Directive 2014/65/EU (“MiFID II”). MiFID II came into force on in January of 2018. MiFID II introduces various requirements, including changes to conduct of business requirements, additional disclosure requirements, changes to the market transparency and transaction reporting regimes, product governance requirements, and organizational and corporate governance changes. In relation to soft dollars and payments for research, under MiFID II certain EEA Investment Managers may be required to pay for research from brokers and dealers only directly out of their own resources or by establishing "research payment accounts” for each client, rather than through client commissions. As such, MiFID II is expected to limit or eliminate the use of soft dollars by EEA Investment Managers to which it applies, and could result in separate research costs being charged to Investment Funds by their Investment Managers if an Investment Manager decides not to meet such costs themselves.

Securitization Regulation. The European Union Securitization Regulation 2017/240 came into force in January of 2019. The Regulation imposes enhanced due diligence requirements on EEA Investment Managers prior to investing in a securitization. This may increase the cost to EEA Investment Managers of holding securitization positions.

General Data Protection Regulation. An EEA Investment Manager (and certain non-EEA Investment Managers) will be subject to the European Union General Data Protection Regulation 2016/679 (“GDPR”). GDPR came into force on May 25, 2018 and requires EEA-based organizations (and organizations without an EEA presence that process the personal data of persons resident in the EEA) to meet new obligations for the processing of personal data - that is, data relating to individuals. GDPR may have an effect, including increased compliance costs, on Investment Funds and Investment Managers that (1) are established in the EEA or (2) handle personal data of individuals who are EEA-resident. Fines for non-compliance with GDPR could be up to the greater of 4% of annual global turnover or €20 million.

Cyber-Security and Operational Risk. Like other business enterprises, the use of the Internet and other electronic media and technology exposes the Fund, the Investment Funds, and their respective service providers, and their respective operations, to potential risks from cyber-security attacks or incidents (collectively, “cyber-events”). Cyber-events may include, for example, unauthorized access to systems, networks or devices (such as, for example, through “hacking” activity), infection from computer viruses or other malicious software code, and attacks which shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality. In addition to intentional cyber-events, unintentional cyber-events can occur, such as, for example, the inadvertent release of confidential information. Any cyber-event could adversely impact the Fund and/or an Investment Fund and their respective investors and cause the Fund and/or an Investment Fund to incur financial loss and expense, as well as face exposure to regulatory penalties, reputational damage, and additional costs associated with corrective measures.

A cyber-event could also result in the loss or theft of investor data. A cyber-event may cause the Fund and/or an Investment Fund, or their respective service providers, to lose proprietary information, suffer data corruption, lose operational capacity (such as, for example, the loss of the ability to process transactions, calculate the Fund’s or Investment Fund’s NAV, or allow investors to transact business), and/or fail to comply with applicable privacy and other laws. Among other potentially harmful effects, cyber-events also may result in theft, unauthorized monitoring and failures in the physical infrastructure or operating systems that support the Fund, the Investment Fund and/or their respective service providers. In addition, cyber-events affecting issuers in which the Fund and/or an Investment Fund invests could cause the Fund’s or the Investment Fund’s investments to lose value and the Fund may incur substantial costs to mitigate the risk of cyber-events. A cybersecurity breach could result in a failure to maintain investor’s confidential information and could result in the theft of financial assets. The nature of malicious cyber-attacks is becoming increasingly sophisticated and the Fund cannot control the cyber systems and cyber security systems of Investment Funds, issuers or third party service providers. While service providers generally have established business continuity plans and risk management systems intended to identify and mitigate cyber-events, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by service providers to the Fund and the Investment Funds. The Fund and Shareholders could be harmed as a result.

The Fund is also exposed to operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of the Fund’s service providers, counterparties, or other third parties, failure or inadequate processes and technology or system failures. The Fund depends on the Adviser to develop, implement and operate the appropriate systems and procedures to control operational risk. These systems and procedures may not account for every actual or potential disruption of the Fund’s operations. The Fund’s operations are dynamic and complex. As a result, certain operational risks are intrinsic to the Fund’s operations and business. Disruptions in the Fund’s operations may cause the Fund to suffer, among other things, financial loss, the disruption of its businesses, liability to third parties, regulatory intervention or reputational damage.

Reinsurance-Related Securities Risk. Reinsurance-related securities typically are “high-yield” or below investment-grade or are unrated. Reinsurance-related debt securities that are below investment-grade may be referred to as “junk bonds.” The principal risk of an investment in a reinsurance-related security is that a triggering event(s) (e.g., (i) natural events, such as a hurricane, tornado or earthquake of a particular size/magnitude in a designated geographic area; or (ii) non-natural events, such as large aviation disasters) will occur and an Investment Fund will lose all or a significant portion of the principal it has invested in the security and the right to additional interest payments with respect to the security. If multiple triggering events occur that impact a significant portion of the portfolio of an Investment Fund, the Investment Fund could suffer substantial losses and the Fund will lose money. An Investment Fund’s assets may be invested directly or indirectly in reinsurance-related securities tied to natural events and/or non-natural disasters, and there is inherent uncertainty as to whether, when or where such events will occur. There is no way to accurately predict whether a triggering event will occur and, because of this significant uncertainty, reinsurance-related securities carry a high degree of risk.

Limits of Risk Disclosures

The above discussion covers certain risks associated with an investment in the Fund and the Shares, but is not, nor is it intended to be, a complete enumeration or explanation of all risks involved in an investment in the Fund. Prospective Shareholders should read this entire Memorandum and consult with their own advisers before deciding whether to invest in the Fund. An investment in the Fund should only be made by investors who understand the nature of the investment, do not require liquidity in the investment and can bear the financial risks of the investment including partial or complete loss of principal.

MANAGEMENT

The Board of Trustees of the Fund

The Board provides broad oversight over the operations and affairs of the Fund, and has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to establish policies regarding the management, conduct, and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

The Trustees of the Board (“Trustees”) are not required to hold Shares of the Fund. A majority of the Trustees are persons who are not “interested persons” (as defined in the 1940 Act) of the Fund (collectively, the “Independent Trustees”). The Independent Trustees perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Trustees and officers of the Fund and brief biographical information regarding each such person during the past five years is set forth below. Each Trustee who is deemed to be an “interested person” of the Fund, as defined in the 1940 Act (an “Interested Trustee”), is indicated by an asterisk. The business address of each Trustee and Fund officer listed in the tables below is c/o UMB Fund Services, Inc., 235 W. Galena Street, Milwaukee, WI 53212.

Independent Trustees
Name and Age(1)	Positions(s) with the Fund	Length of Time Served(2)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(3) Overseen by Trustee	Other Directorships Held by Trustee
David G. Lee Year of Birth: 1952	Chairman and Trustee	Since 2019	Retired (since 2012); President and Director, Client Opinions, Inc. (2003 - 2012); Chief Operating Officer, Brandywine Global Investment Management (1998-2002).	14	None
Robert Seyferth Year of Birth: 1952	Trustee	Since 2019	Retired (since 2009); Chief Procurement Officer/Senior Managing Director, Bear Stearns/JP Morgan Chase (1993 -2009).	14	None
Gary E. Shugrue Year of Birth: 1954	Trustee	Since 2019	Managing Director, Veritable LP (investment advisory firm) (2016-Present); Founder/ President, Ascendant Capital Partners, LP (private equity firm) (2001 – 2015).	12	Trustee, Quaker Investment Trust (2 portfolios) (registered investment company)
Interested Trustee
Terrance P. Gallagher* Year of Birth: 1958	Trustee	Since 2019	Executive Vice President and Director of Fund Accounting, Administration and Tax; UMB Fund Services, Inc. (2007-present); President, Investment Managers Series Trust II (2013-Present); Treasurer, American Independence Funds Trust (2016-2018); Treasurer, Commonwealth International Series Trust (registered investment company) (2010-2015).	14	Trustee, Investment Managers Series Trust II (19 portfolios) (registered investment company).

*	Indicates an Interested Trustee. Mr. Gallagher is deemed an Interested Trustee because of his affiliation with the Fund’s Administrator.

(1)	As of March 31, 2022.

(2)	Each Trustee serves until death, retirement, resignation or removal from the Board. Any Trustee may be removed, with or without cause, at any meeting of the Shareholders by a vote of Shareholders owning at least two-thirds of the total outstanding Shares.

(3)	The term “Fund Complex” refers to the Fund, AFA Multi-Manager Credit Fund, Aspiriant Risk-Managed Capital Appreciation Fund, Aspiriant Risk-Managed Real Asset Fund, Corbin Multi-Asset Strategy Fund, LLC, First Trust Alternative Opportunities Fund, First Trust Private Assets Fund, First Trust Private Credit Fund, First Trust Real Assets Fund, Infinity Core Alternative Fund, LLC, Keystone Private Income Fund, Optima Dynamic Alternatives Fund, Variant Alternative Income Fund and Variant Impact Fund.

Principal Officers
Name and Age(1)	Position(s) With the Fund	Length of Time Served(2)	Principal Occupation During Past Five Years
Kent E. Muckel Year of Birth: 1968	President	Since 2019	Deputy CIO of Agility (2016-Present); Partner and Portfolio Manager (January 2010-Present); Chief Investment Officer, Baylor University (May 2009 – December 2009); Senior Portfolio Manager, University of Colorado Foundation (October 2007-April 2009); Senior Director of Public Markets, Qwest Asset Management (June 1998-October 2007).
Philip W. Alfonsin Year of Birth: 1980	Treasurer	Since 2019	Managing Director and Controller of Agility (March 2010-Present); Fund Accountant and Operations Analyst, Starwood Property Trust, Inc. (September 2009 – February 2010); Assistant Controller in Fund Accounting and Operations Analyst, Sandelman Partners, LP (November 2007 to April 2009); Senior Associate, Ernst & Young, LLP (September 2003 – November 2007).
Ann Maurer Year of Birth: 1972	Secretary	Since 2019	Senior Vice President, Client Services (2017 – Present); Vice President, Senior Client Service Manager (2013 –2017), Assistant Vice President, Client Relations Manager (2002 –2013); UMB Fund Services, Inc.
Bernadette Murphy Year of Birth: 1964	Chief Compliance Officer	Since 2021	Director, Vigilant Compliance, LLC (investment management solutions firm) (2018-Present); Director of Compliance and operations, B. Riley Capital Management, LLC (investment advisory firm (2017-2018); Chief Compliance Officer, Dialect Capital Management, LP (investment advisory firm) (2008-2018).

(1)	As of March 31, 2022.

(2)	Each officer of the Fund serves for an indefinite term until the date his or her successor is elected and qualified, or until he or she sooner dies, retires, is removed or becomes disqualified.

Leadership Structure and the Board

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the Fund’s Agreement and Declaration of Trust. The Board is currently composed of four members, three of whom are Independent Trustees. The Board meets in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Trustees meet with their independent legal counsel during each quarterly in-person board meeting. As described below, the Board has established a Valuation Committee, an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed David G. Lee, an Independent Trustee, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, other service providers, counsel and other Trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the Trustees. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board will require senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer (“CCO”), and the Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee will receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, placement agent and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Trustee Qualifications

The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis, and in combination with those of the other Trustees, lead to the conclusion that each Trustee should serve in such capacity. Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Adviser, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees. A Trustee’s ability to perform his or her duties effectively may have been attained through the Trustee’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee.

Terrence P. Gallagher. Mr. Gallagher has been a Trustee since 2019. Mr. Gallagher has more than 40 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the Fund Complex.

David G. Lee. Mr. Lee has been a Trustee since 2019. He has more than 25 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the Fund Complex.

Robert Seyferth. Mr. Seyferth has been a Trustee since 2019. Mr. Seyferth has more than 30 years of business and accounting experience. The Board also benefits from his experience as a member of the board of other funds in the Fund Complex.

Gary E. Shugrue. Mr. Shugrue has been a Trustee since 2019. Mr. Shugrue has more than 30 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the Fund Complex and in another mutual fund complex.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above.

Committees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year and will review with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Trustees. During the fiscal year ended September 30, 2021, the Audit Committee of the Fund held two meetings.

Nominating Committee

The Board has formed a Nominating Committee (formerly, the “Nominating and Compensation Committee”) that is responsible for selecting and nominating persons to serve as Trustees of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Shareholders for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Shareholders and evaluate them both in a similar manner, as long as the recommendation submitted by a Shareholder includes at a minimum: the name, address and telephone number of the recommending Shareholder and information concerning the Shareholder’s interests in the Fund in sufficient detail to establish that the Shareholder held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a trustee. The Nominating Committee may solicit candidates to serve as trustees from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Trustees. During the fiscal year ended September 30, 2021, the Nominating Committee did not hold any meetings.

Valuation Committee

The Board has formed a Valuation Committee that is responsible for reviewing fair valuations of securities held by the Fund in instances as required by the valuation procedures adopted by the Board and is responsible for carrying out the provisions of its charter. The Valuation Committee currently consists of each of the Fund’s Trustees. During the fiscal year ended September 30, 2021, the Valuation Committee did not hold any meetings.

Trustee Compensation(1)

Name of Trustee	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex(2)
David G. Lee	$15,500	$152,500
Robert Seyferth	$15,500	$152,500
Gary Shugrue	$15,500	$100,000
Terrance P. Gallagher*(3)	None	None

*	Indicates an Interested Trustee.

(1)	For the period from October 1, 2020 through September 30, 2021.

(2)	The term “Fund Complex” refers to the Fund, AFA Multi-Manager Credit Fund, Aspiriant Risk-Managed Capital Appreciation Fund, Aspiriant Risk-Managed Real Asset Fund, Corbin Multi-Asset Strategy Fund, LLC, First Trust Alternative Opportunities Fund, First Trust Private Assets Fund, First Trust Private Credit Fund, First Trust Real Assets Fund, Infinity Core Alternative Fund, Keystone Private Income Fund, Optima Dynamic Alternatives Fund, Variant Alternative Income Fund and Variant Impact Fund.

(3)	Mr. Gallagher is compensated by the Fund’s Administrator and/or its affiliates is not separately compensated by the Fund.

Each Independent Trustee receives from the Fund a retainer fee at the annual rate of $21,000. Independent Trustees are reimbursed by the Fund for their travel and out-of-pocket expenses related to Board meetings. The Trustees do not receive any pension or retirement benefits from the Fund. The officers of the Fund do not receive any additional compensation from the Fund.

Trustee and Officer Ownership of Securities

As of December 31, 2021, none of the Trustees owned Shares of the Fund or shares of the other funds in the Fund Complex. In addition, as of December 31, 2021, the Trustees and officers of the Fund as a group owned less than one percent of the outstanding Shares of the Fund.

Kent Muckel, President of the Fund and also an Adviser Manager (as defined below), owned $50,001-$100,000 in Shares of the Fund as of December 31, 2021.

Independent Trustee Ownership of Securities

As of December 31, 2021, none of the Independent Trustees (or their immediate family members) owned securities of the Adviser, or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Adviser.

THE ADVISER

General

The investment adviser of the Fund is the Adviser, a limited partnership organized under the laws of the State of Delaware. The principal business address of the Adviser is 767 Fifth Avenue, New York, NY 10153.  The Adviser is a wholly-owned subsidiary of Perella Weinberg Partners Capital Group LP (“Perella Weinberg Partners”).

The Adviser is registered with the SEC as an investment adviser under the Advisers Act. The Adviser currently relies on the no-action relief afforded by CFTC Staff Letter No. 12-38 with respect to the Fund. Therefore, the Adviser will not be required to deliver a CFTC disclosure document to Shareholders, nor will it be required to provide Shareholders certified annual reports that satisfy the requirements of CFTC regulations generally applicable to registered CPOs. As of the date of this Memorandum, there is no certainty that the Adviser or other parties will be able to rely on these exclusions and any other exemptions in the future. Additional CFTC regulation (or a choice to no longer use strategies that trigger additional regulation) may cause the Fund to change its investment strategies or to incur additional expenses. The Adviser is currently exempt from registering as a “commodity trading advisor” with the CFTC under CFTC Rule 4.14(a)(8). The Adviser also serves, or may serve, as investment adviser or subadviser to private investment funds, other registered investment companies, and managed accounts.

Subject to policies adopted by the Board and applicable law, the Adviser is responsible for the day-to-day management of the Fund. The Adviser’s investment professionals will devote such time to the ongoing operations of the Fund as they deem appropriate in order to implement and monitor the Fund’s investment program.

Biographies of certain of the Adviser partners having portfolio management responsibility to the Fund (each an “Adviser Manager” and collectively, the “Adviser Managers”) are below.

Christopher Bittman. Chris Bittman is a Partner at Perella Weinberg Partners and CEO and CIO of Agility. Chris has served as an Adviser Manager of the Fund since July 2019 and, from September 2010 through June 2019, served as a portfolio manager of the Fund when the Adviser was the Fund's sub-adviser. Prior to joining Perella Weinberg Partners in 2009, Chris was the Chief Investment Officer of the University of Colorado Foundation. Before being named the first CIO of the Foundation in 2004, he was the President and CEO of Jurika & Voyles, a California-based investment firm, where he was responsible for the management of over $5 billion for a broad variety of Fortune 500 corporations, public funds, foundations, endowments and families. He began his career on Wall Street as the Western Regional Manager for Merrill Lynch’s Business Financial Services Group and was the youngest Regional Manager in the group’s history. Chris graduated from the University of Colorado in 1985 and served the institution as a volunteer for nearly 20 years in various capacities – as President of its Alumni Association, as Trustee and Director of its Foundation, and as Chair of the Foundation’s Investment Committee. He is a guest lecturer on investment management at the University’s Leeds School of Business and a former member of the University’s Intercollegiate Athletics Task Force. He has served as Chair of the Board of Directors for Colorado Public Television; Investment Committee member of the Colorado Health Foundation; board member of the University of Colorado Technology Transfer Office; Trustee of Colorado Academy, a private, coeducational college preparatory school in Denver; and the National President of the Sigma Phi Epsilon Fraternity.

Kent Muckel, CFA. Kent Muckel is a Partner at Perella Weinberg Partners and Deputy CIO of Agility. He also leads Agility’s Public Markets Team and is a voting member of the Agility Investment Committee. Kent has served as an Adviser Manager of the Fund since July 2019 and, from September 2010 through June 2019, served as a portfolio manager of the Fund when the Adviser was the Fund's sub-adviser. Prior to joining Perella Weinberg Partners in 2010, Kent was the Chief Investment Officer for Baylor University, where he was charged with overseeing the day-to-day investment practices and operations of Baylor’s endowment. Before joining Baylor, Kent was Senior Portfolio Manager with the University of Colorado Foundation, where he was jointly responsible for the evaluation, recommendation, and monitoring of the Foundation’s then $1 billion in assets. Previously, Kent was Vice President and Senior Director for Public Markets at Qwest Asset Management Company, where he was responsible for managing over $10 billion in public market and liquid alternative investments for the company’s defined benefit assets. Prior to Qwest, he held various positions as a fixed income portfolio manager and investment professional. Kent earned a BS in Finance with honors from the University of Colorado and an MBA from the Daniels School of Business at the University of Denver. He is a CFA® charter holder. Kent is an active supporter of several other cancer and healthcare-focused philanthropies.

Darren Myers, CFA. Darren Myers is a Partner at Perella Weinberg Partners and Director of Research for Agility. He also leads Agility’s Absolute Return Team and is a voting member of the Agility Investment Committee. Darren has served as an Adviser Manager of the Fund since July 2019 and, from September 2010 through June 2019, served as a portfolio manager of the Fund when the Adviser was the Fund's sub-adviser. Prior to joining Perella Weinberg Partners in 2007, he served as a Senior Research Analyst at Tejas Securities Group, Inc., where he provided investment recommendations on special situation and distressed debt opportunities. Darren was previously a Senior Analyst at UTIMCO, focusing on hedge fund investments for the $3 billion Marketable Alternative Investments portfolio. He also worked at Perry Capital, LLC, a multi-billion dollar private investment management firm. Darren holds a BA in the Plan II Honors Program and an MBA, both from the University of Texas at Austin. He also serves on the MBA Advisory Board at the University of Texas at Austin. Darren is a CFA® charter-holder . He is an active endurance athlete, completing the Atacama Crossing, a 150-mile ultramarathon in the Chilean desert, and an Ironman triathlon.

Other Accounts Managed Table

(As of September 30, 2021)

	Registered Investment Companies(1)		Other Pooled Investment Vehicles		Other Accounts
Adviser Managers	Number of Accounts	Total Assets of Accounts Managed ($)	Number of Accounts	Total Assets of Accounts Managed ($)	Number of Accounts	Total Assets of Accounts Managed ($)
Christopher Bittman	0	$0	0	$0	3	$4,184,642,138
Kent Muckel	0	$0	4	$2,660,437,119	7	$3,256,302,899
Darren Myers	0	$0	1	$627,268,630	5	$3,155,067,502

(1)	Not including the Fund.

Of the information provided in the above table, the following are the number of accounts and respective total assets managed by the Adviser Managers that may pay a performance-based fee:

Performance-Based Fee Accounts Information

(As of September 30, 2021)

Adviser Managers	Registered Investment Companies(1)		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets of Accounts Managed ($)	Number of Accounts	Total Assets of Accounts Managed ($)	Number of Accounts	Total Assets of Accounts Managed ($)
Christopher Bittman	0	$0	0	$0	3	$4,184,642,138
Kent Muckel	0	$0	4	$2,660,437,119	2	$2,807,821,249
Darren Myers	0	$0	1	$627,268,630	0	$0

(1)	Not including the Fund

Real, potential or apparent conflicts of interest may arise because the Adviser has day-to-day portfolio management responsibilities with respect to more than one fund. The Adviser manages other pooled investment vehicles with investment strategies that may be similar to certain investment strategies utilized by the Fund. Fees earned by the Adviser may vary among these accounts, and the Adviser Managers may personally invest in these accounts. These factors could create conflicts of interest because the Adviser Managers may have incentives to favor certain accounts over others, resulting in other accounts outperforming the Fund. A conflict may also exist if the Adviser Managers identify a limited investment opportunity that may be appropriate for more than one account, but the Fund is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the Adviser Managers may execute transactions for another account that may adversely impact the value of securities held by the Fund. However, the Adviser believes that these risks are mitigated by the fact that accounts with like investment strategies managed by the Adviser Managers are generally managed in a similar fashion and the Adviser has a policy that seeks to allocate opportunities on a fair and equitable basis over time.

The Adviser will allocate investment opportunities, including those with respect to the Investment Funds, among the Fund and other accounts with similar investment strategies fairly and equitably over time and will seek not to favor certain accounts over others, whether advised by it or an affiliate. The Adviser also will seek not to favor proprietary accounts over accounts for which all or substantially all of the capital is provided by outside investors. The Adviser will supervise the allocation of transaction costs and investment opportunities among accounts. The Chief Compliance Officer of the Adviser will review its respective activity to confirm that the Adviser is not unfairly favoring any accounts over time. Determination of whether an allocation is unfair will depend on the individual facts and circumstances and the accounts’ needs and objectives. The Adviser will make every reasonable effort to allocate opportunities fairly and equitably over time in view of the different investment objectives, diversification requirements, leverage, risk parameters and current positions of the accounts.

Adviser Manager Compensation

As of September 30, 2021, compensation for the Adviser Managers is generally a combination of a fixed salary and a discretionary bonus. The bonus paid to the Adviser Managers for any period may be tied, in part, to the revenues generated by the Fund or, in the aggregate, by the Fund and any other fund(s) or account(s) managed by the Adviser during the applicable period, as well as a variety of other factors including, but not limited to, the Adviser Managers’ execution of managerial responsibilities. Compensation is generally determined by senior management of Perella Weinberg Partners and its affiliates. The Adviser Managers may also participate in other forms of compensation provided by Perella Weinberg Partners and its affiliates, including, but not limited to, a 401(k) plan that enables them to direct a percentage of their pre-tax salary into a tax-qualified retirement plan. Additionally, as Partners of Perella Weinberg Partners and its affiliates, the Adviser Managers may be given an equity interest in the parent companies of the Adviser and/or related entities.

Adviser Manager Ownership

Kent Muckel, who is also the President of the Fund, owns $50,001-$100,000 in Shares of the Fund as of September 30, 2021. Darren Myers, owns $50,001-$100,000 in Shares of the Fund as of September 30, 2021. Christopher Bittman did not own any Shares of the Fund as of September 30, 2021.

OUTSTANDING SECURITIES*

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Fund or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Class A	Unlimited	$0	$13,151,032
Class I	Unlimited	$0	$102,667,102

*	As of May 31, 2022.

FEES AND EXPENSES

The Advisory Agreement

Pursuant to the Advisory Agreement, the Adviser is responsible for implementing a continuous investment program for the assets of the Fund and monitoring management of the Fund’s assets in accordance with the Fund’s investment objectives and related investment policies. The Adviser develops, monitors and modifies, as necessary, the Fund’s expectations as to the range of, and target allocations to, general investment strategies to be utilized by the Investment Funds selected by the Adviser.

The Adviser performs additional services under the terms of the Advisory Agreement, including but not limited to: (i) reviewing and reporting to the Board on the performance of the Fund, (ii) providing office space and all necessary office facilities and equipment to perform its duties under the Advisory Agreement, (iii) permitting individuals who are directors, officers or employees of the Adviser to serve as a Manager or officer of the Fund without cost to the Fund, (iv) furnishing personnel (either as officers of the Fund or otherwise) to exercise oversight of and/or to conduct Fund operations and compliance and to monitor the services provided to the Fund by other service providers, including legal, accounting, administrative, transfer agency, audit, custody and other non-investment related services, and (v) furnishing to, or placing at the disposal of, the Fund such information, reports, valuations, analyses and opinions as the Board may reasonably request or as the Adviser deems helpful to the Board. With the approval of the Board, the Adviser may elect to manage the Fund’s investments and determine the composition of the assets of the Fund.

Pursuant to the Advisory Agreement between the Fund and the Adviser, the Fund pays the Adviser each month a Management Fee equal to one-twelfth of 0.75% of the aggregate net asset value of outstanding Shares (borne by Class A and Class I Shares on a pro rata basis) determined as of the last Business Day of that month (before any repurchases of Shares). Notwithstanding the foregoing, the Adviser has contractually agreed to waive a portion of its Management Fee to the extent necessary to limit the total annualized expenses of each Class of Shares of the Fund to 2.00% annually of the Fund’s average net assets attributable to such Class of Shares, including the Management Fee. This contractual fee waiver remains in effect through June 30, 2023. The Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its Management Fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses (exclusive of the Investor Distribution and Servicing Fee charged to Class A Shareholders) fall below the annualized rate of 2.00% per year. The Fund, however, is not obligated to pay any such amount more than three years after the Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth in the fee waiver arrangement. During the periods covered by the contractual fee waiver, the fee waiver arrangement set forth above for the Fund may only be modified by a majority vote of the Independent Trustees. Prior to July 1, 2019, the Adviser served as the Fund’s sub-adviser under a sub-advisory agreement among the Fund, the Fund’s prior investment adviser and the Adviser. Before July 1, 2019, the Fund paid the previous investment adviser $1,954,050 in investment management fees for the fiscal year ended September 30, 2019. For the fiscal years ended September 30, 2019, September 30, 2020 and September 30, 2021, the Adviser received $412,694, $1,384,170 and $1,119,675, respectively, in investment management fees from the Fund.

The Advisory Agreement was initially approved by the Board (including a majority of the Independent Trustees), at a Board meeting held in person on February 28, 2019 and by the shareholders of the Fund at a special meeting held on April 30, 2019, and continued in effect for an initial a two-year term. Thereafter, the Advisory Agreement will continue in effect from year to year provided that (i) such continuance is approved annually by the Board (including a majority of the Independent Trustees) or by vote of a majority of the outstanding voting securities of the Fund; and (ii) in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. A discussion regarding the basis for the Board's approval of the Advisory Agreement is available in the Fund's annual report to Shareholders for the fiscal year ended September 30, 2021.

The Advisory Agreement is terminable without penalty, on 60 days’ prior written notice by the Board; by vote of a majority of the outstanding voting securities of the Fund (that is, the lesser of 50% of the outstanding voting securities or 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy); or by the Adviser. The Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

The Advisory Agreement provides that in the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties thereunder, (b) reckless disregard by the Adviser of its obligations and duties thereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for advisory services (in which case any award of damages is limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser is not subject to any liability whatsoever to the Fund or to any Shareholder for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, retention or sale of any security on behalf of the Fund.

The Adviser or its designee maintains the Fund’s accounts, books and other documents required to be maintained under the 1940 Act at 235 West Galena Street, Milwaukee, WI 53212, which is the address of the Administrator and at 1010 Grand Boulevard, Kansas City, MO 64106, which is the address of the Custodian. The Adviser or its designee also maintains the Fund’s records at 7979 E. Tufts Ave., Suite 700, Denver, CO 80237 or 767 Fifth Ave., New York, NY 10153.

Administrative, Accounting, Custody, Transfer Agent and Registrar Services

The Administrator provides certain administrative services to the Fund. The Custodian serves as the Fund’s custodian. In consideration of these services, the Fund will pay the Administrator and the Custodian the Administration Fee and the Custodian Fee, respectively. The Administration Fee will be paid monthly and will be determined based upon a percentage of the net assets of the Fund, plus transaction charges for certain transactions and reimbursement for certain of its out-of-pocket expenses. The Custodian Fee will be paid monthly and will be determined based upon the Fund’s net assets at the end of each calendar month. Such fees will vary based on assets of the Fund, subject to certain minimums. The Administration Fee also includes fixed charges for certain of the services provided by the Administrator. The Custodian Fee also includes a per transaction charge. The principal business address of the Administrator is 235 West Galena Street, Milwaukee, WI 53212, and the principal business address of the Custodian is 1010 Grand Boulevard, Kansas City, MO 64106.

For the fiscal years ended September 30, 2019, September 30, 2020 and September 30, 2021, the Fund paid the Fund’s Administrator, UMB Fund Services, Inc., $65,296, $231,750 and $206,396, respectively, in Administration Fees. Prior to July 1, 2019, the Fund paid the prior administrator, Bank of New York Mellon, $219,986 in administration fees for the fiscal year ended September 30, 2019 For the fiscal years ended September 30, 2019, September 30, 2020 and September 30, 2021, the Fund paid the Fund’s custodian, UMB Bank, n.a., $5,818, $27,252 and $24,450, respectively, in Custodian Fees. Prior to July 1, 2019, the Fund paid the prior custodian, Bank of New York Mellon, $49,282 in custodian fees for the fiscal year ended September 30, 2019

The Adviser also acts in an administrative servicing role to the Fund, whereby it provides certain non-management-related services to the Fund. These services include, among others, providing reports to the Fund, provision of office space and oversight and direction of other service providers, including the Administrator and the Custodian, which provide other administrative and custodial services to the Fund. The Adviser’s administrative services are provided as part of the Management Fee.

Investor Distribution and Servicing Fee

Under the terms of the Wholesaling and Placement Agent Agreement, the Placement Agent is authorized to retain Investor Service Providers, which are brokers, dealers and certain financial advisors for distribution services and to provide ongoing investor services and account maintenance services to Shareholders purchasing Shares that are their customers. These services include, but are not limited to, handling shareholder inquiries regarding the Fund (e.g., responding to questions concerning investments in the Fund, Capital Account balances, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between Shareholders and the Fund; assisting in the establishment and maintenance of Shareholder accounts with the Fund; assisting in the maintenance of Fund records containing Shareholder information; and providing such other information and Shareholder liaison services as the Fund or the Placement Agent may reasonably request. The principal place of business of the Placement Agent is 235 West Galena Street, Milwaukee, WI 53212.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly (the “Investor Distribution and Servicing Fee”). The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis, and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares. The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, which may include affiliates of the Adviser. Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Shareholders that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months. Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Shares.

Class I Shares are not subject to the Investor Distribution and Servicing Fee.

In addition, the Placement Agent (or one of its affiliates) may, from its own resources, make payments to brokers, dealers and Investor Service Providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services with respect to Shares.

Investment Fund Fees

The Fund also indirectly bears fees and expenses as an investor in Investment Funds. It is estimated that Investment Fund fees will generally range between 0.05% and 8.24% annually of amounts invested in such Investment Funds. The Investment Managers will generally receive a management fee based on a percentage of the Investment Fund’s assets, and may also receive incentive compensation equal to a percentage of the appreciation of the applicable Investment Fund as of the end of each performance period for which such incentive compensation is determined. The performance period may be based on a calendar year or other period such as a calendar quarter. The fees and expenses of the Investment Funds indirectly borne by the Fund may be substantially higher or lower than disclosed above because certain fees are based on the performance of the Investment Funds, which fluctuates over time, and Investment Funds may have different expense structures, among other reasons. In addition, the Fund's portfolio changes from time to time.

Each Investment Fund will also incur transactional expenses, including brokerage costs and margin interest costs, and fees and expenses of service providers, such as a custodian and administrator. Because these fees and expenses reduce the net return to the Fund, a Shareholder indirectly bears these expenses and fees.

Other Expenses of the Fund

The Fund ordinarily will bear all expenses incurred in its business and operations. Expenses borne by the Fund include, but are not limited to, the following:

●	the Management Fee;

●	all costs and expenses directly related to investment transactions and positions for the Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, indirect expenses from investments in the Investment Funds; provided, that the Adviser will pay the cost of any research (other than pro-rata costs related to third-party research and due diligence of the Investment Funds ) it conducts pursuant to its obligations under the Advisory Agreement;

●	all costs and expenses associated with the operation and registration of the Fund, offering costs and the costs of compliance with applicable federal and state laws, including any regulatory filings;

●	all fees paid to the Independent Trustees as compensation for serving in such capacity;

●	attorneys’ fees and disbursements associated with updating the Fund’s registration statement, this Memorandum and other offering related documents (the “Offering Materials”); the costs of printing the Offering Materials; and attorneys’ fees and disbursements associated with the preparation and review thereof;

●	the costs and expenses of holding meetings of the Board and any meetings of Shareholders, including costs associated with the preparation and dissemination of proxy materials;

●	the fees and disbursements of the Fund’s counsel, legal counsel to the Independent Trustees, if any, auditing and accounting expenses and fees and disbursements for independent accountants for the Fund, and other consultants and professionals engaged on behalf of the Fund, and any extraordinary expenses;

●	all costs and expenses associated with the Fund’s repurchase offers;

●	the fees payable to custodians and other persons providing administrative services to the Fund and out-of-pocket expenses they incur on the Fund’s behalf;

●	the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Board or indemnitees;

●	all costs and expenses of preparing, setting in type, printing, and distributing reports and other communications to Shareholders;

●	all expenses associated with computing the Fund’s net asset value, including any equipment or services obtained for these purposes; and

●	such other types of expenses as may be approved from time to time by the Board.

The Investment Funds bear all expenses incurred in connection with their operations. These expenses generally will be similar to those incurred by the Fund. Investment Funds generally will bear asset-based management fees and performance-based incentive compensation of the Investment Managers, which will generally reduce the investment returns of the Investment Funds and the amount of any distributions from the Investment Funds to the Fund. These expenses, fees, and allocations will be in addition to those incurred by the Fund itself. See “Fees and Expenses – Investment Fund Fees” for more information.

Expense Limitation Agreement

The Fund has entered into an expense limitation agreement that limits the Fund's annualized ordinary fund-wide operating expenses to 2.00% through June 30, 2023 (the “Expense Limitation Agreement”) and which may or may not be renewed annually thereafter. Class I Shares have no class-specific expenses. Shareholders holding Class A Shares will pay (in addition to up to 2.00% in ordinary fund-wide expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 2.75%. Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments, other extraordinary expenses not incurred in the ordinary course of the Fund’s business and the Investor Distribution and Servicing Fee charged to Class A Shareholders. Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee and the Fund's start-up, offering and organizational expenses. Accordingly, in addition, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its Management Fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses (exclusive of the Investor Distribution and Servicing Fee charged to Class A Shareholders) fall below the annualized rate of 2.00% per year. The Fund, however, is not obligated to pay any such amount more than three years after the Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above. For the fiscal years ended September 30, 2019, September 30, 2020 and September 30, 2021, the Adviser waived fees and reimbursed expenses of $0, $0, and $0, respectively. At September 30, 2021, $0 is subject for recoupment through September 30, 2022, $0 is subject for recoupment through September 30, 2023, and $0 is subject for recoupment through September 30, 2024.

CONTROL PERSONS and Principal holders of securities

A person or organization identified as a beneficial owner who has voting and/or investment powers of more than 25% of the voting securities of the Fund may be presumed to “control” the Fund within the meaning of the 1940 Act. As a control person, a Shareholder could effectively dictate the outcome of voting on any matters as to which Shareholders are entitled to vote, potentially to the detriment of the other Shareholders.

Set forth below as of June 1, 2022, is the name, address and share ownership of each person known by the Fund to beneficially own 25% or more of its Class A or Class I Shares or of the Fund as a whole and of each person known by the Fund to own of record or beneficially 5% or more of its Class A or Class I Shares or of the Fund as a whole.

PRINCIPAL FUND HOLDERS

Fund Level

Wells Fargo Bank, N.A.
FBO Various Accounts
101 North Phillips Avenue
Sioux Falls, SD 57104	70.30%
(Record Ownership)

Class A

Wells Fargo Advisors
FBO Various Accounts
1 North Jefferson Street
Saint Louis, MO 63103	96.38%
(Record Ownership)

Class I

Wells Fargo Bank, N.A.
FBO Various Accounts
101 North Phillips Avenue
Sioux Falls, SD 57104	79.30%
(Record Ownership)

SUBSCRIPTIONS FOR SHARES

Subscription Terms

The Fund intends to accept initial and additional subscriptions for Shares on Subscription Dates, which occur only once each month, effective as of the opening of business on the first calendar day of the month at the relevant net asset value per Share of the Fund as of the close of business on the last calendar day of the prior month. In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days prior to the Subscription Date that is described in the applicable Subscription Agreement. Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date. Subscription proceeds must be delivered by wire. The Fund will not accept checks.

Shares will be sold at the then-current net asset value per Share as of the date on which the subscription is accepted. The minimum initial investment in the Fund is $25,000. The minimum additional investment is $1,000. The minimum initial and minimum additional investment requirements may be reduced, increased or waived by the Board, in its sole discretion. No certificates will be issued for Shares.

Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Share Placement Fee”). The Class A Share Placement Fee may be subject to certain waivers. Please see “Distribution Arrangements — Purchase Terms” for further information regarding these waivers. To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

In determining the applicable Class A Share Placement Fee at the time of investment in Class A Shares, the amount of a Shareholder’s investment in Class A Shares (whether initial or additional) will be aggregated with the value of Class A Shares held by the Shareholder’s “Immediate Family Members” (as defined in the Subscription Agreement). The Shareholder must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments. See “Distribution Arrangements.”

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction.

Except as otherwise permitted by the Fund, initial and any additional investments in the Fund by any Shareholder must be made in U.S. dollars, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Initial and any additional investments in the Fund will be payable in one installment. Although the Fund may, in its discretion, accept contributions of securities, the Fund does not currently intend to accept contributions of securities. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.

Each potential Shareholder must also represent and warrant in the Subscription Agreement, among other things, that the Shareholder is an Eligible Investor as described below and is purchasing Shares for its own account and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

Shareholder Qualifications

Each investor in the Fund will be required to represent that he, she or it is acquiring Shares directly or indirectly for the account of an Eligible Investor.

Each investor in the Fund must certify that the Shares subscribed for are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act. The criteria for qualifying as an “accredited investor” are set forth in the Subscription Agreement that must be completed by each prospective investor.

Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent, may purchase Class I Shares.

After their initial purchase, existing Shareholders will be required to verify their status as Eligible Investors (including, as applicable, the qualifications to invest in Class I Shares) at the time of any additional purchase. Shareholders must complete and sign a Subscription Agreement or other documents verifying that they meet the applicable requirements (including, as applicable, the qualifications to invest in Class I Shares) before they may invest in the Fund.

Various brokers that enter into selling agreements with the Placement Agent, if any, may use differing subscription agreements or other documents, which cannot, however, alter the Fund’s requirement that a Shareholder be an Eligible Investor.

Repurchases and Transfers of Shares

No Right of Redemption

No Shareholder of the Fund will have the right to require the Fund to redeem those Shares. There is no public market for Shares, and none is expected to develop. Shares are generally not freely transferable, and liquidity will normally be provided only through limited repurchase offers that may be made from time to time by the Fund. Any transfer of Shares in violation of the Fund’s Declaration of Trust, which requires Board approval of any transfer, will not be permitted and will be void. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

Repurchases of Shares

The Fund from time to time will offer to repurchase outstanding Shares pursuant to written tenders by Shareholders. Repurchase offers will be made at such times and on such terms as may be determined by the Board in its sole discretion and generally will be offers to repurchase an aggregate specified dollar amount of outstanding Shares.

The Board will cause the Fund to make offers to repurchase Shares from Shareholders pursuant to written tenders only on terms it determines to be fair to the Fund and to Shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to each Shareholder describing the terms thereof, and containing information Shareholders should consider in deciding whether and how to participate in such repurchase opportunity. Shareholders who are deciding whether to tender their Shares during the period that a repurchase offer is open may ascertain an estimated net asset value of their Shares from the Fund. If a repurchase offer is oversubscribed by Shareholders (and not increased by the Board), the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder.

In determining whether the Fund should repurchase Shares from Shareholders pursuant to written tenders, the Board will consider a variety of factors. The Board expects that the Fund will ordinarily offer to repurchase Shares from Shareholders quarterly with March 31, June 30, September 30 and December 31 valuation dates (or, if any such date is not a Business Day, on the last Business Day of such calendar quarter). The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 Business Days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date. The Board will consider the following factors, among others, in making its determination:

(1)	the recommendation of the Adviser;
(2)	whether any Shareholders have requested to tender Shares to the Fund;

(3)	the liquidity of the Fund’s assets;

(4)	the investment plans and working capital requirements of the Fund;

(5)	the relative economies of scale with respect to the size of the Fund;

(6)	the history of the Fund in repurchasing Shares;

(7)	the availability and quality of information as to the value of the Fund’s assets; and

(8)	the economic condition of the securities markets.

In order to finance the repurchase of Shares pursuant to the repurchase offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds.

The Fund will make repurchase offers, if any, to all of its Shareholders on the same terms. This practice may affect the size of the Fund’s offers. Subject to the Fund’s investment restriction with respect to borrowings, the Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

Payment for repurchased Shares may require the Fund to liquidate a portion of its Investment Fund interests earlier than the Adviser would otherwise liquidate these holdings, which may result in losses, and may increase the Fund’s portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Board) to attempt to minimize potential losses and turnover resulting from the repurchase of Shares.

When Shares are repurchased by the Fund, Shareholders will generally receive cash distributions equal to the value of the Shares repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Shares may be paid by the in-kind distribution of securities held by the Fund, or partly in cash and partly in-kind. The Fund does not expect to distribute securities in-kind except in unusual circumstances, such as in the unlikely event that the Fund does not have sufficient cash to pay for Shares that are repurchased or if making a cash payment would result in a material adverse effect on the Fund or on Shareholders not tendering Shares for repurchase. See “Risk Factors — Principal Risk Factors Relating to the Fund’s Structure” for more information. Repurchases will be effective after receipt of all eligible written tenders of Shares from Shareholders and acceptance by the Fund.

Investment Funds may be permitted to distribute securities in-kind to investors making withdrawals of capital. Upon the Fund’s withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value, which may cause the Fund to incur certain expenses in connection with the valuation or liquidation of such securities. In such circumstances, the Adviser will determine whether to attempt to liquidate the security, hold it in the Fund’s portfolio or distribute it to investors in the Fund in connection with a repurchase by the Fund.

Repurchase Procedures

The Fund generally will need to effect redemptions from the Investment Funds to pay for the repurchase of the Fund’s Shares. Due to liquidity constraints associated with the Fund’s investments in certain of the Investment Funds, it is presently expected that, under the procedures applicable to the repurchase of Shares, Shares will be valued for purposes of determining their repurchase price as of the applicable Valuation Date. “Valuation Date” means any date chosen or authorized by the Board, in its discretion, as the valuation date for a repurchase offer.

Generally, Shares being tendered by Shareholders pursuant to a repurchase offer will need to be tendered by Shareholders at least thirty (30) days prior to the applicable Valuation Date. The Fund intends to make an initial payment (“Initial Payment”) for repurchased Shares as follows: For Shareholders tendering only a portion of their Shares, the Fund intends to pay 100% of the estimated unaudited net asset value of the Shares repurchased determined as of the Valuation Date relating to such Shares. For Shareholders tendering all of their Shares, the Fund intends to pay 95% of the estimated unaudited net asset value of the Shares repurchased determined as of the Valuation Date, such payment to be made no later than the 65th day after the deadline for Shareholders to tender Shares for repurchase as set forth in the applicable repurchase offer, if the Fund has requested withdrawals of its investment from any Investment Funds in order to fund the repurchase of Shares, within ten Business Days after the Fund has received at least 95% of the aggregate amount so requested to be withdrawn by the Fund from the Investment Funds. The Fund may establish an escrow to hold funds or otherwise earmark funds (including investments) reasonably determined by the Board to be needed to make both the Initial Payment and, if the Initial Payment is less than 100% of the estimated unaudited net asset value, the balance of such estimated net asset value. The Fund will pay the balance, if any, of the purchase price based on the audited financial statements of the Fund for the fiscal year in which such repurchase was effective. This amount will be subject to adjustment upon completion of the annual audit of the Fund’s financial statements for the fiscal year in which the repurchase is effected. (It is expected that the Fund’s annual audit will be completed within 60 days after the end of each fiscal year). The Board may, however, pay a portion of the repurchase price in securities having a value, determined as of the applicable Valuation Date, equal to the fair market value of such securities.

Under these procedures, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of Shares as of a date proximate to the Valuation Date. In addition, there will be a substantial period of time between the date as of which Shareholders must tender Shares and the date they can expect to receive payment for their Shares from the Fund.

If the interval between the date of purchase of Shares and the Valuation Date with respect to the repurchase of such Shares is less than one year then such repurchase will be subject to a 2% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase those shares held the longest first.

If a repurchase offer is oversubscribed by Shareholders who tender Shares for repurchase (and not increased), the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder.

Repurchases of Shares by the Fund are subject to SEC rules governing issuer self-tender offers and will be made only in accordance with such rules.

Mandatory Repurchase by the Fund

The Declaration of Trust provides that the Fund may repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including if:

Shares have been transferred or such Shares have vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Shareholder;

Ownership of the Shares by the Shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

Continued ownership of the Shares may subject the Fund or any of its Shareholders to an undue risk of adverse tax or other fiscal consequences;

Any of the representations and warranties made by a Shareholder in connection with the acquisition of the Shares was not true when made or has ceased to be true; or

It would be in the best interests of the Fund, as determined by the Board in its sole and absolute discretion, for the Fund to repurchase such Shares.

Shareholders whose Shares, or a portion thereof, are redeemed by the Fund will not be entitled to a return of any amount of placement fee, if any, that may have been charged in connection with the Shareholder’s purchase of Shares.

Transfers of Shares

No person will become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other circumstances, with the consent of the Board (which may be withheld in its sole discretion).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board or its delegate that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of Shares must also be accompanied by a properly completed application in respect of the proposed transferee. In connection with any request to transfer Shares (or portions thereof), the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may request. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer and such fees will be paid by the transferor prior to the transfer being effectuated. If such fees have been incurred by the Fund and have not been paid by the transferor for any reason, including a decision to not transfer the Shares, the Fund reserves the right to deduct such expenses from the Shareholder’s account.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, dissolution or adjudicated incompetence of the Shareholder, will be entitled to the distributions with respect to the Shares so acquired, to transfer the Shares or a portion thereof in accordance with the terms of the Declaration of Trust and to tender the Shares or a portion thereof for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust.

In purchasing Shares, a Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Adviser each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.

DISTRIBUTION POLICY

The Fund intends to pay distributions on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund intends generally to make quarterly distributions to Shareholders sourced from the Fund's amount available for distribution, but all quarterly distributions will be subject to income being available, to the discretion of the Adviser and to applicable SEC limitations on the number and amount of permitted capital gain distributions each year. “Amount available for distribution” will consist of the Fund's dividend income, and net realized and unrealized gains on investments, after accounting for Fund expenses. The Fund's annual distributions may differ from annual net investment income. The investment income of the Fund will consist of all dividend income accrued on portfolio investments, mark-to- market income on shares of non-U.S. investment funds, short-term capital gain (including gains on certain swap transactions and gains on the sale of portfolio investments held for one year or less) in excess of long-term capital loss and income from certain hedging transactions, less all expenses of the Fund. Expenses of the Fund will be accrued monthly.

All distributions will be paid to Shareholders and automatically reinvested pursuant to the Fund’s Dividend Reinvestment Plan (“DRP”), unless a Shareholder has elected not to participate in the DRP. Election not to participate in the DRP, and to have all income dividends and/or capital gain distributions, if any, paid directly to the Shareholder rather than having such dividend or distribution reinvested in the Fund, must be made by indicating such election in the Subscription Agreement or by notifying the Shareholder’s Intermediary (who should be directed to inform the Fund). Payments will vary in amount, depending on amounts available for distribution and expenses of operation. It is anticipated that most gains or appreciation in the Fund’s investments would generally be taxed as ordinary income or short-term capital gain. Such amounts will generally be distributed at least annually and such distributions would be taxed as ordinary income dividends to Shareholders that are subject to U.S. tax. The net asset value of each Share (or portion thereof) that a Shareholder owns will be reduced by the amount of the distributions or dividends that a Shareholder actually or constructively receives in respect of that Share (or portion thereof).

To the extent that the Fund's net investment income for any year exceeds the total quarterly distributions paid during the year, the Fund will make a special distribution at or near year-end of such excess amount as may be required. Over time, all of the Fund's investment company taxable income will be distributed. At least annually, the Fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year's net capital gain and pay federal income tax on the retained gain. As provided under federal tax law, Shareholders of record as of the end of the Fund's taxable year will include their attributable shares of the retained gain in their income for the year as a long-term capital gain and will be entitled to a tax credit or refund for the tax paid on their behalf by the Fund. The Fund may treat the cash value of tax credit and amounts refunded in connection with retained capital gains as a substitute for equivalent cash distributions.

If for any calendar year the total distributions made exceed the Fund's net investment taxable income and net capital gains, the excess generally will be treated as a tax-free return of capital to each Shareholder (up to the amount of the Shareholder's basis in his or her Shares) and thereafter as gain from the sale of Shares. The amount treated as a tax-free return of capital will reduce the Shareholder's adjusted basis in his or her Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Shares. Distributions in any year may include a substantial return of capital component. Under the 1940 Act, for any distribution that includes amounts from sources other than net income, the Fund is required to provide Shareholders a written statement regarding the components of such distribution. Such a statement will be provided at the time of any distribution that might include any such amounts.

A Shareholder is free to change his or her election with respect to the DRP at any time. If, however, a Shareholder requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period. A Shareholder whose Shares are registered in the name of a nominee (such as an Intermediary) must contact the nominee regarding its status under the DRP, including whether such nominee will participate on such Shareholder’s behalf as such nominee will be required to make any such election.

Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRP will be treated as having received a distribution equal to the amount payable to them in cash.

Shares will be issued pursuant to the DRP at their net asset value determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no Placement Fee or other charge for reinvestment. The Fund may terminate the DRP at any time upon written notice to the participants in the DRP. The Fund may amend the DRP at any time upon 30 days’ written notice to the participants. Any expenses of the DRP will be borne by the Fund. Additional information about the DRP may be obtained by calling the Fund at (888) 449-4909.

CALCULATION OF NET ASSET VALUE

The Fund computes the net asset value of each Class of Shares as of the last calendar day of each fiscal period. Such computations are expected to occur on a monthly basis and other times at the Board’s discretion. In determining its net asset value, the Fund will value its investments as of such fiscal period end. The net asset value of the Fund will equal the value of the assets of the Fund less all of the Fund’s liabilities, including accrued fees and expenses. The Class A Shares’ net asset value plus the Class I Shares’ net asset value equals the value of the net assets of the Fund.

The Class I Shares net asset value and the Class A Shares net asset value will be calculated separately based on the fees and expenses applicable to each Class. Because of differing Class fees and expenses, the per Share net asset value of the Classes will vary over time.

The Board has also established procedures for the valuation of investment securities held directly by the Fund (i.e. securities other than interests in Investment Funds). In general, those procedures are as follows:

Redeemable securities issued by a registered open-end investment company will be valued at the investment company’s net asset value.

Equity securities, puts, calls and futures traded on a U.S. securities or futures exchange or on Nasdaq are valued as follows:

(1)	If last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on Nasdaq as applicable, on that day; or

(2)	If last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing “bid” and “ask” prices on the valuation date or, if not, at the closing “bid” price on the valuation date.

Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

(1)	At the last sale price available to the pricing service approved by the Board; or

(2)	At the last sale price obtained by the Fund or the Adviser from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date; or

(3)	At the mean between the “bid” and “ask” prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

The following securities are valued at the mean between the “bid” and “ask” prices determined by a pricing service approved by the Board or obtained by the Fund or the Adviser from two active market makers in the security on the basis of reasonable inquiry:

(1)	Debt instruments that have a maturity of more than 397 days when issued;

(2)	Debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days;

(3)	Non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less; and

(4)	Puts, calls and futures that are not traded on an exchange or on Nasdaq.

Money market debt securities that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less are valued at cost, adjusted for amortization of premiums and accretion of discounts, so long as such valuations are determined by the Board to represent fair value.

In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Fund or the Adviser may use pricing services approved by the Board. The pricing service may use “matrix” comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Adviser will monitor the accuracy of the pricing services. Such monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities. The Board will monitor periodically the reasonableness of valuations provided by any pricing service.

The closing prices in the London foreign exchange market on a particular Business Day that are provided by a bank, dealer, or pricing service that the Adviser has determined to be reliable are used to value foreign currency, including forward foreign currency contracts, and to determine the U.S. dollar value of securities that are denominated or quoted in foreign currency.

The Board has also approved procedures pursuant to which the Fund values its investments in private Investment Funds at fair value. As a general matter, the fair value of the Fund’s interest in a private Investment Fund will represent the amount that the Fund could reasonably expect to receive from the private Investment Fund or from a third party if the Fund’s interest were redeemed or sold at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In accordance with these procedures, fair value as of each fiscal period end ordinarily will be the value determined as of such fiscal period end for each private Investment Fund in accordance with the private Investment Fund’s valuation policies and reported by the Investment Manager at the time of such valuation to the Fund or the Administrator. The pricing provided by private Investment Funds will ordinarily be reviewed and confirmed by the Adviser. In its review and confirmation, the Adviser will normally rely on valuation information provided by the Investment Managers or administrators of such private Investment Funds as being the “fair value” of such investments. Under some circumstances, the Fund or the Adviser may determine, based on other information available to the Fund or the Adviser, that a private Investment Fund’s reported valuation does not represent fair value. In addition, the Fund may not have a private Investment Fund’s reported valuation as of a particular fiscal period end — for example, in the event that a private Investment Fund does not report a fiscal period end value to the Fund on a timely basis. In such cases, the Fund would determine the fair value of such a private Investment Fund based on any relevant information available at the time the Fund values its portfolio, including the most recent value reported by the private Investment Fund. Any values reported as “estimated” or “final” values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund’s valuation date.

When investing in any private Investment Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the private Investment Fund. As a general matter, such review will include a determination of whether the private Investment Fund utilizes market values when available, and otherwise utilizes principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. Although the procedures approved by the Board provide that the Adviser will review the valuations provided by private Investment Fund Investment Managers, none of the Adviser or the Board will be able to confirm independently the accuracy of valuation calculations provided by private Investment Fund Investment Managers.

Securities other than interests in private Investment Funds (including restricted securities) not having readily available market quotations are valued at fair value determined under procedures established by the Board. If the Fund or the Adviser is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the “bid” and “asked” prices provided by a single active market maker (which in certain cases may be the “bid” price if no “asked” price is available).

The Fund’s valuation procedures require the Fund and the Adviser to consider relevant information available at the time that the Fund values its portfolios. The Adviser and/or the Board will consider such information, and may conclude in certain circumstances that the information provided by the private Investment Fund Investment Manager does not represent the fair value of the Fund’s interests in the private Investment Fund. Although redemptions of interests in certain of the private Investment Funds are subject to advance notice requirements, the private Investment Funds will typically make available net asset value information to their investors that will represent the price at which, even in the absence of redemption activity, the private Investment Funds would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the private Investment Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board, in the absence of specific transaction activity in interests in a particular private Investment Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In other cases, as when a private Investment Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in private Investment Fund interests, the Fund may determine that it is appropriate to apply a discount to the net asset value of such private Investment Funds. Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by private Investment Fund Investment Managers upon which the Administrator calculates the Fund’s fiscal period end net asset values, may be subject to later adjustment by the Investment Manager, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of private Investment Funds are audited by those funds’ independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Any material adjustments in the valuations of the private Investment Funds will be reflected in the Fund’s net asset values for the relevant fiscal periods and may be reflected in the proceeds that a Shareholder would receive upon the repurchase of Shares, as described above in “Repurchases and Transfers of Shares — Repurchase Procedures,” or the purchase price paid at the time of the initial investment or additional subscription.

The procedures approved by the Board provide that, where deemed appropriate by the Adviser and/or the Board and consistent with the 1940 Act, investments in private Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Fund’s investment will be revalued in a manner that the Adviser, in accordance with procedures approved by the Board, determines in good faith best reflects approximate market value. The Board will be responsible for ensuring that the valuation policies utilized by the Adviser are fair to the Fund and consistent with applicable regulatory guidelines.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser and/or the Board will reevaluate its fair value methodology to determine what, if any, adjustments should be made to the methodology.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

The Adviser acts as investment adviser to other clients that may invest in securities for which no public market price exists. The Adviser or other parties responsible for valuing such securities may use other methods of valuation in these contexts that may result in differences in the value ascribed to the same security owned by the Fund and other clients. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Adviser’s Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day that the net asset value is calculated and taken into account for the purpose of determining the net asset value.

Prospective shareholders should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the net assets of the Fund if the judgments of the Board, the Adviser or the Investment Manager should prove incorrect. Also, the Investment Manager will only provide determinations of the net asset value of Investment Funds on a periodic basis. Consequently, it may not be possible to determine the net asset value of the Fund more frequently.

VOTING

Each Shareholder of the Fund will be entitled to cast at any meeting of Shareholders a number of votes equivalent to the aggregate net asset value of such Shareholder’s Shares as of the record date for such meeting. The Board will establish a record date not less than 10 days nor more than 90 days prior to the date of any meeting of Shareholders as the record date for determining eligibility to vote at such meeting and the number of votes that each Shareholder will be entitled to cast at the meeting, and will maintain for each such record date a list setting forth the name of each Shareholder and the number of votes that each Shareholder will be entitled to cast at the meeting.

Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Trustee and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act. Shareholders of each Class are entitled to exclusive voting rights with respect to matters solely related to that Class. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

PARTICIPATION IN INVESTMENT OPPORTUNITIES

The Adviser

The Adviser provides investment advice to client accounts, including separate accounts, private funds, registered investment companies and other pooled investment vehicles (any or all of which may contain assets of the Adviser, its affiliates or related parties and may be considered proprietary accounts), that may have similar investment strategies to the Fund requiring allocation of investment opportunities and instruments, including, but not limited to, investments in Investment Funds (collectively, “Investment Instruments”), or determination of the order of the execution of certain transactions. The Adviser allocates Investment Instruments fairly and equitably over time and to seeks to not favor certain accounts over others. There may be circumstances, however, under which the Adviser may cause certain accounts to commit a larger percentage of their respective assets to an investment opportunity, or invest on a basis that may be materially different, than to which the Adviser commits the Fund's assets, or vice versa. There also may be circumstances under which the Adviser considers participation by certain accounts in Investment Instruments in which the Adviser does not intend to invest on behalf of the Fund, or vice versa.

The Adviser reviews trading activity on a regular basis to confirm that it is not unfairly favoring certain clients’ accounts over others, over time. Determination of whether an allocation is unfair will depend on, among other things, the individual facts and circumstances and the client accounts’ needs and objectives. The Adviser intends to make reasonable efforts to allocate opportunities among accounts fairly and equitably over time in view of, among other considerations, the different investment objectives, diversification requirements, leverage, risk parameters and current positions of the accounts; tax, legal, and regulatory considerations; asset levels and cash flow considerations; portfolio liquidity; timing and size of capital contributions and redemptions; market conditions; whether certain accounts would receive nominal or de minimis allocation amounts; and other criteria deemed relevant by the Adviser in good faith.

The Adviser generally will seek to aggregate transaction orders for its client accounts when: (i) it believes that aggregating transaction orders would be advantageous to the participant accounts, or for efficiency or other appropriate purposes, and (ii) consistent with legal, contractual and other obligations imposed upon the Adviser and its client accounts. The Adviser, in determining whether to aggregate transaction orders for client accounts, will consider various factors, including, among others: the times when transaction orders are placed or received by the trading desk; whether there are minimum transaction amounts; and whether accounts are subject to legal, contractual or other restrictions on their ability to participate in certain or aggregated investment opportunities.

Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by the Adviser for its accounts. These situations may be based on, among other things: (1) legal restrictions on the combined size of positions that may be taken for client accounts managed by the Adviser, which could limit the size of the Fund's position; (2) the difficulty of liquidating an investment for client accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument, and there is a limited availability of such options or other instruments. The Adviser may be legally restricted from entering into a “joint transaction” (as defined in the 1940 Act) involving the Fund and other accounts with respect to an investment without first obtaining exemptive relief from the SEC.

The Adviser, its partners, officers, employees, affiliates and related parties, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by partners, officers, employees, affiliates and related parties of the Adviser that are the same, different or made at a different time than positions taken for the Fund.

OTHER MATTERS

Except in accordance with applicable law, the Adviser and its affiliates are not permitted to buy securities or other property from, or sell securities or other property to, the Fund. However, subject to certain conditions imposed by applicable rules under the 1940 Act, the Fund may effect certain principal transactions in securities with one or more accounts managed by the Adviser except for accounts as to which the Adviser or any of its affiliates serves as a general partner or as to which they may be deemed to be an affiliated person (or an affiliated person of such a person), other than an affiliation that results solely from the Adviser or one of its affiliates serving as an investment adviser to the account. These transactions would be made in circumstances where the Adviser has determined it would be appropriate for the Fund to purchase (or sell), and the Adviser determined it would be appropriate for another account to sell (or purchase), the same security or instrument on the same day.

Future investment activities of the Adviser and its affiliates, and of its partners, managers, officers or employees, may give rise to additional conflicts of interest.

TAXES

THIS DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares by Shareholders that are United States persons (as defined in the Code). This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as U.S. financial institutions, insurance companies, broker-dealers, tax-exempt organizations, partnerships, Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary assumes that investors have acquired Shares pursuant to this offering and will hold their Shares as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes.

Shareholders who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty (if a tax treaty applies), on ordinary dividend distributions by the Fund. By contrast, if a non-U.S. Shareholder invested directly in the non-U.S. Investment Funds in which the Fund will invest, distributions that the non-U.S. investor received from such Investment Funds would generally not be subject to U.S. withholding tax. Accordingly, the Fund will generally not be an appropriate investment for non-U.S. investors.

Prospective investors should consult their own tax advisors regarding the foreign and U.S. federal, state, and local income and other tax considerations that may be relevant to an investment in the Fund.

In addition to the particular matters set forth in this section, each prospective tax-exempt entity should carefully review the sections of this Memorandum discussing liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with its overall investment plans.

Taxation of the Fund

The Fund intends to qualify as a regulated investment company (a “RIC”) under federal income tax law. As such, the Fund generally will not be subject to U.S. federal income tax on its net investment income and net capital gains (that is, the excess of long-term capital gains over short-term capital losses) that it distributes to Shareholders. To qualify for this treatment, the Fund must meet three numerical tests each year.

First, at least 90% of the annual gross income of a RIC must consist of dividends, interest, payments with respect to certain securities loans and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies, or net income derived from interests in qualified publicly traded partnerships. Income realized by the Fund as a result of electing mark-to-market tax treatment for its PFIC investments will constitute qualifying income for purposes of this 90% annual gross income requirement.

Second, at the close of each quarter of its taxable year, (a) at least 50% of the value of a RIC’s total assets must consist of (i) cash and cash items, U.S. government securities, the securities of other RICs and (ii) other securities, with such other securities limited, in respect to any one issuer, to an amount not greater than 5% of the value of the RIC’s total assets and not more than 10% of the outstanding voting securities of such issuer; and (b) not more than 25% of the value of the RIC’s total assets can be invested in the securities (other than U.S. government securities and the securities of other RICs) of (i) any one issuer, (ii) any two or more issuers that the RIC controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (iii) any one or more qualified publicly traded partnerships.

Third, a RIC must distribute annually at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) and 90% of its net tax-exempt income, if any.

In order to avoid incurring a nondeductible 4% federal excise tax obligation, a RIC must distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized capital gains over its realized capital losses), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax. The Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax. With respect to PFIC stock held by the Fund, if a mark-to-market election is in effect, the Fund must calculate this excise tax distribution based upon the October 31 values of such PFIC stock. See “Investments in Passive Foreign Investment Companies” below. The required distribution with respect to foreign currency gains treated as ordinary income under Section 988 is also based upon the twelve-month period ending October 31. With respect to all other ordinary taxable income, the Fund must calculate the distribution with respect to excise tax based on the calendar year.

The Fund intends to comply with these requirements. If the Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall were large enough, be disqualified as a RIC. If for any taxable year the Fund were to fail to qualify as a RIC, (i) all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Shareholders and (ii) Shareholders would recognize dividend income on distributions to the extent of the Fund’s current and accumulated earnings and profits (eligible to be treated as qualified dividend income taxable at reduced rates) and corporate Shareholders could be eligible for the dividends-received deduction. In addition, in order to re-qualify as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions.

Distributions to Shareholders

The Fund contemplates declaring and distributing to Shareholders all or substantially all of its taxable income in the form of quarterly dividends with respect to income and short-term capital gain and annual dividends with respect to long-term capital gain. In general, distributions will be taxable to Shareholders for federal, state and local income tax purposes to the extent of the Fund’s current and accumulated earnings and profits. Such distributions are taxable whether they are received in cash or reinvested in Fund Shares. The Fund expects that its distributions generally are taxable to Shareholders at ordinary income rates although any capital gain dividends paid by the Fund are taxable to Shareholders as long-term capital gain. Distributions by the Fund in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of (and in reduction of) each Shareholder’s tax basis in his or her Shares and any such amount in excess of such basis will be treated as gain from the sale of Shares, as discussed below.

As described below under “Investments in Passive Foreign Investment Companies,” the Fund expects that gains, if any, from the foreign Investment Funds in which it invests will be treated as ordinary income for U.S. federal income tax purposes. The Fund may realize long-term capital gains in connection with its investment in direct investments, mutual funds and exchange-traded funds, in which case a portion of its distributions to Shareholders may qualify for lower tax rates applicable to long-term capital gains. Likewise, a portion of the Fund’s dividends paid to Shareholders that are corporations may be eligible for the “dividends received” deduction, but the Fund does not expect this portion to be significant.

Distributions of net capital gain, if any, designated as capital gains dividends will be taxable to a Shareholder as long-term capital gains, regardless of how long the Shareholder has held the Shares. Distributions of the Fund’s net realized short-term gains will be taxable as ordinary income. Because of the Fund’s expected concentration of investments in PFICs, however, the Fund’s distributions generally will be taxable as ordinary income to the Shareholders. As described above, distributions to a Shareholder will be reinvested in the Fund under the DRP unless the Shareholder opts out of the DRP.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to Shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Shareholder will (i) be required to report his pro rata share of such gain on his tax return as long-term capital gain, (ii) receive a refundable tax credit for his pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for his Shares by an amount equal to the deemed distribution less the tax credit.

If, for any calendar year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to each Shareholder (up to the amount of the Shareholder’s basis in his or her Shares) and thereafter as gain from the sale of such Shares (assuming the Shares are held as capital assets). The amount treated as a tax-free return of capital will reduce the Shareholder’s adjusted basis in his or her Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Shares.

With respect to a tax-exempt organization investing in the Fund, if the Fund qualifies as a RIC, dividends and other distributions paid by the Fund will not constitute unrelated business taxable income (“UBTI”) to such tax-exempt organization, provided such tax-exempt organization has not borrowed money to make its investment in the Fund.

Certain net investment income received by an individual having adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8%. Undistributed net investment income of trusts and estates in excess of a specified amount also will be subject to the 3.8% tax. Dividends and capital gains distributed by the Fund and gain realized on sale of Fund Shares will constitute investment income of the type subject to this tax.

Dividends and distributions on the Fund’s Shares are generally subject to federal income tax as described herein, even though such dividends and distributions may economically represent a return on a particular Shareholder’s investment. Such distributions are likely to occur in respect of Shares purchased at a time when a Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to Shareholders of record of such month and paid in the following January will be taxed to such Shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of the Fund’s taxable year may be “spilled back” and treated as paid (except for the non-deductible 4% federal excise tax that is not considered as paid) by the Fund during such closed taxable year. However, in such case, Shareholders will be treated as receiving such dividends in the taxable year in which the distributions were actually made.

Shareholders who are not citizens or considered residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty (if a tax treaty applies), on distributions by the Fund. Accordingly, the Fund may not be an appropriate investment for non-U.S. investors. Each non-U.S. Shareholder must provide documentation to the Fund certifying the Shareholder’s non-United States status. See additional information below under “Information Reporting and Backup Withholding.”

The Fund will inform its Shareholders of the source and status of each distribution made in a given calendar year after the close of such calendar year. The Fund may need to rely upon estimates of its income from Investment Funds in which it invests for purposes of providing Members with such information about the tax status of the Fund’s distributions to Members. See additional information below under “Information Reporting and Backup Withholding.”

Gain from Repurchases and Transfers of Shares

The repurchase or transfer of the Fund’s Shares to the Fund may result in a taxable gain or loss to the tendering Shareholder. Different tax consequences may apply for tendering and non-tendering Shareholders in connection with a repurchase offer. For example, if a Shareholder does not tender all of his or her Shares, such repurchase by the Fund may not be treated as an exchange for U.S. federal income tax purposes for the Shareholder and, accordingly, may result in deemed distributions to non-tendering Shareholders. On the other hand, Shareholders who tender all of their Shares (including Shares the Shareholder is deemed to own under constructive ownership rules as provided in the Code) will be treated as having sold their Shares and generally will realize a capital gain or loss. Such gain or loss will be measured by the difference between the Shareholder’s amount received and his or her adjusted tax basis of the Shares. For non-corporate Shareholders, gain or loss from the transfer or repurchase of Shares to the Fund generally will be taxable at a U.S. federal income tax rate dependent upon the length of time the Shares were held. Shares held for a period of one year or less at the time of such repurchase or transfer will, for U.S. federal income tax purposes, generally result in short-term capital gains or losses. However, the Shares held for more than one year will generally result in long-term capital gains or losses.

The maximum tax rate applicable to capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain distributions), 20%, 15% and 0% for individuals having income at different levels.

Any loss realized by a Shareholder upon the sale or exchange of Shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to such Shares. However, all or a portion of the loss realized upon the sale or other disposition of such Shares may be disallowed under the “wash sale” rules to the extent the Shareholder acquires other Shares of the Fund (whether through the reinvestment of distributions, acquisition or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Shares. Any disallowed loss will result in an adjustment to the Shareholder’s tax basis in some or all of the other Shares acquired.

Pursuant to the reinvestment or exchange privilege, sales charges paid by a Shareholder upon a purchase of Shares cannot be taken into account for purposes of determining gain or loss on a sale of the Shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of the Shares of the Fund (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made. Any disregarded amounts will result in an adjustment to the Shareholder’s tax basis in some or all of any other Shares acquired.

Pursuant to Treasury Regulations directed at tax shelter activity, taxpayers are required to disclose to the Internal Revenue Service (the “IRS”) certain information on IRS Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a Shareholder, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years). Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Fund Shares.

Investments in Passive Foreign Investment Companies

The Fund intends to acquire interests in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and that will generally be treated as PFICs for federal income tax purposes.

The Fund generally intends to make a “mark to market” election (as provided under the Code) to “mark to market” shares that it holds in PFICs at the end of each taxable year, starting from the first year in which it owns such shares. By making this election, the Fund will recognize any increase in the value of those PFIC shares as ordinary income as of the close of the taxable year over their adjusted basis and any decrease in that value as ordinary loss, unless the loss is required to be deferred. The Fund’s basis in PFIC shares will be increased by the amount of mark-to-market income recognized with respect to such shares and decreased by the amount of any deduction allowed for mark-to-market loss with respect to such shares. Gains realized with respect to PFICs that the Fund has elected to mark to market will be ordinary income. If the Fund realizes a loss with respect to such a PFIC, whether by virtue of selling all or part of the Fund’s interest in the PFIC or because of the “mark to market” adjustment at the end of the taxable year as described above, the loss will be ordinary to the extent of the excess of the sum of the mark-to-market gains over the mark-to-market losses previously recognized with respect to the PFIC. To the extent that the Fund’s mark-to-market loss with respect to a PFIC exceeds that limitation, the loss will effectively be taken into account in offsetting future mark-to-market gains from the PFIC, and any remaining loss will generally be deferred until the PFIC shares are sold, at which point the loss will be treated as a capital loss. Capital losses recognized by the Fund in a taxable year will generally be deductible only against capital gains recognized by the Fund in that year or one of the following taxable years. However, the Fund does not expect to generate significant capital gains from its investments in the PFICs, which means that capital losses recognized by the Fund with respect to the PFICs will generally not result in a reduction of taxable distributions to the Shareholders.

By making the mark-to-market election, the Fund may be required to recognize income (which generally must be distributed to Shareholders) in excess of the distributions that it receives from PFICs. Accordingly, the Fund may need to borrow money or to dispose of interests in the Investment Funds in order to make the required distributions.

If the Fund does not make the “mark to market” election with respect to a PFIC, it may under certain circumstances elect to treat the PFIC as a qualified electing fund (a “QEF”), which would result in the Fund’s recognizing income and gain each year based on its allocable share of the income and gain recognized by the QEF. The Fund does not generally anticipate that it will be able to make QEF elections with respect to the Investment Funds. If neither a “mark to market” nor a QEF election is made with respect to an interest in a PFIC, the ownership of the PFIC interest may have significantly adverse tax consequences. In such a case, the Fund would be subject to tax and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions and on gain from the disposition of the shares of a PFIC (collectively referred to as “excess distributions”), even if those excess distributions are paid by the Fund as a dividend to Shareholders, and such excess distributions must be taken into account for purposes of the RIC qualification and excise tax distribution requirements.

As described above, a RIC must distribute annually at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt income. For purposes of this distribution requirement, the mark-to-market income with respect to PFIC shares owned by the Fund will be determined annually as of the last day of the Fund’s tax year, which is September 30. For purposes of determining the distributions the Fund must make in order to avoid the 4% federal excise tax described above, such PFIC shares will be marked to market as of October 31 each year.

Certain Withholding Taxes

The Investment Funds may be subject to taxes, including withholding taxes, attributable to investments of the Investment Funds. U.S. investors in the Fund will not be entitled to a foreign tax credit with respect to any of those taxes.

Investments in Funds Classified as Partnerships

The Fund may invest a portion of its assets in private Investment Funds that are classified as partnerships for U.S. federal income tax purposes.

Each partner in a partnership must take into account its allocable share of the partnership's income, gains, losses, deductions and credits for each taxable year of the partnership, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. Accordingly, for Investment Funds that are classified as partnerships for federal income tax purposes, the Fund may be required to recognize items of taxable income and gain from the Investment Fund prior to the time that the Fund receives cash distributions from the Investment Fund, so that borrowings or dispositions of assets may be needed for the Fund to make its required distributions to qualify as a RIC.

For purposes of the income and asset diversification requirements to qualify as a RIC, the Fund will generally be required to take into account its allocable share of the income and assets of each Investment Fund that is treated as a partnership for federal income tax purposes. There may be difficulties and/or additional costs for the Fund in obtaining that necessary information from such Investment Funds on a timely basis.

Consequences of Failure to Satisfy RIC Requirements

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income tax, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to Shareholders as ordinary income. Such distributions will be eligible to be treated as qualified dividend income with respect to Shareholders who are individuals and will be eligible for the dividends received deduction in the case of Shareholders taxed as corporations, provided certain holding period requirements are met. In order to requalify for being taxed as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, prospective investors should consider the potential state and local tax consequences of an investment in the Fund. Shareholders are generally taxable in their state of residence on dividend and capital gain distributions they receive from the Fund. The Fund may become subject to taxes in states and localities if it is deemed to conduct business in those jurisdictions.

Information Reporting and Backup Withholding

After the end of each calendar year, the Fund, or someone engaged by the Fund, will send the information regarding the amount and character of distributions received from the Fund during the year.

The Fund (or its administrative agent) is required to report to the IRS and furnish to Shareholders the cost basis information and holding period for Fund Shares purchased on or after January 1, 2012, and repurchased by the Fund on or after that date. The Fund will permit Shareholders to elect from among several permitted cost basis methods. In the absence of an election, the Fund will use average cost as its default cost basis method. The cost basis method a Shareholder elects may not be changed with respect to a repurchase of Shares after the settlement date of the repurchase. Shareholders should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the cost basis reporting rules apply to them.

Each Shareholder will generally be required to file an information return with the IRS in connection with the distributions with respect to the Shares unless the Shareholder can establish that he or she is exempt from the information reporting rules, for example by properly establishing that it is a corporation. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to a Shareholder from proceeds of Share sales, exchanges, or redemptions made by any individual Shareholder (including foreign individuals) who: (i) fails to furnish the Fund with a correct taxpayer identification number, (ii) has under-reported dividends or interest income, or (iii) fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 24%. Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account and may be claimed as a tax credit on the record owner’s federal income tax return.

A non-U.S. Shareholder generally will be subject to U.S. withholding tax at a 30% rate (or at a lower rate if a tax treaty applies) on dividends issued by the Fund (other than capital gain and certain other designated dividends, if any) that are not “effectively connected” with a United States trade or business carried on by such Shareholder. To claim tax treaty benefits and/or to avoid back-up withholding as described in the preceding paragraph, a non-U.S. Shareholder will be required to provide the Fund with a properly completed IRS Form W-8BEN or other applicable Form W-8.

Under the Foreign Account Tax Compliance Act (“FATCA”), beginning in 2014, a 30% U.S. withholding tax may apply to any U.S.-source “withholdable payments” made to a non-U.S. entity unless the non-U.S. entity enters into an agreement with either the IRS or a governmental authority in its own country, as applicable, to collect and provide substantial information regarding the entity’s owners, including “specified United States persons” and “United States owned foreign entities,” or otherwise demonstrates compliance with or exemption from FATCA. The term “withholdable payment” includes any payment of interest (even if the interest is otherwise exempt from the withholding rules described above) and, in each case with respect to any U.S. investment. Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, withholdable payments do not include gross proceeds from the disposition of stock or debt instruments. Non-U.S. investors should consult their own tax advisers regarding the impact of FATCA on their investment in the Fund.

Other Taxes

The foregoing is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. All prospective investors are urged to consult with their respective tax advisers regarding any proposed investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to the Shareholders. Each Shareholder is responsible for filing all applicable tax returns that may be required in the U.S. or a foreign jurisdiction.

Each prospective investor is urged to consult with his or her tax adviser with respect to any proposed investment in the Fund.

In addition to the particular matters set forth in this section, each prospective tax-exempt entity should review carefully the sections of this Memorandum discussing liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to ERISA (an “ERISA Plan”), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or other plan that is subject to the prohibited transaction provisions of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA and the Code impose certain general and specific responsibilities on persons who are fiduciaries with respect to a Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for a Plan, a fiduciary of a Plan should give appropriate consideration to, among other things, whether the investment is permitted under the Plan’s governing instruments, the role that the investment plays in the Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the Plan’s purposes, an examination of the risk and return factors, the fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan, the income tax consequences of the investment and the projected return of the total portfolio relative to the Plan’s funding objectives. Before investing the assets of a Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such Plan breaches its or his/her responsibilities with regard to selecting an investment or an investment course of action for such Plan, the fiduciary itself or himself/herself may be held liable for losses incurred by the Plan as a result of such breach.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be “plan assets” of the Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA or the Code. Thus, neither the Adviser nor the Investment Managers are fiduciaries within the meaning of ERISA or the Code with respect to the assets of the Fund or of any Plan that becomes a Shareholder in a Fund, solely by reason of the Plan’s investment in the Fund.

Certain prospective investors may currently maintain relationships with the Adviser or one or more Investment Managers of the Investment Funds in which the Fund invests, or with other entities that are affiliated with the Adviser or the Investment Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and the relevant provisions of the Code prohibit the use of Plan assets for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in the Fund with plan assets if the Adviser or the Investment Managers, or their affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase.

The Fund requires Plan fiduciaries proposing to invest in the Fund to certify that (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in the Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA or the Code discussed above but may be subject to substantively similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

A tax-exempt Shareholder may recognize UBTI if it incurs indebtedness to finance its investment in the Fund. An IRA may be required to pay income taxes, make estimated income tax payments, and file an income tax return for any taxable year in which it has UBTI. To file an income tax return, an IRA may need to obtain a taxpayer identification number.

THE FUND’S SALE OF SHARES TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

PROXY VOTING

The Fund invests in Investment Funds, some of which may be registered investment companies, such as mutual funds and ETFs. To the extent the Fund is entitled to vote on a proposal as an investor in an Investment Fund that is a registered investment company, the Fund will, consistent with the requirements of the 1940 Act, vote such proxies in the same proportion as all other investors in such Investment Fund. The Fund may also invest in Investment Funds that are private investment funds, which generally issue non-voting securities. However, the Fund may under some circumstances receive proxies from such private Investment Funds. To the extent the Fund invests in voting securities, if any, its primary consideration in voting portfolio proxies would be the financial interests of the Fund and its Shareholders. Because one of the primary factors considered when determining the desirability of investing in a particular Investment Fund is the quality and depth of the Investment Manager’s management, the Adviser believes that the recommendation of management on any issue should be given substantial weight in determining how proxy issues are resolved. With respect to portfolio companies in which the Fund has invested, as a matter of practice, the Fund will vote on most issues presented in a portfolio company proxy statement in accordance with the position of the company’s management, unless the Adviser determines that voting in accordance with management’s recommendation would adversely affect the investment merits of owning the stock or interests. However, the Adviser will consider each issue on its own merits, and will not support the position of the Investment Manager or the company’s management in any situation where, in the Adviser’s judgment, it would not be in the best interests of the Fund to do so. In addition, the Fund invests only in Investment Funds that at the time of investment are unaffiliated with the Adviser.

To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund not registered under the 1940 Act (which it intends to do in order to comply with certain applicable regulations), it will not be able to vote on matters that require the approval of the investors of such Investment Fund, including a matter that could adversely affect the Fund’s investment in it, such as changes to the Investment Fund’s investment objective or policies or the termination of the Investment Fund.

The Fund’s current Proxy Voting Policy is included in the most recent annual report filed by the Fund with the SEC on Form N-CSR and is available: (i) without charge, upon request, by calling (888) 449-4909, or (ii) by visiting the SEC’s website at http://www.sec.gov.

The Fund is required to file Form N-PX with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filings are available: (i) without charge, upon request, by calling (888) 449-4909, or (ii) by visiting the SEC’s website at http://www.sec.gov.

CODE OF ETHICS

The Fund and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act. The codes are designed to detect and prevent improper personal trading by persons subject to them, including investment personnel who might compete with or otherwise take advantage of the Fund’s portfolio transactions. Covered persons under the Fund’s code of ethics include the Adviser as well as employees of the Adviser having knowledge of the investments and investment intentions of the Fund. The Fund’s code of ethics permits persons subject to the code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. The Adviser’s code of ethics may be more prohibitive regarding personal trading by Adviser personnel.

The codes of ethics are included as an exhibit to the Fund’s registration statement filed with the SEC and are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

BROKERAGE

The Fund

It is the policy of the Fund to obtain the best execution of its direct investment portfolio transactions, if any, taking into account certain factors as set forth below. In most instances, the Fund will purchase securities directly from an Investment Fund, and such purchases may be, but generally are not, subject to transaction expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions, including direct investments, may be subject to transaction expenses.

The Board has adopted procedures in conformity with Section 17(e) of the 1940 Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable. Transactions for the Fund will not be effected on a principal basis with the Adviser, Placement Agent, any of their affiliates, or other affiliates of the Fund (unless permitted under the 1940 Act). However, such entities may effect brokerage transactions for the Fund. These transactions would be effected in accordance with procedures adopted by the Fund pursuant to Section 17(e) of the 1940 Act and rules and regulations promulgated thereunder. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Fund, the Placement Agent, the Adviser or their affiliates may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales. Brokerage transactions effected by the Investment Funds with the Placement Agent, the Adviser or any of their affiliates will not be subject to the limitations imposed by Section 17(e) of the 1940 Act.

The Fund will bear any commissions or spreads in connection with the Fund’s portfolio transactions. In placing orders, it is the policy of the Fund to obtain the best results, taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Adviser generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. In executing portfolio transactions and selecting brokers or dealers, the Adviser seeks to obtain the best overall terms available for the Fund. In assessing the best overall terms available for any transaction, the Adviser considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by the Adviser based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, however, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Investment Funds

The Investment Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Fund’s investment in the Investment Funds. In view of the fact that the investment program of certain of the Investment Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of such Investment Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Investment Funds may not be transparent to the Fund. Each Investment Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Fund will have no direct or indirect control over the brokerage or portfolio trading policies employed by the Investment Managers of the Investment Funds. It is expected that each Investment Fund will generally select broker-dealers to effect transactions on the Investment Fund’s behalf substantially in the manner set forth below.

Each Investment Fund generally will seek reasonably competitive commission rates. However, Investment Funds will not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Fund. Investment Funds may not be subject to the same regulatory restrictions on principal and agency transactions as the Fund. The Fund will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Investment Funds.

No guarantee or assurance can be made that an Investment Fund’s brokerage transaction practices will be transparent or that the Investment Fund will establish, adhere to, or comply with its stated practices. However, certain Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above for the Fund and may receive benefits other than research or that benefit the Investment Fund’s investment adviser or its affiliates rather than the Investment Fund.

DISTRIBUTION ARRANGEMENTS

General

The Placement Agent and wholesaling agent for the Fund is UMB Distribution Services, LLC. The Placement Agent may appoint other broker dealers as sub-placement agents, which may include affiliates of the Adviser. The Placement Agent also acts primarily as a “wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of Shares. The sub-placement agents or other Investor Service Providers that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Shareholder accounts. Such a fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense. Shareholders should direct any questions regarding any such fees to the relevant intermediary. The Fund in the future may engage additional placement agents.

The Adviser or its affiliates also may pay from their own resources (including from fees attributable to the Fund) compensation to the Placement Agent, to other of their affiliates, and to broker-dealers and other Investor Service Providers, in connection with subscriptions for and/or placement of Shares or servicing of Shareholders. Investor Service Providers and their personnel (who themselves may receive all or a substantial part of the relevant payments) may receive greater compensation in connection with subscriptions for Shares than they would have received in connection with subscriptions for shares of other investment funds. Prospective investors also should be aware that these payments could create incentives on the part of the Investor Service Providers to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller such payments. A prospective investor with questions regarding these arrangements may obtain additional detail by contacting the relevant Intermediary directly.

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction.

Subsequent to the initial offering, it is expected that Shares will be offered and may be purchased on a monthly basis or at such other times as may be determined by the Board. The Board may discontinue accepting subscriptions at any time.

Purchase Terms

The Fund intends to accept initial and additional subscriptions for Shares only once each month, effective as of the opening of business on the first calendar day of the month (each such day, a “Subscription Date”) at the relevant net asset value per Share of the Fund as of the close of business on the last calendar day of the prior month. In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days prior to the Subscription Date that is described in the applicable Subscription Agreement. Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date. Subscription proceeds must be delivered by wire. The Fund will not accept checks.

Shares are being offered only to Eligible Investors that meet all requirements to invest in the Fund. Shares will be sold as of the date on which the subscription is accepted. The minimum initial investment in the Fund is $25,000. The minimum additional investment is $1,000. The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Shares.

The Fund is offered in two classes of Shares. Subscriptions for Class A Shares or Class I Shares may be submitted to, and are received by, the Fund throughout any given month, but are accepted at the same time once per month. All subscriptions accepted by the Fund are accepted at the end of the month, and the net asset value of Class A Shares and Class I Shares is determined as of the close of business on the last calendar day of that month. Subscriptions accepted by the Fund become effective as of the Subscription Date based on the previous month-end net asset value. It is expected that the net asset value of Class A and Class I Shares will vary over time as a result of the differing fees and expenses applicable to different classes.

Investments in Class A Shares are subject to the Class A Share Placement Fee which, for investments of less than $500,000 is equal to 2.00%; for investments in Class A Shares of $500,000 or more and less than $1,000,000 is equal to 1.00% and for investments in Class A Shares of $1,000,000 or more is equal to 0.50%. The Class A Share Placement Fee may be subject to certain waivers as discussed below.

Contingent upon notification to the Placement Agent or the selling broker or dealer, Shares purchased by the following investors will not be subject to the Class A Share Placement Fee (and no commissions to brokers or dealers or other Investor Service Providers are paid on such purchases):

●	The Adviser, the Placement Agent, or their affiliates;

●	Present or former officers, managers, trustees, registered representatives, and employees (and the “immediate family” of any such person, which term encompasses such person’s spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling’s spouse, a spouse’s siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.)) of the Fund, the Placement Agent, the Adviser and affiliates of the Placement Agent, the Adviser and retirement plans established by them for their employees;

●	Brokers, dealers, and agents who have a sales agreement or arrangement with the Placement Agent that provides for a waiver of any placement fee, and their employees (and the immediate family members of such individuals); and

●	Investors who invest (directly or indirectly) into the Fund when exiting (either partially or fully) from an investment in another collective investment vehicle advised by the Adviser or from a different class of Shares of the Fund.

In addition, Shares issued or purchased in the following transactions will not be subject to the Class A Share Placement Fee (and no commissions to brokers or dealers are paid on such purchases):

●	Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.

●	Shares purchased by the reinvestment of distributions from the Fund.

To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

In determining the applicable Class A Share Placement Fee at the time of investment in Class A Shares, the amount of a Shareholder’s investment in Class A Shares (whether initial or additional) will be aggregated with the value of Class A Shares held by the Shareholder’s “Immediate Family Members” (as defined in the Subscription Agreement). The Shareholder must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments.

The Class A Share Placement Fee is paid by a Shareholder directly to the applicable Investor Service Providers, acting as sub-placement agents (which may include affiliates of the Adviser), and is not an expense of the Fund.

No placement fee is charged on purchases of Class I Shares.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly Investor Distribution and Servicing Fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than one year, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly, to the Placement Agent. The Investor Distribution and Servicing Fee is paid out of the aggregate net assets attributable to all Class A Shares and, as such, is borne pro rata by all Class A Shareholders. For the avoidance of doubt, Class A Shareholders will bear their pro rata portion of the Investor Distribution and Servicing Fee regardless of how long they have owned their Class A Shares.

The Investor Distribution and Servicing Fee reimburses the Placement Agent for payments made to Investor Service Providers and for the Placement Agent's ongoing investor servicing. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, which may include affiliates of the Adviser. However, the portion of the 0.75% fee under the Class A Plan designated for regulatory purposes as distribution and/or service fees, for the provision of personal investor services described herein, will be deemed not to exceed 0.25% of the Fund’s net assets attributable to Class A Shares.

The Placement Agent (or one of its affiliates) may pay from its own resources additional compensation, either at the time of sale or on an ongoing basis, to brokers, dealers or other Investor Service Providers with respect to Shares sold by such entities. Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with the provisions of Rule 12b-1 under the 1940 Act with respect to Class A Shares (“Class A Plan”).

The types of investor services provided under the Class A Plan include, but are not limited to: advising Shareholders of the net asset value of their Shares; advising Shareholders with respect to making additional capital contributions to or investments in the Fund or repurchases of Shares; providing information to Shareholders regarding general market conditions; providing Shareholders with copies of the Fund's Memorandum (if requested), annual and interim reports, proxy solicitation materials, tender offer materials, privacy policies, and any other materials required under applicable law; handling inquiries from Shareholders regarding the Fund, including but not limited to questions concerning their investments in the Fund, Capital Account balances, and reports and tax information provided by the Fund; assisting in the enhancement of relations and communications between such Shareholders and the Fund; assisting in the establishment and maintenance of such Shareholders’ accounts with the Fund; assisting in the maintenance of Fund records containing Shareholder information, such as changes of address; providing such other information and liaison services as the Fund may reasonably request; and other matters as they arise from time to time.

The Fund is indirectly subject to a Financial Industry Regulatory Authority (“FINRA”) cap on compensation paid to FINRA member firms. The cap includes any placement agent fees and investor distribution and/or service fees. The maximum compensation payable to all FINRA member firms (in the aggregate) participating in the Fund's distribution will be 6.25% of the Fund's offering proceeds.

REGULATORY DISCLOSURE MATTERS

Amendments to Rule 506 of Regulation D under the 1933 Act require disclosure if any Covered Persons (as defined below) of the Fund have been subject to certain regulatory events defined in Rule 506 (“Reportable Events”) that occurred prior to September 23, 2013. Disclosure of a Reportable Event occurring after September 23, 2013 may also be required under certain circumstances.

The Fund’s “Covered Persons” include the Fund itself; the Adviser; Placement Agent and sub-placement agents (collectively, “Selling Agents”); funds affiliated with the Fund; the Fund’s directors, executive officers and other officers participating in the offering of the Fund’s shares; any directors, executive officers, general partners or managing members and other officers of the Adviser and the Selling Agents participating in the offering of the Fund’s shares; and shareholders who beneficially own 20% or more of the outstanding voting shares of the Fund (if any). In summary, the Rule 506 Reportable Events include (i) being convicted of a felony or misdemeanor related to a securities offering; (ii) being subject to a court order prohibiting involvement in a securities offering; (iii) being subject to SEC cease and desist orders for securities-based anti-fraud provisions; (iv) being subject to SEC orders revoking licenses or limiting activities; (v) being subject to orders by U.S. state securities commissions, the U.S. Commodity Futures Trading Commission, or certain other U.S. state or federal regulatory agencies that prohibit fraudulent, manipulative, or deceptive conduct; (vi) acting as underwriter in any offering statement under Regulation A of the 1933 Act that the SEC refused; and (vii) being subject to a U.S. Postal Service false representation order.

The Selling Agents, some of which are associated with Wells Fargo & Company, are part of a large financial institution. In connection with their business activities, whether or not related to the Fund, Wells Fargo Bank and certain of the Selling Agents have been subject to Rule 506 Reportable Events requiring disclosure. The name of each applicable entity with such a Reportable Event and a description of each Reportable Event are outlined below.

Wells Fargo Bank

The following matter has been brought by the Department of Justice, the Internal Revenue Service, the SEC, the Office of the Comptroller of the Currency and a group of State Attorneys General against Wells Fargo Bank.:

The Department of Justice (“DOJ”) and the SEC, beginning in November 2006, requested information from a number of financial institutions, including Wachovia Bank, N.A.’s (now known as Wells Fargo Bank, N.A.) municipal derivatives group, with regard to competitive bid practices in the municipal derivative markets. Other state and federal agencies subsequently also began investigations of the same practices. On December 8, 2011, a global resolution of the Wachovia Bank investigations was announced by the DOJ, the Internal Revenue Service, the SEC, the Office of the Comptroller of the Currency and a group of State Attorneys General. The investigations were settled with Wachovia Bank agreeing to pay a total of approximately $148 million in penalties and remediation to the various agencies.

Global Alternative Investment Services, Inc. (formerly Alternative Strategies Brokerage Services, Inc.)

The following matter has been brought by the SEC and the State of Massachusetts against Global Alternative Investment Services, Inc.:

On June 8, 2009, the SEC and the Massachusetts Securities Division entered administrative orders against two subsidiaries of Wells Fargo - Evergreen Investment Management Company LLC and Evergreen Investment Services Inc. (now known as Global Alternative Investment Services, Inc.), with respect to certain alleged conduct involving the Evergreen Ultrashort Opportunities Fund (the “Evergreen Ultrashort Fund”). The allegations included the misvaluation of certain holdings in the Evergreen Ultrashort Fund thereby affecting the Evergreen Ultrashort Fund’s net asset value (“NAV”), and improper disclosure of information concerning the Evergreen Ultrashort Fund. Without admitting or denying the allegations, the firms agreed to a censure and a cease and desist order from both agencies, a payment of $33 million for investors, disgorgement of $2.86 million plus prejudgment interest to the SEC, a $4 million penalty to the SEC, and a $1 million penalty to the Massachusetts Securities Division.

Wells Fargo Clearing Services, LLC (f/k/a Wells Fargo Advisors, LLC)

Resolution Date: 9/22/2014

Entity: Wells Fargo Advisors, LLC

Brought By: SEC

Matter: On September 22, 2014, the SEC entered an order against Wells Fargo Advisors, LLC following the firm’s offer of settlement. The order stated that the firm did not adequately establish, maintain or enforce policies and procedures to prevent the misuse of material nonpublic information, particularly concerning the risk that its associated persons could obtain material nonpublic information from its customers or advisory clients. The order also stated that during the SEC’s investigation, the firm unreasonably delayed production of certain documents and produced a document that was altered by an employee. The firm admitted the SEC’s findings of fact, acknowledged that its conduct violated the federal securities laws and agreed to retain an independent compliance consultant to review relevant policies and procedures, as well as the making, keeping and preserving of certain required books and records.

Resolution: The order censured the firm, required that the firm cease and desist from violating the federal securities laws cited in the order and imposed a civil money penalty in the amount of $5,000,000. On September 22, 2014, the SEC entered an order granting the firm a waiver of disqualification under Rule 506(d)(1)(iv)(B) of Regulation D under the Securities Act of 1933.

Resolution Date: 11/18/2010

Entity: Wells Fargo Advisors, LLC

Brought By: State of Indiana

Matter: The Indiana Securities Division alleged that on or about June 9, 2009, Wells Fargo Advisors, LLC engaged in dishonest and unethical practices by failing to promptly and reasonably follow instructions from a client to transfer the assets in her accounts to another financial institution in-kind, and that from approximately May 5, 2009 to June 11, 2009, Wells Fargo Advisors, LLC engaged in dishonest and unethical practices by failing to supervise its agents and employees in violation of Ind. Code § 23-19-4-12(D)(13) and 710 IAC 1-17-1(V) (2001).

Resolution: Wells Fargo Advisors, LLC paid a civil penalty to the Indiana Securities Division in the amount of $8,000 and also restitution to a client for $495.84.

Resolution Date: 6/18/2009

Entity: Wells Fargo Advisors, LLC

Brought By: State of Illinois

Matter: The Illinois Securities Department alleged Wells Fargo Advisors, LLC failed to supervise deceptive or fraudulent securities transactions; that the registered representative engaged in fraudulent and/or deceptive securities transactions by acting as the salesperson or investment advisor representative for several pension fund accounts for which her father was the trustee and who directed transactions to her account for purposes of generating commission; and A.G. Edwards (predecessor to Wells Fargo Advisors, LLC) knew or should have known of the above activities and failed to take reasonable supervisory steps to prevent or stop the illegal activities.

Resolution: The firm paid a fine of $50,000.00 and updated training and compliance related to prohibited transactions under ERISA.

Resolution Date: 2/17/2009

Entity: Wachovia Securities, LLC, (predecessor to Wells Fargo Advisors, LLC)

Brought By: SEC, 50 States, the District of Columbia, the Commonwealth of Puerto Rico and the U.S. Virgin Islands

Matter: SEC Litigation Release 20885 (Feb. 5, 2009): Section 15(c) of the Securities and Exchange Act of 1934 --The SEC announced a settlement with Wachovia Securities, LLC (predecessor to Wells Fargo Advisors, LLC) (“Wachovia Securities”) that will provide more than $7 billion in liquidity to thousands of customers who invested in auction rate securities (“ARS”) before the market for those securities collapsed. The settlement resolves the SEC's charges that Wachovia Securities misled investors regarding the liquidity risks associated with ARS that it underwrote, marketed and sold. The SEC's complaint alleges that Wachovia Securities and another firm, whose broker-dealer obligations were consolidated into Wachovia Securities misrepresented to customers that ARS were safe, highly liquid investments that were comparable to cash or money market instruments. According to the SEC's complaint, Wachovia Securities reinforced the perception of liquidity by routinely purchasing ARS from the other firm's customers between auctions, without telling customers that Wachovia Securities’ willingness to do so depended upon the continued success of the auctions. The SEC's complaint alleges that Wachovia Securities became aware of mounting evidence that put the firm on notice that the risk of auction failures had materially increased. Wachovia Securities, nevertheless, continued to market ARS to its customers as highly liquid investments. Wachovia Securities followed the lead of other broker-dealers and decided to stop supporting auctions. Without broker-dealer support, ARS auctions failed and thousands of Wachovia Securities’ customers were left holding billions of dollars in illiquid ARS without any practical means of redeeming, selling or deriving value from them.

Resolution: In 2009 and 2010, Wachovia Securities agreed to settlements with the SEC and multiple state regulatory agencies regarding allegations that the firm misrepresented the liquidity risks of auction rate securities sold to customers. Without admitting or denying the allegations, the firm agreed to pay $50,000,000 in fines to state regulatory agencies. The firm also agreed to offer to repurchase auction rate securities, not subject to current calls or redemptions in the relevant class, that were the subject of unsuccessful auctions. The firm complied with all terms of these settlements as of June 30, 2010.

Resolution Date: 7/14/2008

Entity: Wells Fargo Advisors, LLC

Brought By: State of Texas

Matter: Wells Fargo Advisors, LLC through a registered representative and others allowed the client's wife to effect withdrawals from a customer's account without the required documents as required by A.G. Edwards’ (predecessor to Wells Fargo Advisors, LLC) written procedures.

Resolution: Wells Fargo Advisors, LLC was reprimanded and paid a $5,000 fine.

Resolution Date: 6/19/2007

Entity: Wachovia Securities, LLC (predecessor to Wells Fargo Advisors, LLC)

Brought By: State of North Dakota

Matter: Wachovia Securities, LLC (predecessor to Wells Fargo Advisors, LLC) through its agent conducted covered call writing while exposing clients to high concentrations of certain securities that were not suitable to the clients' investment objectives and risk temperaments. The firm did not properly supervise its agent.

Resolution: The firm immediately made payment of a $75,000 penalty, contacted several identified clients to resolve sales practice issues through normal resolution process and agreed to properly supervise the activities of its agents in North Dakota.

Resolution Date: 6/13/2005

Entity: Wells Fargo Advisors, LLC

Brought By: State of Missouri

Matter: Wells Fargo Advisors, LLC was alleged to have violated securities law by failing to adequately supervise its agents in the State of Missouri.

Resolution: Wells Fargo Advisors, LLC paid a fine of $300,000 and agreed to a cease and desist.

Wells Fargo Advisors, LLC and Wells Fargo Advisors Financial Network, LLC

Resolution Date: 2/27/2013

Entity: Wells Fargo Advisors, LLC and Wells Fargo Advisors Financial Network, LLC

Brought By: State of New York

Matter: The New York State Department of Financial Services alleged that during the approximate period of January 2007 through December 2010 Wells Fargo Advisors, LLC, an unlicensed entity, accepted insurance commissions from Wells Fargo Advisors Insurance Agency LLC, in violation of New York Insurance Law. The Department further alleged that both Wells Fargo Advisors, LLC and Wells Fargo Advisors Financial Network, LLC provided materially incomplete information in their respective insurance license applications submitted to the state on or about January 27, 2012.

Resolution: Wells Fargo Advisors, LLC and affiliates paid a $50,000 fine and agreed to take all necessary steps to prevent the reoccurrence of similar violations.

SUMMARY OF amended and restated agreement and DECLARATION OF TRUST

The following is a summary description of additional items and of select provisions of the Fund’s Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”). An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Declaration of Trust. The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.

Liability; Indemnification

Under Delaware law and the Declaration of Trust, each Shareholder will be liable for the debts and obligations of the Fund only to the extent of the value of such Shareholder’s Shares. The Declaration of Trust provides that the Trustees and the Adviser (including certain of its affiliates, among others) shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.

The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) by the Fund (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Shareholder by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Declaration of Trust to the fullest extent permitted by law.

Amendment

The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Trustees (including a majority of the Independent Trustees, if required by the 1940 Act). Shareholders have the right to vote on any amendment: (i) affecting their right to vote granted under the Declaration of Trust; (ii) to the Declaration of Trust’s amendment provision; (iii) for which such vote is required by law; and (iv) submitted to them by the Trustees.

Term, Dissolution and Liquidation

The Fund may be dissolved upon the affirmative vote of a majority of the Trustees without Shareholder approval, unless such approval is required by the 1940 Act. Following dissolution, the Trustees may liquidate the Fund by (i) selling the Fund’s assets to another entity in exchange for interests in the acquiring entity, (ii) selling all of the Fund’s assets for cash or (iii) distributing the Fund’s assets in-kind to Shareholders. Following such liquidation, the Fund’s Shareholders are entitled to receive the proceeds of such sale, distributed in proportion to the number of Shares held by each Shareholder. Upon termination of the Fund, the Fund will file a certificate terminating its existence as a Delaware statutory trust.

Reports to Shareholders

The Fund will furnish to Shareholders as soon as practicable after the end of each taxable year such information as is necessary for Shareholders to complete federal and state income tax or information returns, along with any other tax information required by law. The Fund will provide a semi-annual and an audited annual report to Shareholders within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act.. The Adviser may provide additional periodic reporting.

Fiscal Year

For tax and accounting purposes, the Fund’s fiscal year is the 12-month period ending on September 30. In certain circumstances, the Fund may be required to adopt a taxable year ending on another date.

ACCOUNTANTS AND LEGAL COUNSEL

Cohen & Company, Ltd., located at 151 North Franklin Street, Suite 575, Chicago, IL 60606, serves as the Fund’s independent registered public accounting firm. As the Fund’s independent registered public accounting firm, Cohen & Company, Ltd. performs the Fund’s annual audit of the Fund’s financial statements and other non-audit accounting and related services for the Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103, acts as counsel to the Fund.

GENERAL INFORMATION

The Fund is registered under the 1940 Act as a closed-end management investment company. The Fund was formed as a statutory trust under the laws of the State of Delaware on July 29, 2010. The Fund has its principal offices at c/o UMB, 235 West Galena Street, Milwaukee, WI 53212, or at such other place as may be designated from time to time by the Board. The Fund has its registered office in Delaware at Corporation Service Company and has Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board. The Fund’s telephone number is (888) 449-4909.

FINANCIAL STATEMENTS

The Fund’s audited financial statements for the year ended September 30, 2021 and the Fund’s unaudited financial statements contained in the Fund’s semi-annual report dated March 31, 2022 have been filed with the SEC on Form N-CSR. Such financial statements are incorporated herein by reference and are available (i) without charge upon request by calling the Fund toll-free at (888) 449-4909, or (ii) by visiting the SEC’s website at http://www.sec.gov.

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Agility Multi-Asset Income Fund Application

This Subscription Booklet is utilized for the private offering of shares of beneficial interest (the “Shares”) in the Agility Multi-Asset Income Fund (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” within the meaning given to such term in Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

NOTE that subscriptions by trust accounts require copies of the trust agreement (title and signature pages only required) along with the subscription documents.

NOTE that subscriptions by entities require organizational or formation document along with the subscription documents.

For more information, please call us toll-free at: 1.888.449.4909

Fax Number: 816.860.3140

Overnight address:

Agility Multi-Asset Income Fund

Attn: UMB Fund Services

235 W. Galena St.

Milwaukee, WI 53212

U.S. Mailing Address:

Agility Multi-Asset Income Fund

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201

Wiring Instructions:

UMB Bank N.A. 928 Grand Boulevard Kansas City, MO 64106 ABA: 101000695 Account Number: 9872325036 Account Name: Agility Multi-Asset Income Fund Class A FBO: (Insert Investor Name)	UMB Bank N.A. 928 Grand Boulevard Kansas City, MO 64106 ABA: 101000695 Account Number: 9872325044 Account Name: Agility Multi-Asset Income Fund Class I FBO: (Insert Investor Name)

Acknowledgment

A I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Private Placement Memorandum, in the Agreement and Declaration of Trust, as amended from time to time (the “Fund Agreement”) and in the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Private Placement Memorandum for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Agreement, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreement. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E I understand that the offering and sale of Shares is intended to be exempt from registration under the Securities Act and any applicable State securities laws.

F I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act and its related regulations.

H

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that Perella Weinberg Partners Capital Management LP (the “Investment Manager”), UMB Fund Services, Inc. (the “Platform Manager”) and their affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager, the Platform Manager or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,

(3)	I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

I In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1) I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non- Cooperative Jurisdiction” by the Financial Action Task Force.

(d) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e) A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f) A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such figure or close associate of such figure (See U.S.A Patriot Act and related regulations for definition).

(2) No consideration that I have contributed or will contribute to the Fund:

(a) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b) Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c) Shall cause the Fund, the Investment Manager or the Platform Manager to be in violation of the U.S. Bank Secrecy Act and or any federal anti- money laundering regulations.

(3) I understand and agree that if at any time it is discovered that any of the representations in this Section I are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager or the Platform Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4) I further understand that the Fund, the Investment Manager or the Platform Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, the Investment Manager or the Platform Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5) I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section I cease to be true and accurate. I agree to call the Fund if I need more information about Section I or if I am unsure whether any of the categories apply to me.

J I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Platform Manager and its affiliates, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

K I acknowledge that I am not subscribing pursuant hereto for the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including myself, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

L The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

M I acknowledge that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

Agility Multi-Asset Income Fund Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

[ ]	Initial Investment [ ] Subsequent Investment

1.	Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section D, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

[ ]	Individual

[ ]	Joint*

[ ]	Individual Retirement Account (IRA)

(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

Section B:

[ ]	Trust

Trust instrument documentation required.

Note: For a Statutory Trust, please complete the Entity section below.

Tax Identification Number	Date of Trust

Name of Trust

Trustee Name

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

[ ] Statutory Trust [ ] Partnership

[ ] C-Corporation [ ] Government

[ ] S-Corporation

[ ] Other Entity:

_____________________________________________________________________

[ ] LLC Classified for tax purposes by one of the following:

[ ] Partnership

[ ] S-Corporation

[ ] C-Corporation

Check if appropriate: [ ] I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:______________________

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

(Section C continued)

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

[ ] Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(2) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(3) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(4) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, COO, managing member, general partner, president, treasurer, etc.)

Authorized Controlling Individual’s Name (first, middle, last)

Authorized Controlling Individual’s Residence Address

Social Security Number	Date of Birth

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number

[ ]	Additional Address or

[ ]	Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

E-mail Address*

*	Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

Please note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name

Custodian Tax ID

Street Address

City	State	Zip

Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

5.	Broker/Dealer or Financial Advisor Information*

Investor Account Number at Firm

Broker/Dealer Name

Broker/Dealer Address

City	State	Zip

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number/CRD #

Rep Address

City	State	Zip

Rep E-mail Address

*	Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6.	Investment Instructions

Initial Investment minimum is $25,000 and $1,000 increments thereafter; subsequent investment minimum is $1,000 and $1,000 increments thereafter.

[ ]	Purchase by check: make check payable to Agility Multi-Asset Income Fund

[ ]	Purchase by wire (wire instructions are on cover page)

[ ]	Class A [ ] Class I

$ ______________________________ subscription amount

Sales Charge: [ ] YES [ ] NO

Amount: $ ________________ or ________________ %

The Investor acknowledges that a sales charge of up to 2% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

7.	Bank Information

For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

This is a: [ ] Checking Account or [ ] Savings Account

8.	Distribution Instructions

Reinvestment required for IRAs.

All distributions will be reinvested unless the following is checked:

[ ]	Send all distributions via WIRE to the Custodian listed in Section 4.

[ ]	Send all distributions via WIRE to the bank listed in Section 7.

9.	Please indicate your preference of Cost Basis Relief

If none selected, the default will be Average Cost

[ ]	FIFO (first in, first out) [ ] LIFO (last in, first out)

[ ]	LOFO (lowest in, first out) [ ] Average Cost

[ ]	HIFO (highest in, first out) [ ] Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

10.	Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The subscriber is:	(write corresponding letter(s)
in box provided)

A.	A natural person who individually or together with a spouse has a “net worth” in excess of $1.0 million. “Net worth” for these purposes generally means the aggregate fair market value of total assets minus total liabilities. For purposes of determining net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability. The fair market value of the Subscriber’s primary residence and the amount of outstanding indebtedness should be measured as of the proposed subscription date;

B.	A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years, reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) this year and has no reason to believe that the Subscriber’s income will not remain in excess of $200,000 (or joint income in excess of $300,000) for the foreseeable future;

C.

A natural person who is a “knowledgeable employee” of the Fund. “Knowledgeable employee” includes an executive officer, director, trustee, general partner, advisory board member, or similar, of the Fund or an affiliated management person, or an employee of the Fund or an affiliated management person who participates in the investment activities as a part of his or her regular functions or duties; and

D.	A natural person who holds, in good standing, one or more of the following professional certifications or designations: Series 7, Series 65 or Series 82 licenses.
E.	An entity who has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

•	a corporation;

•	a partnership;

•	a Massachusetts or similar business trust; OR

•	an organization described in Section 501(c)(3) of the Internal Revenue Code

F.	An entity who is any of the following:

•	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;

•	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;

•	a broker or dealer;

•	an insurance company;

•	an investment company or a business development company under the Investment Company Act of 1940, as amended;

•	a private business development company under the Investment Advisers Act of 1940 (Advisers Act);

•	a Small Business Investment Company licensed by the U.S. Small Business Administration;

•	An investment adviser registered as such with the Securities and Exchange Commission or one or more state securities regulators or that is exempt from such registration pursuant to Section 203(m) or Section 203(l) of the Advisers Act;

•	An entity which is a Rural Business Investment Company as defined in Section 383A of the Consolidated Farm and Rural Development Act;

•	An entity which is a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, with total assets under management in excess of $5,000,000, not formed for the specific purpose of investing in the Partnership, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, or a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of any such family office;

•	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;

•	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

•	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” and

•	An IRA plan where grantor is an “accredited investor.” The fund, in its sole discretion may request information regarding the basis on which such grantor is an “accredited investor.”

G.	An entity in which all of the beneficial owners are investors described in one or more categories A through D above.

11.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

[ ] I certify that I have received and read the current Private Placement Memorandum and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

[ ] I authorize Agility Multi-Asset Income Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Agility Multi-Asset Income Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

[ ] I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian	Date
(if applicable)

Printed name(s) of Authorized Signer(s) (for verification purposes)

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT - WELLS FARGO CLIENTS ONLY

Agility Multi-Asset Income Fund Application

This Subscription Booklet is utilized for the private offering of shares of beneficial interest (the “Shares”) in the Agility Multi-Asset Income Fund (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” within the meaning given to such term in Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

NOTE that subscriptions by trust accounts require copies of the trust agreement (title and signature pages only required) along with the subscription documents.

NOTE that subscriptions by entities require organizational or formation document along with the subscription documents.

For more information, please call us toll-free at: 1.888.449.4909

Fax Number: 816.860.3140

Overnight address:

Agility Multi-Asset Income Fund

Attn: UMB Fund Services

235 W. Galena St.

Milwaukee, WI 53212

U.S. Mailing Address:

Agility Multi-Asset Income Fund

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201

Wiring Instructions:

UMB Bank N.A. 928 Grand Boulevard Kansas City, MO 64106 ABA: 101000695 Account Number: 9872325036 Account Name: Agility Multi-Asset Income Fund Class A FBO: (Insert Investor Name)	UMB Bank N.A. 928 Grand Boulevard Kansas City, MO 64106 ABA: 101000695 Account Number: 9872325044 Account Name: Agility Multi-Asset Income Fund Class I FBO: (Insert Investor Name)

Acknowledgment

A I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Private Placement Memorandum, in the Agreement and Declaration of Trust, as amended from time to time (the “Fund Agreement”) and in the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Private Placement Memorandum for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Agreement, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreement. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E I understand that the offering and sale of Shares is intended to be exempt from registration under the Securities Act and any applicable State securities laws.

F I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act and its related regulations.

H

(4)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that Perella Weinberg Partners Capital Management LP (the “Investment Manager”), UMB Fund Services, Inc. (the “Platform Manager”) and their affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager, the Platform Manager or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(5)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,

(6)	I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

I In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(6) I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non- Cooperative Jurisdiction” by the Financial Action Task Force.

(d) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e) A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f) A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such figure or close associate of such figure (See U.S.A Patriot Act and related regulations for definition).

(7) No consideration that I have contributed or will contribute to the Fund:

(a) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b) Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c) Shall cause the Fund, the Investment Manager or the Platform Manager to be in violation of the U.S. Bank

Secrecy Act and all other federal anti- money laundering regulations.

(8) I understand and agree that if at any time it is discovered that any of the representations in this Section I are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager or the Platform Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(9) I further understand that the Fund, the Investment Manager or the Platform Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, the Investment Manager or the Platform Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(10) I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section I cease to be true and accurate. I agree to call the Fund if I need more information about Section I or if I am unsure whether any of the categories apply to me.

J I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Platform Manager and its affiliates, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

K I acknowledge that I am not subscribing pursuant hereto for the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including myself, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

L The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

M I acknowledge that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

Agility Multi-Asset Income Fund Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

[ ]	Initial Investment [ ] Subsequent Investment

1.	Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section D, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

[ ]	Individual

[ ]	Joint*

[ ]	Individual Retirement Account (IRA)

(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

Section B:

[ ]	Trust

Trust instrument documentation required.

Note: For a Statutory Trust, please complete the Entity section below.

Tax Identification Number	Date of Trust

Name of Trust

Trustee Name

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

[ ] Statutory Trust	[ ] Partnership
[ ] C-Corporation	[ ] Government
[ ] S-Corporation
[ ] Other Entity:

______________________________________________

[ ] LLC Classified for tax purposes by one of the following:

[ ]	Partnership

[ ]	S-Corporation

[ ]	C-Corporation

Check if appropriate: [ ] I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:____________________

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

(Section C continued)

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

[ ] Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(2) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(3) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(4) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, COO, managing member, general partner, president, treasurer, etc.)

Authorized Controlling Individual’s Name (first, middle, last)

Authorized Controlling Individual’s Residence Address

Social Security Number	Date of Birth

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number

[ ]	Additional Address or

[ ]	Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

E-mail Address*

*	Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.
Please note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name

Custodian Tax ID

Street Address

City	State	Zip

Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

5.	Broker/Dealer or Financial Advisor Information*

[ ]	Wells Fargo Bank [ ] Wells Fargo Advisors

Investor Account Number at Firm

Broker/Dealer Address

City	State	Zip

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number/CRD #

Rep Address

City	State	Zip

Rep E-mail Address

*	Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6.	Investment Instructions

Initial Investment minimum is $25,000 and $1,000 increments thereafter; subsequent investment minimum is $1,000 and $1,000 increments thereafter.

[ ]	Purchase by check: make check payable to Agility Multi-Asset Income Fund

[ ]	Purchase by wire (wire instructions are on cover page)

[ ]	Class A [ ] Class I

$ ______________________________ subscription amount

Sales Charge: [ ] YES [ ] NO

Amount: $ ________________ or ________________ %

The Investor acknowledges that a sales charge of up to 2% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

7.	Bank Information

For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

This is a: [ ] Checking Account or [ ] Savings Account

8.	Distribution Instructions

Reinvestment required for IRAs.

All distributions will be reinvested unless the following is checked:

[ ]	Send all distributions via WIRE to the Custodian listed in Section 4.

[ ]	Send all distributions via WIRE to the bank listed in Section 7.

9.	Please indicate your preference of Cost Basis Relief

If none selected, the default will be Average Cost

[ ] FIFO (first in, first out)	[ ] LIFO (last in, first out)
[ ] LOFO (lowest in, first out)	[ ] Average Cost
[ ] HIFO (highest in, first out)	[ ] Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

10.	Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The subscriber is:	(write corresponding letter(s)
in box provided)

H.	A natural person who individually or together with a spouse has a “net worth” in excess of $1.0 million. “Net worth” for these purposes generally means the aggregate fair market value of total assets minus total liabilities. For purposes of determining net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability. The fair market value of the Subscriber’s primary residence and the amount of outstanding indebtedness should be measured as of the proposed subscription date;

I.	A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) this year and has no reason to believe that the Subscriber’s income will not remain in excess of $200,000 (or joint income in excess of $300,000) for the foreseeable future;

J.	A natural person who is a “knowledgeable employee” of the Fund. “Knowledgeable employee” includes an executive officer, director, trustee, general partner, advisory board member, or similar, of the Fund or an affiliated management person, or an employee of the Fund or an affiliated management person who participates in the investment activities as a part of his or her regular functions or duties; and

K.	A natural person who holds, in good standing, one or more of the following professional certifications or designations: Series 7, Series 65 or Series 82 licenses.

L.	An entity who has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

•	a corporation;

•	a partnership;

•	a Massachusetts or similar business trust; OR

•	an organization described in Section 501(c)(3) of the Internal Revenue Code

M.	An entity who is any of the following:

•	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;

•	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;

•	a broker or dealer;

•	an insurance company;

•	an investment company or a business development company under the Investment Company Act of 1940, as amended;

•	a private business development company under the Investment Advisers Act of 1940 (Advisers Act);

•	a Small Business Investment Company licensed by the U.S. Small Business Administration;

•	An investment adviser registered as such with the Securities and Exchange Commission or one or more state securities regulators or that is exempt from such registration pursuant to Section 203(m) or Section 203(l) of the Advisers Act;

•	An entity which is a Rural Business Investment Company as defined in Section 383A of the Consolidated Farm and Rural Development Act;

•	An entity which is a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, with total assets under management in excess of $5,000,000, not formed for the specific purpose of investing in the Partnership, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, or a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of any such family office;

•	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;

•	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

•	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors;” and

•	An IRA plan where grantor is an “accredited investor.” The fund, in its sole discretion may request information regarding the basis on which such grantor is an “accredited investor.”

N.	An entity in which all of the beneficial owners are investors described in one or more categories A through D above.

11.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

[ ] I certify that I have received and read the current Private Placement Memorandum and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

[ ] I authorize Agility Multi-Asset Income Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Agility Multi-Asset Income Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

[ ] I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

5.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

6.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

7.	I am a U.S. citizen or other U.S. Person (including resident alien).

8.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian	Date
(if applicable)

Printed name(s) of Authorized Signer(s) (for verification purposes)

APPENDIX C: PRIVACY NOTICE

The Agility Multi-Asset Income Fund

PRIVACY NOTICE

FACTS	WHAT DOES THE FUND DO WITH YOUR PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number

• Account balances

• Account transactions

• Transaction history

• Wire transfer instructions

• Checking account information

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers ' personal information; the reasons funds choose to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does the Fund share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For nonaffiliates to market to you	No	We don’t share
Questions?	Call 1-844-626-7246

C-1

What we do
How does the Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does the Fund collect my personal information?

We collect your personal information, for example, when you

• Open an account

• Provide account information

• Give us your contact information

• Make a wire transfer

• Tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

• Sharing for affiliates’ everyday business purposes – information about your creditworthiness

• Affiliates from using your information to market to you

• Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. Our affiliates include companies such as Perella Weinberg Partners Capital Management, LP.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. The Fund doesn’t share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. The Fund doesn’t jointly market.

C-2

PART C:

OTHER INFORMATION

Agility Multi-Asset Income Fund (the “Registrant”)

Item 25. Financial Statements and Exhibits

(1)	The Registrant’s Certified Shareholder Report on Form N-CSR for the fiscal year ended September 30, 2021 filed with the Commission on December 9, 2021 (Accession No. 0001398344-21-023628) and the Registrant’s Certified Shareholder Report on Form N-CSRS for the semi-annual period ended March 31, 2022 filed with the Commission on June 8, 2022 (Accession No. 0001398344-22-011680) are incorporated by reference.

(2)	Exhibits

(a)(1)	Certificate of Trust, dated July 29, 2010, incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 811-22466) filed with the Commission on September 2, 2010 (Accession No. 0000898432-10-001178) (“Initial Registration Statement”).

(a)(2)	Amended and Restated Agreement and Declaration of Trust dated July 1, 2019 is incorporated by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(b)	Amended and Restated By-Laws dated July 1, 2019 are incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(c)	Not applicable.

(d)	See 2(a) and 2(b).

(e)	Dividend Reinvestment Plan, incorporated by reference to the Registrant’s Initial Registration Statement on Form N-2 (File No. 811-22466) filed with the Commission on September 2, 2010 (Accession No. 0000898432-10-001178) (“Initial Registration Statement”).

(f)	Not applicable.

(g)	Advisory Agreement between the Registrant and Perella Weinberg Partners Capital Management LP (the “Adviser”), dated July 1, 2019, is incorporated by reference to Exhibit (g)(1) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(h)(1)	Wholesaling and Placement Agent Agreement between the Registrant and UMB Distribution Services, LLC, dated July 1, 2019, is incorporated by reference to Exhibit (h)(1) to the Registrant’s Registration Statement on form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(h)(2)	Amended and Restated Distribution Plan Pursuant to Rule 12b-1 for Class A Shares, is incorporated by reference to Exhibit (h)(2) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(h)(3)	Sub-Placement Agent Agreement between UMB Distribution Services, LLC, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC dated July 1, 2019, is incorporated by reference to Exhibit (h)(3) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(i)	Not applicable.

(j)	Custody Agreement between the Registrant and UMB Bank, n.a., dated July 1, 2019, is incorporated by reference to Exhibit (j) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement between the Registrant and UMB Fund Services, LLC, dated July 1, 2019, is incorporated by reference to Exhibit (k)(1) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(k)(2)	Escrow Agreement for Class A Shares dated June 14, 2019 is incorporated by reference to Exhibit (k)(2) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(k)(3)	Escrow Agreement for Class I Shares dated June 14, 2019 is incorporated by reference to Exhibit (k)(3) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(k)(4)	Platform Management Agreement dated July 1, 2019 is incorporated by reference to Exhibit (k)(4) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(k)(5)	Expense Limitation Agreement between the Registrant and the Adviser, dated July 1, 2019, is incorporated by reference to Exhibit (k)(5) to the Registrant’s Registration Statement on Form N-2 (Reg 811-22466) as previously filed on August 16, 2019.

(k)(6)	Joint Insured Bond Agreement is filed herewith.

(k)(7)	Joint Liability Insurance Agreement is filed herewith.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)(1)	Code of Ethics of the Registrant is filed herewith.

(r )(2)	Personal Trading Accounts Policy of Perella Weinberg Partners Group LP is filed herewith.

(s)	Not applicable.

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$130,000
Printing fees	$114,000
Blue Sky fees	$50,000
Transfer Agent fees	$50,000
Total	$344,000

Item 28. Persons Controlled by or Under Common Control With Registrant

The Board of Trustees of the Registrant is identical or substantially identical to the board of trustees, board of directors and/or board of managers of certain other funds. Nonetheless, the Registrant takes the position that it is not under common control with the other funds since the power residing in the respective boards arises as a result of an official position with the respective funds.

Item 29. Number of Holders of Securities

Title of Class	Number of Shareholders*
Class A Shares	89
Class I Shares	465

*	As of April 4, 2022.

Item 30. Indemnification

The Registrant’s Amended and Restated Agreement and Declaration of Trust (“LLC Agreement”) states:

Section 8.2 Indemnification.

(a) To the fullest extent permitted by law, the Trust will, subject to Section 8.2(c) of this Trust Instrument, indemnify each investment adviser (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any person who controls, is controlled by or is under common control with, an investment adviser or partner of the investment adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Trustee (and his executors, heirs, assigns, successors or other legal representatives) (each such person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been an investment adviser or Trustee of the Trust, or the past or present performance of services to the Trust by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 8.2 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 8.2.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Trust in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Trust amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 8.2(a) of this Trust Instrument, so long as (1) the indemnitee provides security for the undertaking, (2) the Trust is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Trustees (excluding any Trustee who is either seeking advancement of expenses under this Trust Instrument or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Trust Instrument) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 8.2(a) of this Trust Instrument if (1) approved as in the best interests of the Trust by a majority of the Independent Trustees (excluding any Trustee who is either seeking indemnification under this Trust Instrument or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Trust Instrument) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Trust and that the indemnitee is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Trustees secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Trust or its Shareholders to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 8.2 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 8.2, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 8.2. In any suit in the name of the Trust to recover any indemnification or advancement of expenses made in accordance with this Section 8.2, the Trust will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 8.2, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 8.2 will be on the Trust (or any Shareholder acting derivatively or otherwise on behalf of the Trust or its Shareholders).

(e) An indemnitee’s right of indemnification or advancement of expenses granted in this Section 8.2 or to which he, she or it may otherwise be entitled may not be satisfied except out of the assets of the Trust, and no Shareholders will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 8.2 will not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 8.2 will affect the power of the Trust to purchase and maintain liability insurance on behalf of any Trustee, the investment adviser or other person.

Additionally, the Registrant’s various agreements with its service providers contain indemnification provisions.

Item 31. Business and Other Connections of Investment Adviser

Information regarding any other business, profession, vocation or employment of a substantial nature in which each partner, executive officer and manager of the Adviser is, or at any time during the past two fiscal years has been, engaged is included in Form ADV filed by the Adviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (File No. 801-67735) and is incorporated by reference herein. The principal business address of the Adviser is 767 Fifth Avenue, New York, NY 10153.

Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant’s Administrator, (2) the Adviser, and/or (3) the Registrant’s counsel. The address of each is as follows:

1.	UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

2.	Perella Weinberg Partners Capital Management LP

767 Fifth Avenue

New York, NY 10153

3.	Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York in the State of New York on the 1st day of July, 2022.

AGILITY MULTI-ASSET INCOME FUND

By:	/s/ Kent E. Muckel
Name: Kent E. Muckel
Title: President

Exhibit Index

(k)(6)	Joint Insured Bond Agreement

(k)(7)	Joint Liability Insurance Agreement

(r)(1)	Code of Ethics of the Registrant

(r)(2)	Personal Trading Accounts Policy of Perella Weinberg Partners Group LP is filed herewith.